                                                                     EXHIBIT 2.1

                           PURCHASE AND SALE AGREEMENT

                                  by and among

                           GENERAL MOTORS CORPORATION,

                     GENERAL MOTORS ACCEPTANCE CORPORATION,

                          GM FINANCE CO. HOLDINGS INC.

                                       and

                                FIM HOLDINGS LLC

                        --------------------------------

                            Dated as of April 2, 2006

                        --------------------------------

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                                TABLE OF CONTENTS

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                                                                                                                   PAGE

ARTICLE I
DEFINITIONS......................................................................................................     1
         1.1      Definitions....................................................................................     1
         1.2      Rules of Construction..........................................................................    18
         1.3      Definitional Provisions........................................................................    18

ARTICLE II
PURCHASE AND SALE OF SHARES......................................................................................    19
         2.1      Purchase and Sale of Investor Equity Interests.................................................    19
         2.2      Purchase Price.................................................................................    19
         2.3      Pre-Closing Transactions.......................................................................    20

ARTICLE III
THE CLOSING......................................................................................................    21
         3.1      Closing........................................................................................    21
         3.2      Deliveries at the Closing......................................................................    21
         3.3      Initial Purchase Price Adjustment..............................................................    22
         3.4      Final Purchase Price Adjustment................................................................    23

ARTICLE IV
CLOSING CONDITIONS...............................................................................................    25
         4.1      Conditions to Investor's Obligations...........................................................    25
         4.2      Conditions to Seller's Obligations.............................................................    26
         4.3      Mutual Conditions to Closing Obligations.......................................................    27

ARTICLE V
REPRESENTATIONS..................................................................................................    28
         5.1      Representations of Seller......................................................................    28
                  (a)      Authorization.........................................................................    28
                  (b)      Non-Contravention.....................................................................    28
                  (c)      Governmental Consents.................................................................    29
                  (d)      Ownership of the Equity Interests.....................................................    29
                  (e)      Fairness Opinion......................................................................    29
                  (f)      Affiliate Transactions................................................................    29
                  (g)      True Sale.............................................................................    30
         5.2      Representations Relating to the Company........................................................    31
                  (a)      Organization and Corporate Power; Authorization.......................................    31
                  (b)      Capitalization........................................................................    31
                  (c)      Subsidiaries..........................................................................    32
                  (d)      Non-Contravention.....................................................................    32
                  (e)      Governmental Consents.................................................................    33
                  (f)      SEC Documents and Other Reports.......................................................    33
                  (g)      Internal Controls.....................................................................    34
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                                       i
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
                  (h)      Reports and Complaints................................................................    35
                  (i)      Undisclosed Liabilities...............................................................    35
                  (j)      Subsequent Filings....................................................................    36
                  (k)      Properties............................................................................    37
                  (l)      Intellectual Property.................................................................    38
                  (m)      Certain Contracts.....................................................................    39
                  (n)      Litigation; Decrees...................................................................    41
                  (o)      Absence of Changes or Events..........................................................    41
                  (p)      Compliance with Applicable Laws.......................................................    42
                  (q)      Compliance with Permits and Mortgage Programs.........................................    42
                  (r)      Certain Business Practices............................................................    43
                  (s)      Insurance.............................................................................    44
                  (t)      Employee Benefit Plans................................................................    44
                  (u)      Labor and Employment Matters..........................................................    46
                  (v)      Taxes.................................................................................    47
                  (w)      Affiliate Transactions................................................................    48
                  (x)      Derivative Transactions...............................................................    48
                  (y)      Investment Securities.................................................................    48
                  (z)      Insurance Reports.....................................................................    49
                  (aa)     Insurance Business....................................................................    49
                  (bb)     Securitizations.......................................................................    49
                  (cc)     Bank Subsidiaries.....................................................................    50
                  (dd)     Environmental, Health and Safety Matters..............................................    51
                  (ee)     Sufficiency of Assets.................................................................    51
                  (ff)     Separation and Services Agreements....................................................    52
                  (gg)     Legal Opinions........................................................................    52
         5.3      Representations of Investor....................................................................    52
                  (a)      Authorization.........................................................................    52
                  (b)      No Conflicts..........................................................................    53
                  (c)      Governmental Consents.................................................................    53
                  (d)      Actions and Proceedings, etc..........................................................    53
                  (e)      Availability of Funds.................................................................    53
                  (f)      Acquisition of Investor Equity Interests for Investment...............................    53

ARTICLE VI
COVENANTS AND OTHER AGREEMENTS...................................................................................    54
         6.1      Covenants of Seller and the Company............................................................    54
                  (a)      Access................................................................................    54
                  (b)      Ordinary Conduct......................................................................    54
                  (c)      Non-Solicitation of Takeover Proposal.................................................    58
                  (d)      Modifications.........................................................................    58
                  (e)      Non-Competition.......................................................................    59
                  (f)      Insurance.............................................................................    59
                  (g)      Pre-Closing Action....................................................................    59
                  (h)      Operating Agreement...................................................................    59
         6.2      Covenants of Investor..........................................................................    59
                  (a)      Confidentiality.......................................................................    59
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                                       ii
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
                  (b)      No Additional Representations; Disclaimer Regarding Estimates and
                           Projections...........................................................................    60
         6.3      Mutual Covenants...............................................................................    61
                  (a)      Consents..............................................................................    61
                  (b)      Cooperation...........................................................................    61
                  (c)      Publicity.............................................................................    61
                  (d)      Reasonable Best Efforts...............................................................    61
                  (e)      Certain Regulatory Filings............................................................    62
                  (f)      Employee Matters......................................................................    64
                  (g)      Notice of Change of Control...........................................................    64
                  (h)      Notice of Breach......................................................................    64
                  (i)      LLC Operating Agreement Amendments....................................................    64
                  (j)      Section 754 Election..................................................................    65
                  (k)      Preferred Interests...................................................................    65
                  (l)      Government Ownership Laws.............................................................    65

ARTICLE VII
TAX MATTERS......................................................................................................    66
         7.1      Income Tax Indemnification by Seller...........................................................    66
         7.2      Allocation of Certain Taxes and Tax Items......................................................    67
         7.3      Filing and Payment Responsibilities............................................................    67
         7.4      Refunds, Carrybacks and Tax Benefits...........................................................    69
         7.5      Cooperation and Exchange of Information........................................................    70
         7.6      Tax Contests...................................................................................    71
         7.7      Tax Allocation Agreements......................................................................    72
         7.8      Conflicts......................................................................................    72

ARTICLE VIII
TERMINATION......................................................................................................    72
         8.1      Ability to Terminate...........................................................................    72
         8.2      Effect of Termination..........................................................................    73
         8.3      Procedure upon Termination.....................................................................    73

ARTICLE IX
INDEMNIFICATION..................................................................................................    74
         9.1      Survival of Representations....................................................................    74
         9.2      Indemnification of Investor by Seller..........................................................    74
         9.3      Indemnification of Seller by Investor..........................................................    75
         9.4      Procedures Relating to Indemnification.........................................................    75
         9.5      Compromise and Settlement......................................................................    76
         9.6      Cooperation....................................................................................    77
         9.7      Limitation on Indemnification..................................................................    77

ARTICLE X
CALL OPTION......................................................................................................    78
         10.1     Call Option....................................................................................    78
         10.2     Conditions to Exercise of the Call Option......................................................    78
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
         10.3     Determination of Fair Market Value.............................................................    79
         10.4     Creation of NAO Subsidiary and Contribution of NAO Assets......................................    80
         10.5     Covenants Prior to Exercise of Call Option.....................................................    82
         10.6     Covenants After Call Option Notice and Before the Call Option Closing Date.....................    84
         10.7     Covenants after the Call Option Closing Date...................................................    85

ARTICLE XI
MISCELLANEOUS....................................................................................................    86
         11.1     Directors and Officers Indemnification.........................................................    86
         11.2     Further Assurances.............................................................................    87
         11.3     Assignment.....................................................................................    87
         11.4     No Third-Party Beneficiaries...................................................................    88
         11.5     Expenses.......................................................................................    88
         11.6     Amendment and Waiver...........................................................................    88
         11.7     Notices........................................................................................    88
         11.8     Counterparts...................................................................................    89
         11.9     Entire Agreement...............................................................................    89
         11.10    Brokerage......................................................................................    89
         11.11    Disclosure on Schedules........................................................................    90
         11.12    Severability...................................................................................    90
         11.13    Governing Law..................................................................................    90
         11.14    Jurisdiction; Waiver of Jury Trial.............................................................    91
         11.15    Incorporation of Schedules.....................................................................    91
         11.16    No Recourse....................................................................................    91
         11.17    Specific Performance...........................................................................    91
         11.18    Integration....................................................................................    91
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                                       iv
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                                    SCHEDULES

Schedule 1.1(a)(i)               [Reserved]
Schedule 1.1(a)(ii)              Balance Sheet Adjustments
Schedule 1.1(a)(iii)             Applicable Principles and Methodologies
Schedule 1.1(a)(iv)              IO Subsidiaries
Schedule 1.1(a)(v)               Material Subsidiaries
Schedule 1.1(a)(vi)              Tangible Adjustments
Schedule 1.3(c)(I)               Company Knowledge Group
Schedule 1.3(c)(II)              Investor Knowledge Group
Schedule 1.3(c)(III)             Seller Knowledge Group
Schedule 2.3(a)                  Converting Entities
Schedule 2.3(c)                  Synthetic Lease Assets
Schedule 4.1(b)                  Seller Group Indebtedness
Schedule 4.1(f)                  A.M. Best Company Rated Subsidiaries
Schedule 4.3(a)                  Governmental Consents
Schedule 4.3(b)                  Governmental Authorizations
Schedule 5.1(c)                  Seller Governmental Consents
Schedule 5.1(f)(i)               Intercompany Agreements
Schedule 5.1(f)(ii)              Surviving Intercompany Indebtedness
Schedule 5.2(b)(i)               Significant Subsidiaries
Schedule 5.2(b)(ii)              Capitalization
Schedule 5.2(b)(iii)             Authorized Interests
Schedule 5.2(c)(i)               Subsidiaries
Schedule 5.2(c)(ii)              Equity Interests
Schedule 5.2(c)(iii)             Non-Owned Businesses
Schedule 5.2(d)                  Consents
Schedule 5.2(e)                  Company Governmental Consents
Schedule 5.2(h)                  Reports and Complaints
Schedule 5.2(i)(iv)              Undisclosed Liabilities
Schedule 5.2(k)(i)               Leased Real Property
Schedule 5.2(k)(iii)             Owned Real Property
Schedule 5.2(k)(vii)             Property Permits
Schedule 5.2(l)(i)               Registered Intellectual Property
Schedule 5.2(l)(ii)              Intellectual Property
Schedule 5.2(m)                  Certain Contracts
Schedule 5.2(n)                  Litigation; Decrees
Schedule 5.2(o)(i)               Absence of Changes
Schedule 5.2(o)(ii)              Absence of Actions Outside Ordinary Course of Business
Schedule 5.2(q)                  Investigations
Schedule 5.2(r)                  Finite Insurance
Schedule 5.2(t)(i)               Employee Benefit Plans
Schedule 5.2(u)                  Labor and Employment Matters
Schedule 5.2(v)(iv)              Audits
Schedule 5.2(v)(vi)              Tax Allocation Agreements
Schedule 5.2(bb)(iv)             Securitization Instrument Defaults

                                       v
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
Schedule 5.2(bb)(v)              Credit Enhancements and Guaranties
Schedule 5.2(cc)                 Banks
Schedule 5.2(dd)                 Environmental, Health and Safety Matters
Schedule 5.2(ee)                 Sufficiency of Assets
Schedule 5.2(ff)                 Separation and Services Agreements
Schedule 5.3(c)                  Investor Governmental Consents
Schedule 6.1(b)-1                Ordinary Conduct
Schedule 6.1(b)-2                New Activities
Schedule 6.1(b)(viii)            Financing Activities
Schedule 6.1(g)                  Pre-Closing Restructurings
Schedule 10.1                    Terms and Conditions of Call Option Transactions

                                     EXHIBIT

Exhibit A                    Form of Agreement on Separation
Exhibit B                    Form of Canada Consumer Agreement
Exhibit C                    [Reserved]
Exhibit D                    Summary of Principal Terms of Asset Retention Transaction
Exhibit E                    Form of Dealer Service Agreement
Exhibit F                    Form of Employee Matters Agreement
Exhibit G                    Form of European Cooperation Agreement
Exhibit H                    Summary of Principal Terms of Bank Restructuring Transactions
Exhibit I                    Form of Insurance Services Agreement
Exhibit J                    Form of Information Technology Agreement
Exhibit K                    Form of IO Consumer Finance Agreement
Exhibit L                    Form of License Agreement
Exhibit M                    Form of LLC Operating Agreement
Exhibit N                    Form of Marketing Services Agreement
Exhibit O                    Form of Master Services Agreement
Exhibit P                    Form of Registration Rights Agreement
Exhibit Q                    Summary of Principal Terms of Residual Liability Payout Transaction
Exhibit R                    Summary of Principal Terms of Accelerated Payments Transaction Related to Trade Payables Agreement
Exhibit S                    Form of Synthetic Lease Assignment and Assumption Agreement
Exhibit T                    Form of Termination and Release Agreement
Exhibit U                    Form of Transition Services Agreement
Exhibit V                    Form of U.S. Consumer Agreement
Exhibit W                    Form of Remarketing Service Agreement
Exhibit X                    Summary of Principal Terms of Vehicle Service Contract Premium and Claim Payment Transaction
Exhibit Y                    Form of Warehouse Facility Agreement
Exhibit Z                    Term Sheet for Preferred Interests

            This PURCHASE AND SALE AGREEMENT (the "Agreement"), is made as of April 2, 2006, by and among GENERAL MOTORS CORPORATION, a Delaware corporation ("Seller"), GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation (the "Company"), GM FINANCE CO. HOLDINGS INC., a Delaware corporation ("Holdco"), and FIM HOLDINGS LLC, a Delaware limited liability company ("Investor"). Seller, the Company, Holdco and Investor are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

            WHEREAS, Seller owns 100% of the outstanding capital stock of the Company;

            WHEREAS, Holdco is a wholly owned subsidiary of Seller;

            WHEREAS, Investor desires to purchase from Seller, and Seller desires to sell to Investor, common limited liability company interests representing 51% of the common limited liability company interests of the Company outstanding on a fully diluted basis immediately following the purchase of such limited liability company interests; and

            WHEREAS, Investor and Seller desire to purchase from the Company certain preferred limited liability company interests as described herein;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

            1.1 Definitions.

            (a) As used in this Agreement, the following terms shall have the following meanings:

            "Adjusted Final Tangible Net Book Value" shall mean the amount resulting from subtracting the Tangible Adjustment Amount from an amount equal to the total assets less total liabilities of the FinanceCo Companies on a consolidated basis as shown on the schedule to the Adjusted Final Closing Balance Sheet.

            "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

            "Aggregate Gain" shall mean, with respect to any period, the aggregate amount of all Gains during such period.

            "Aggregate Loss" shall mean, with respect to any period, the aggregate amount of all GMAC Losses during such period.

            "Agreement on Separation" shall mean an Agreement on Indemnification and Certain Matters Related to Separation by and between Seller and the Company, in the form of Exhibit A attached hereto.

            "Ancillary Agreements" shall mean the LLC Operating Agreement, Registration Rights Agreement, Call Option Agreement, Carve-Out Agreement, GMAC Bank (FSB) Agreement, Employee Matters Agreement, Synthetic Lease Assignment and Assumption Agreement, Warehouse Facility Agreement, Termination and Release Agreement, Vehicle Service Contract Premium and Claim Payment Agreement, Residual Liability Payout Agreement and Supplier Early Payment Program Termination Agreement.

            "Antitrust Laws" shall mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, in each case as amended, the MCR and all other federal, provincial, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

            "Applicable Accounting Principles" shall mean GAAP as in effect on September 30, 2005 applied in a manner consistent with the principles employed in the preparation of the audited consolidated financial statements as of December 31, 2004 for the Company and its Subsidiaries or, to the extent of changes in GAAP between December 31, 2004 and September 30, 2005, the principles employed in the preparation of the unaudited consolidated financial statements as of September 30, 2005 for the Company and its Subsidiaries set forth in the Company's Form 10-Q for the quarterly period ending on such date.

            "Auto Business" shall mean the NAO Business and the IO Business and the assets and liabilities relating thereto (including, without duplication, the Receivables, NAO Subsidiary, the IO Subsidiaries, GMAC Canada, the Securitization SPVs, the Other Auto Assets, GMAC Automotive Bank and the GMAC Unsecured Auto Debt).

            "Auto Business Fair Market Value" shall mean the fair market value of the Auto Business as of the date of the Call Option Notice determined under
Section 10.3 hereof; provided that, in connection with such determination, the GMAC Unsecured Auto Debt shall be deemed to be a liability of the Auto Business.

            "Auto Business Net Income" shall mean an amount equal to the greater of (i) the consolidated net income of the Auto Business for the Current Year and
(ii) the consolidated net income of the Auto Business for the Following Year, in each case as determined in accordance with the principles and methodologies set forth on Schedule 1.1(a)(iii); provided that, in connection with such determination, the GMAC Unsecured Auto Debt shall be deemed to be a liability of the Auto Business for the purposes of the determination of the interest expense for the applicable period.

            "Balance Sheet Adjustments" shall mean all of the adjustments set forth on Schedule 1.1(a)(ii).

            "Blocker Corp." shall mean a member of Investor that is a corporation that has never engaged in any business activity other than owning a direct or indirect membership interest in either the Company or only certain businesses or assets of the Company and activities ancillary thereto.

            "Business" shall mean the businesses of the FinanceCo Companies, taken as a whole.

            "Business Day" shall mean a day other than Saturday or Sunday on which commercial banks are open for business in New York City.

            "Business Segment" shall mean each of the following business segments of the FinanceCo Companies: the North American Operations, International Operations, GMAC Commercial Finance, Residential Capital Corporation, and the insurance group consisting of the businesses of GMAC Insurance Holdings, Inc. and its Subsidiaries.

            "Call Option Closing" shall mean the closing of the transfer, sale and assignment of the NAO Units and the IO Stock to Holdco in connection with the exercise of the Call Option.

            "Call Option Closing Date" shall mean the date upon which the Call Option Closing shall occur.

            "Call Option Material Adverse Effect" shall mean the effect of any event, change, occurrence, fact, violation, development or circumstance that has or results in, or that would reasonably be expected to have or result in, a material adverse effect on (i) the business, financial condition or results of operations of the Auto Business, taken as a whole, or (ii) the rights of Holdco under ARTICLE X.

            "Call Option Price" shall mean an amount equal to the greater of (x) the Auto Business Fair Market Value and (y) 9.5 times the Auto Business Net Income.

            "Call Option Termination Date" shall mean the earlier to occur of
(i) the tenth anniversary of the Closing Date and (ii) the date that Holdco (or its successors or assigns as permitted in Section 10.1) is the direct or beneficial holder of less than 15% of the Equity Securities of the Company (or of its successor). For the avoidance of doubt, the Call Option shall not terminate upon the consummation of a Public Offering.

            "Canada Consumer Agreement" shall mean a Canada Consumer Finance Services Agreement by and among Seller, the Company and any other party to such agreement, in the form of Exhibit B attached hereto.

            "Carve-Out Agreement" shall mean a Carve-Out Agreement by and among Seller, Investor, the Company and any other party to such agreement, in accordance with the terms set forth on Exhibit D attached hereto and, to the extent any other substantive terms set forth in such agreement are in conflict with, in addition to or in substitution for any such terms, reasonably satisfactory to each FIM Investor and Seller.

            "Class A Membership Interests" shall have the meaning ascribed to such term in the LLC Operating Agreement.

            "Class B Membership Interests" shall have the meaning ascribed to such term in the LLC Operating Agreement.

            "Class C Membership Interests" shall have the meaning ascribed to such term in the LLC Operating Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company Filed SEC Documents" shall mean the documents filed by the Company with the SEC and publicly available since January 1, 2004 and prior to the execution of this Agreement.

            "Company Permits" shall mean those Permits that are required for, or are used in, the operation of the Business.

            "Competing Business" shall mean any business operating in any country in which the FinanceCo Companies actively operate as of the date hereof that provides wholesale vehicle inventory insurance, extended service contract coverage and mechanical protection products and services, in each case with a net book value exceeding $100,000,000; provided, however, that the definition of "Competing Business" shall not include personal lines of insurance or any business (i) currently conducted by any member of the Seller Group, provided that any wholesale vehicle inventory insurance, extended service contract coverage or mechanical protection products and services operations within such business shall not have during the non-competition period set forth in Section 6.1(e) a net book value exceeding $100,000,000, or (ii) that may be acquired and expanded by any member of the Seller Group pursuant to the Call Option Agreement, from and after the date of such acquisition.

            "Computer Software" shall have the meaning ascribed to such term in the definition of "Intellectual Property."

            "Consolidated Borrowed Funds" shall mean short-, intermediate- and long-term debt obligations of the FinanceCo Companies, on a consolidated basis, placed privately or sold publicly directly by the Company or any of its Subsidiaries or through underwriters or agents of the Company or a Subsidiary; provided that any of the foregoing obligations of a bankruptcy remote special purpose entity shall be excluded from the definition of "Consolidated Borrowed Funds."

            "Consolidated Net Worth" shall mean, at any date, the amount which would appear in accordance with GAAP on a consolidated balance sheet of the Company and its Subsidiaries opposite the heading "shareholder's equity" (or any similar item).

            "Converting Entities" shall mean the Company and each of its Subsidiaries that will convert or that has converted to limited liability company form in accordance with Section 2.3(a).

            "Data" shall mean all information and data, whether in printed or electronic form and whether contained in a database or otherwise, that is necessary for the operation of the Business.

            "Dealer Service Agreement" shall mean a Dealer Financing Service Agreement by and among Seller, the Company and any other party to such agreement, in the form of Exhibit E attached hereto.

            "Derivative Transactions" shall mean any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any such transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, master netting agreement and any related credit support, margin payments, transfers, collateral or other similar arrangements related to such transactions.

            "Environmental, Health and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations and all common law concerning public health and safety, pollution, or protection of the environment.

            "Equity Commitment Letters" shall mean those certain equity commitment letters delivered to Seller concurrently herewith.

            "Equity Securities" shall mean, as applicable, (i) any capital stock, membership or limited liability company interests or other share capital,
(ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests or other share capital or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features, (iv) any share appreciation rights, phantom share rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion or other reorganization.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean each entity that is considered to be in a "controlled group" with the Company pursuant to Section 4001(a)(14) of ERISA.

            "European Cooperation Agreement" shall mean a European Co-operation Agreement by and among a European Subsidiary of Seller, the Company and any other party to such agreement, in the form of Exhibit G attached hereto.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "FIM Investors" shall mean at any time Cerberus FIM Investors, LLC, Aozora Bank Limited and Citigroup Inc. or any of their respective Affiliates to the extent such parties have Equity Commitment Letters outstanding and effective at such time.

            "Final Closing Balance Sheet" shall mean the consolidated balance sheet for the FinanceCo Companies as of the Closing Date prepared by the Company in accordance with the Applicable Accounting Principles and giving effect to (to the extent not already reflected in such consolidated balance sheet) the Recapitalization and the other pre-Closing transactions contemplated by this Agreement and consummated on or prior to the Closing Date and, after giving such effect, adjusted for any Balance Sheet Adjustments. The Final Closing Balance Sheet shall include a schedule setting forth the calculation of the Final Tangible Net Book Value.

            "Final Tangible Net Book Value" shall mean the amount resulting from subtracting the Tangible Adjustment Amount from an amount equal to total assets less total liabilities of the FinanceCo Companies on a consolidated basis as shown on the schedule to the Final Closing Balance Sheet.

            "FinanceCo Companies" shall mean the Company and its Subsidiaries.

            "FinanceCo Insurance Contracts" shall mean all policies, binders, slips, certificates, guaranteed insurance contracts, annuity contracts and participation agreements and other agreements of insurance or reinsurance (whether ceded or assumed), whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary documents in connection therewith) that are issued by a FinanceCo Insurance Entity.

            "GAAP" shall mean United States of America generally accepted accounting principles as in effect from time to time, consistently applied.

            "GAAP Earnings" shall mean the net income of the FinanceCo Companies on a consolidated basis as determined in accordance with GAAP for the applicable period.

            "GMAC Auto Assets" shall mean the Other Auto Assets and the GMAC Receivables.

            "GMAC Bank (FSB) Agreement" shall mean the Purchase and Assumption Agreement by and among GMAC Bank, GMAC Automotive Bank and any other party to such agreement, in accordance with the terms set forth on Exhibit H attached hereto.

            "GMAC Canada" shall mean General Motors Acceptance Corporation of Canada, Limited.

            "GMAC Membership Interests" shall mean Equity Securities of the Company representing a fractional part of the ownership of the Company and having the rights, preferences, powers, duties and obligations specified in the LLC Operating Agreement.

            "GMAC Receivables" shall mean Receivables retained by or transferred to the Company pursuant to Section 10.6(b).

            "GMACCH Sale Agreement" shall mean that certain Amended and Restated Stock Purchase Agreement, dated as of August 2, 2005, by and among the Company, GMAC Mortgage Group, Inc., GMAC Commercial Holdings Corp., and GMACCH Investor, LLC, as amended prior to the date hereof in accordance with its terms.

            "Governmental Entity" shall mean any government, governmental agency, department, bureau, commission, authority or instrumentality, court or arbitration tribunal of competent jurisdiction, whether international (including the European Union), foreign, provincial, domestic, federal, state or local.

            "Governmental Order" shall mean any order, writ, judgment, injunction, decree or award entered by or with any Governmental Entity.

            "Hazardous Materials" shall mean, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental, Health and Safety Requirements; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls;
(d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Income Tax Return" shall mean any federal, state, local, provincial or foreign Tax Returns required to be filed with any Taxing Authority with respect to Income Taxes that includes the Company or any Subsidiary of the Company.

            "Income Taxes" shall mean federal, state, local, provincial, territorial or foreign Taxes measured by net income.

            "Information Technology Agreement" shall mean the Information Technology Agreement by and between Seller and the Company, in the form of Exhibit J attached hereto.

            "Initial Closing Balance Sheet" shall mean the estimated consolidated balance sheet prepared by the Company for the Finance Co Companies as of the Closing Date, prepared in accordance with the Applicable Accounting Principles and giving effect to (to the extent not already reflected in such consolidated balance sheet) the Recapitalization and the other pre-Closing transactions contemplated by this Agreement and consummated on or prior to the Closing Date and, after giving such effect, adjusted for any Balance Sheet Adjustments, and provided to Investor and to Seller no less than two (2) Business Days prior to the Closing Date. The Initial Closing Balance Sheet shall include a schedule setting forth the calculation of the Initial Tangible Net Book Value.

            "Initial Tangible Net Book Value" shall mean the amount resulting from subtracting the Tangible Adjustment Amount from an amount equal to total assets less total liabilities of the FinanceCo Companies on a consolidated basis as shown on the schedule to the Initial Closing Balance Sheet.

            "Insurance Laws" shall mean all foreign, provincial, territorial, federal, state and local statutes and regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities.

            "Insurance Services Agreement" shall mean an Insurance Services Agreement by and between Seller and GMAC Insurance Holdings, Inc., in the form of Exhibit I attached hereto.

            "Intellectual Property" shall mean all of the following in any jurisdiction throughout the world: (i) patents, patent applications and patent disclosures; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing ("Trademarks"); (iii) copyrights and copyrightable works; (iv) registrations and applications for any of the foregoing; (v) trade secrets, know-how and inventions; and (vi) computer software (including source code, executable code, databases and documentation) ("Computer Software").

            "IO Business" shall mean the international auto finance business and operations of GMAC as described in Section IV of the Confidential Information Package dated as of November 12, 2005, including the following: (i) GMAC's international auto finance operations located in at least thirty-seven markets in Europe, Latin America, and Asia Pacific (including all of the business and operations of the IO Subsidiaries); (ii) wholesale and retail automotive financing products, including full-service leasing and fleet management, as well as strategic alliances to provide private-label financing to companies such as Suzuki; and (iii) all extensions and developments of such business and operations from November 12, 2005 until the earlier to occur of the Call Option Termination Date and the Call Option Closing Date.

            "IO Consumer Finance Agreement" shall mean the International Consumer Financing Services Agreement by and among Seller, the Company and any other party to such agreement, in the form of Exhibit K attached hereto.

            "IO Stock" shall mean all of the issued and outstanding shares, capital stock, membership interests, partnership interests or other equity interests of the IO Subsidiaries.

            "IO Subsidiaries" shall mean the direct and indirect Subsidiaries of the Company identified on Schedule 1.1(a)(iv), as well as any future direct or indirect Subsidiary of the Company engaged in the IO Business.

            "IT Systems" shall mean all Computer Software and all electronic data processing, recordkeeping, communications, telecommunications, account management and inventory management systems, firmware, hardware and Internet websites.

            "Law" shall mean any statute, law, ordinance, regulation, rule, code or other requirement of law of a Governmental Entity or Governmental Order.

            "License Agreement" shall mean an Intellectual Property License Agreement by and among Seller, the Company and any other party to such agreement, in the form of Exhibit L attached hereto.

            "Lien" shall mean any lien, mortgage, claim, encumbrance, option, right of first refusal or first offer to purchase, security interest, charge, pledge, title defect or objection, easement, encroachment or restriction of any kind.

            "LLC Operating Agreement" shall mean an Amended and Restated Limited Liability Company Operating Agreement by and among Seller, the Company, Investor and any other party to such agreement, in the form of Exhibit M attached hereto (as modified in accordance with Section 6.3(i)).

            "Marketing Service Agreement" shall mean a Marketing Service Agreement (Global) by and among Seller, the Company and any other party to such agreement, in the form of Exhibit N attached hereto.

            "Master Services Agreement" shall mean a Master Services Agreement by and between Seller and the Company, in the form of Exhibit O attached hereto.

            "Material Adverse Effect" shall mean the effect of any event, change, occurrence, fact, violation, development or circumstance that has or results in, or that would reasonably be expected to have or result in, a material adverse effect on the business, financial condition or results of operations of the FinanceCo Companies, taken as a whole, excluding the effects of changes resulting from (i) business or economic conditions generally or the industries in which Seller or the FinanceCo Companies operate, (ii) any actual, threatened or rumored adverse change to any of the credit ratings of Seller, or of any of its respective securities, (iii) national or international political or social conditions, including the engagement by the United States of America in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States of America, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States of America, (iv) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index and including changes in interest or exchange rates), (v) changes in GAAP or, with respect to any Subsidiary, changes in generally accepted accounting principles applicable to such Subsidiary, (vi) changes in law, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (vii) the announcement of, or the taking of any action contemplated by, this Agreement and the other agreements contemplated hereby; provided, that notwithstanding anything contained in the definition of Material Adverse Effect, in the event any

Rating Agency shall have a rating in effect on the senior unsecured long-term indebtedness of Seller below CCC or its equivalent, such event shall be deemed a Material Adverse Effect.

            "Material Subsidiary" shall mean each Subsidiary of the Company listed on Schedule 1.1(a)(v).

            "MCR" shall mean Council Regulation (EEC) No. 139/2004 of 20 January 2004 on the control of concentrations between undertakings.

            "Mortgage Program Sponsor" shall mean each of Federal National Mortgage Association, Government National Mortgage Association, Federal Home Loan Mortgage Corporation, U.S. Veterans Administration, U.S. Federal Housing Agency, Federal Agricultural Mortgage Corporation, each applicable state or municipal housing authority or department, and any other U.S. government-sponsored enterprise or Person that sponsors or operates one or more programs for the purchasing, selling, insuring, credit enhancing or other market facilitating of mortgages.

            "Multiemployer Plan" shall have the meaning set forth in Section 3(37) of ERISA.

            "NAO Assets" shall mean all of the Company's Subsidiaries that conduct the NAO Business (other than GMAC Canada), including Nuvell, Semperian, and Basic Credit, and all employees, systems, property, equipment, intellectual property (including all trademarks, tradenames and similar rights), rights, approvals, permits, licenses and other tangible and intangible assets necessary to conduct the NAO Business. The NAO Assets shall not include any Receivables or the Securitization SPVs.

            "NAO Business" shall mean the North American auto finance business and operations of the FinanceCo Companies as described in Section III of the Confidential Information Package dated as of November 12, 2005, including the following: (i) the FinanceCo Companies' United States and Canadian auto finance operation (including all of the business and operations of GMAC Canada, Nuvell, Semperian, and Basic Credit); (ii) financial services and products provided to automotive dealerships and retail automotive consumers, including prime and sub-prime retail and lease financing, wholesale/floorplan financing, dealer loans, servicing (including Semperian) and remarketing (including SmartAuction); and (iii) all extensions and developments of such business and operations from November 12, 2005 until the earlier to occur of the Call Option Termination Date and the Call Option Closing Date.

            "NAO Subsidiary" shall mean the wholly owned Delaware limited liability company to be created by the Company and into which the FinanceCo Companies will contribute the NAO Assets pursuant to Section 10.4 hereof.

            "NAO Units" shall mean all of the issued and outstanding membership interests of NAO Subsidiary.

            "Net Book Value" shall mean an amount equal to total assets less total liabilities of the FinanceCo Companies on a consolidated basis prepared in accordance with the Applicable Accounting Principles and adjusted for any Balance Sheet Adjustments, as of the applicable date.

            "Ordinary Course Finance Agreement" shall mean any financing, secured borrowings facility, lending, leasing, underwriting, advisory, purchase or sale of loans, installment sale of receivables, syndication, investment, management, participation, hedging, loanable balance, issuance of mortgage-backed or mortgage-related asset-backed securities, commercial paper or medium term note program, swap, repurchase, securitization or servicing agreement or arrangement of any FinanceCo Company (or any entity organized or controlled thereby) entered into in the ordinary course of business.

            "Other Auto Assets" shall mean (i) cash, cash equivalents and investment grade securities taken into account in the determination of (x) the Auto Business Fair Market Value or (y) the Auto Business Net Income, in each case as adjusted for changes in such assets between the date of such determination and the Call Option Closing Date, and (ii) any other assets retained by or transferred to the Company pursuant to Section 10.6(b)).

            "Other Taxes" shall mean all Taxes which are not Income Taxes.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Permits" shall mean permits, qualifications, licenses, variances, exemptions, orders, registrations and approvals of any Governmental Entity or Mortgage Program Sponsor, including for seller/servicer qualification.

            "Permitted Lien" means any (i) (A) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar Liens arising in the ordinary course of business for sums not yet due and payable and (B) other Liens being contested by any FinanceCo Company in good faith, (ii) Liens for Taxes not yet due or payable, (iii) Liens securing rental payments not yet due and payable under capital lease arrangements entered into in the ordinary course of business, and (iv) any Liens; covenants; conditions; building, zoning or other restrictions; reservations; rights; utility or other easements; encumbrances; encroachments; installments of special assessments not yet due and payable; set back requirements; and other similar items generally applicable and/or affecting title to property of a similar character, in each case that would not, individually or in the aggregate, interfere with or diminish in a material and adverse manner the buyer's use or ownership of the NAO Assets.

            "Person" shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Post-Closing Taxable Period" shall mean any taxable period beginning after the Closing Date.

            "Pre-Closing Taxable Period" shall mean any taxable period ending on or before the Closing Date.

            "Pro Rata Share" shall mean, with respect to any Person holding GMAC Membership Interests and any distribution of property by the Company, a fraction, the numerator of which is the amount of such distribution that such Person would receive in respect of its GMAC Membership Interest and the denominator is the aggregate amount of such distribution.

            "Public Offering" means an underwritten sale to the public of the Company's (or its successor's) Equity Securities pursuant to an effective registration statement filed with the SEC on Form S-1 and after which the Company's (or its successor's) Equity Securities are listed on the New York Stock Exchange or the American Stock Exchange or are quoted on The NASDAQ Stock Market; provided that a Public Offering shall not include any issuance of Equity Securities in any merger or other business combination, and shall not include any registration of the issuance of Equity Securities to existing securityholders or employees of the Company and its Subsidiaries on Form S-4 or Form S-8.

            "Rating Agencies" shall mean Moody's Investor Service, Inc., Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and Fitch Ratings.

            "Receivables" shall mean, as of any date of determination, the retail, lease and wholesale receivables originated in connection with the Auto Business.

            "Registration Rights Agreement" shall mean a Registration Rights Agreement by and among Holdco, the Company, Investor and any other party to such agreement, in the form of Exhibit P attached hereto.

            "ResCap" shall mean Residential Capital Corporation.

            "ResCap Filed SEC Documents" shall mean the documents filed by ResCap with the SEC prior to the execution of this Agreement.

            "Residual Liability Payout Agreement" shall mean a Residual Liability Payout Agreement by and among Seller, Investor, the Company and any other party to such agreement, in accordance with the terms set forth on Exhibit Q attached hereto and, to the extent any other substantive terms set forth in such agreement are in conflict with, in addition to or in substitution for any such terms, reasonably satisfactory to each FIM Investor and Seller.

            "Schedules" shall mean the schedules to this Agreement.

            "SEC" shall mean the U.S. Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Securitization Depositor" shall mean the depositor in any Securitization Transaction, to the extent that such depositor is the Company or one of its Subsidiaries or Affiliates.

            "Securitization Issuing Entity" shall mean the issuing entity in any Securitization Transaction, to the extent that such issuing entity is the Company or one of its Subsidiaries or Affiliates.

            "Securitization SPVs" shall mean each Person that is a special purpose vehicle (whether an limited liability company, corporation, trust or other entity) utilized in Securitization Transactions involving assets of the NAO Business, including CARI, COLT, WARCO, GARI, VAULT and PAR.

            "Securitization Transaction" shall mean any transaction sponsored by a FinanceCo Company under which the Company or any of its Subsidiaries have sold or pledged receivables in a securitization in which securities backed by, or other interests in, such receivables were sold and any of such securities or other interests remains outstanding.

            "Seller Consolidated Group" shall mean Seller and the other members of the affiliated group of corporations (within the meaning of Section 1504(a) of the Code) of which Seller is the common parent.

            "Seller Filed SEC Documents" shall mean the documents filed by Seller with the SEC and publicly available since January 1, 2004 and prior to the execution of this Agreement.

            "Seller Group" shall mean, solely for purposes of this Agreement, Seller and each of the other members of the Seller Consolidated Group, other than any of the FinanceCo Companies.

            "Separation and Services Agreements" shall mean, collectively, the Master Services Agreement, the Agreement on Separation, the Transition Services Agreement, the Employee Matters Agreement, the U.S. Consumer Agreement, the Canada Consumer Agreement, the IO Consumer Finance Agreement, the U.S. Remarketing Agreement, the European Cooperation Agreement, the Marketing Services Agreement, the Dealer Service Agreement, the License Agreement, the Insurance Services Agreement and the Information Technology Agreement.

            "Significant Subsidiary" of any Person shall mean a Subsidiary of such Person that would constitute a "significant subsidiary" of such Person within the meaning of Rule 1.02(w) of Regulation S-X as promulgated by the Securities and Exchange Commission and in effect on the date of this Agreement and, with respect to the Company, means those Subsidiaries of the Company set forth on Schedule 5.2(b)(i).

            "Straddle Period" shall mean any taxable period beginning before the Closing Date and ending after the Closing Date (including any taxable period of partnerships and other disregarded entities for United States federal Income Tax purposes).

            "Subsequent Company Filings" shall mean, collectively, all forms, reports, schedules, statements and other documents (including, in each case, schedules, amendments or supplements thereto, and any other information expressly incorporated by reference therein) filed with the SEC by the Company after the date of this Agreement and prior to the Closing Date under the Exchange Act or the Securities Act.

            "Subsequent ResCap Filings" shall mean, collectively, all forms, reports, schedules, statements and other documents (including, in each case, schedules, amendments or supplements thereto, and any other information expressly incorporated by reference therein) filed with the SEC by ResCap after the date of this Agreement and prior to the Closing Date under the Exchange Act or the Securities Act.

            "Subsidiary" of any Person shall mean any corporation, partnership, limited liability company, bank, savings bank, or other organization, whether incorporated or unincorporated, which is consolidated with such Person for financial reporting purposes under GAAP; provided that the term "Subsidiary" shall, with respect to the Company, include GMAC Bank GmbH and its Subsidiaries.

            "Supplier Early Payment Program Termination Agreement" shall mean a Supplier Early Payment Program Termination Agreement by and among Seller, Investor, the Company and any other party to such agreement, in accordance with the terms set forth on Exhibit R attached hereto and, to the extent any other substantive terms set forth in such agreement are in conflict with, in addition to or in substitution for any such terms, reasonably satisfactory to each FIM Investor and Seller.

            "Synthetic Lease Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement by and between the Company and Seller in the form of Exhibit S attached hereto.

            "Takeover Proposal" shall mean any inquiry, proposal or offer from any Person relating to, or that could reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions outside of the ordinary course of business, of assets (including equity securities of any Subsidiary of the Company) or businesses that constitute 20% or more of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, any exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person or the securityholders of any Person would own 20% or more of any class of equity securities of the Company or of any resulting parent company of the Company, in each case other than the transactions contemplated by this Agreement.

            "Tax Allocation Agreements" shall mean (i) the "Agreement for the Allocation of United States Federal Income Taxes" effective as of January 1, 2005, between the Company and Seller, which agreement governs not only U.S. federal Income Taxes but also tax liabilities assessed by state, local or foreign taxing jurisdictions where there is combined tax liability between Seller and Company, and (ii) any other Tax sharing agreement or similar contract or arrangement involving Seller or any of its Subsidiaries (other than the FinanceCo Companies) on the one hand, and the Company or any of its Subsidiaries, on the other hand.

            "Tax Benefit" shall mean, with respect to any FinanceCo Company that is classified as a corporation for Income Tax purposes or that is a wholly owned direct or indirect Subsidiary of another FinanceCo Company that is so classified, the actual cash permanent reduction in Income Tax that results from an item of income, loss, deduction or credit (or any other item).

            "Tax Returns" shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements, or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations, or administrative requirements relating to any Taxes.

            "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, consumption, excise, real estate, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, profits, license, lease, service use, severance, stamp, occupation, windfall profits, customs, duties, payroll, franchise taxes or other taxes imposed by the United States of America or any state, local, provincial or foreign government, or any agency thereof, or other political subdivision of the United States of America or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For the avoidance of doubt, any contribution, charge, fee, levy, assessment or toll, in each case, if in the nature of a tax, including any penalty or interest thereon, enforced by any governmental or revenue authority (whether national, regional, provincial, state, city, municipal or local) of the Federal Republic of Brazil or any other foreign jurisdiction that may be imposed on the Company or any of its Subsidiaries or the assets or business of the Company or any of its Subsidiaries shall be treated as "Taxes."

            "Taxing Authority" shall mean any Governmental Entity having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

            "Termination and Release Agreement" shall mean a Termination and Release Agreement by and among Seller, Motors Insurance Company, an insurance company organized under the laws of Michigan, and MIC Property and Casualty Insurance Corporation, an insurance company organized under the laws of Michigan, in the form attached as Exhibit T.

            "Trademarks" shall have the meaning ascribed to it in the definition of "Intellectual Property."

            "Transaction Agreements" shall mean, collectively, this Agreement, the Ancillary Agreements and the Separation and Services Agreements.

            "Transition Services Agreement" shall mean a Shared and Transition Services Agreement by and among Seller, the Company and any other party to such agreement, in the form of Exhibit U attached hereto.

            "U.S. Consumer Agreement" shall mean a United States Consumer Finance Services Agreement by and among Seller, the Company and any other party to such agreement, in the form of Exhibit V attached hereto.

            "U.S. Remarketing Agreement" shall mean a Remarketing Service Agreement - U.S. by and among Seller, the Company and any other party to such agreement, in the form of Exhibit W attached hereto.

            "Vehicle Service Contract Premium and Claim Payment Agreement" shall mean a Vehicle Service Contract Premium and Claim Payment Agreement by and among Seller, the

Company and any other party to such agreement, in accordance with the terms set forth on Exhibit X attached hereto and, to the extent any other substantive terms set forth in such agreement are in conflict with, in addition to or in substitution for any such terms, reasonably satisfactory to each FIM Investor and Seller.

            "Warehouse Facility Agreement" shall mean a financing facilities agreement by and among the Company, an Affiliate of Citigroup Inc. and any other party to such agreement, in accordance with the terms set forth on Exhibit Y attached hereto and, to the extent any other substantive terms set forth in such agreement are in conflict with, in addition to or in substitution for any such terms, reasonably satisfactory to each FIM Investor and Seller.

            (b) Other terms have the definitions as provided elsewhere in this Agreement as follows:

                         TERM                                SECTION
-----------------------------------------------------   -------------------
Acquired Business....................................   Section 10.7(a)
Adjusted Final Closing Balance Sheet.................   Section 3.4(d)
Agreement............................................   Preamble
All or Substantially All Effect......................   Section 10.6(b)
Alternate Structure..................................   Section 10.4(b)
Asset Distribution...................................   Section 2.3(b)
AutoCo Purchase Price................................   Section 2.2
Banks................................................   Section 5.2(cc)(i)
Benefit Plans........................................   Section 5.2(t)(i)
Call Option..........................................   Section 10.1
Call Option Notice...................................   Section 10.2
Cash Distribution....................................   Section 2.3(e)
Closing..............................................   Section 3.1
Closing Date.........................................   Section 3.1
Company..............................................   Preamble
Company Benefit Plan.................................   Section 5.2(t)(i)
Company Contracts....................................   Section 5.2(m)
Company Form 10-K....................................   Section 5.2
Confidentiality Agreements...........................   Section 6.2(a)
Contribution.........................................   Section 2.3(f)
Conversion...........................................   Section 2.3(a)
Current Structure....................................   Section 10.4(b)
Current Year.........................................   Schedule 1.1(a)(iii)
Deductible...........................................   Section 9.7
Direct Preferred Investment..........................   Section 2.1
Direct Preferred Investment Purchase Price...........   Section 2.2
Employee Matters Agreement...........................   Section 6.3(f)
End Date.............................................   Section 8.1(d)
Equity Purchase......................................   Section 2.1
ERISA Effect.........................................   Section 10.6(b)
FCPA.................................................   Section 5.2(r)(i)
FDIC.................................................   Section 5.2(cc)(i)

                         TERM                                SECTION
-----------------------------------------------------   -------------------
Final Allocation.....................................   Section 6.3(j)(ii)
FinanceCo Insurance Entities.........................   Section 5.2(z)
Financial Statements.................................   Section 5.2(f)(i)
First Appraiser......................................   Section 10.3(b)
Following Year.......................................   Schedule 1.1(a)(iii)
Gain.................................................   Schedule 1.1(a)(iii)
GMAC/FIM Parties.....................................   Section 10.7(a)
GMAC Loss............................................   Schedule 1.1(a)(iii)
GMAC Unsecured Auto Debt.............................   Schedule 1.1(a)(iii)
High Value...........................................   Section 10.3(c)
Holdco...............................................   Preamble
Indemnification Notice...............................   Section 9.4(a)
Indemnified Party....................................   Section 9.4(a)
Indemnified Person...................................   Section 11.1(a)
Indemnifying Party...................................   Section 9.4(a)
Initial Purchase Price Adjustment Amount.............   Section 3.3
Intercompany Agreements..............................   Section 5.1(f)(i)
Investor.............................................   Preamble
Investor Equity Interests............................   Section 2.1
knowledge............................................   Section 1.3(c)
Leased Real Property.................................   Section 5.2(k)(i)
Leases...............................................   Section 5.2(k)(i)
LIBOR................................................   Section 3.4(g)
Losses...............................................   Section 9.2
Low Value............................................   Section 10.3(c)
Major Properties.....................................   Section 5.2(k)(iv)
Mid-Range............................................   Section 10.3(c)
Mini-Basket..........................................   Section 9.7
Negotiation Period...................................   Section 10.3(a)
Neutral Auditors.....................................   Section 3.4(d)
New Alternate Structure..............................   Section 10.4(c)
Non-Owned Businesses.................................   Section 5.2(c)
Non-U.S. Plans.......................................   Section 5.2(t)(vii)
Objection Notice.....................................   Section 6.3(j)(ii)
Owned Real Property..................................   Section 5.2(k)(iii)
Parties..............................................   Preamble
Party................................................   Preamble
Permitted Encumbrances...............................   Section 5.2(k)(ii)
Pre-Closing Transactions.............................   Section 2.3
Preferred Membership Interests.......................   Section 2.1
Property Permits.....................................   Section 5.2(k)(vii)
Proposed Allocation..................................   Section 6.3(j)(ii)
Proposing Party......................................   Section 7.6(c)
Real Properties......................................   Section 5.2(k)(iii)
Real Property Schedules..............................   Section 5.2(k)(iii)

                         TERM                                SECTION
-----------------------------------------------------   -------------------
Recapitalization.....................................   Section 2.3(e)
Registered Intellectual Property.....................   Section 5.2(l)
Representatives......................................   Section 6.1(c)
ResCap Financial Statements..........................   Section 5.2(f)(ii)
Resolution Period....................................   Section 3.4(c)
Second Appraiser.....................................   Section 10.3(b)
Securitization Instruments...........................   Section 5.2(bb)(i)
Securitization Servicer..............................   Section 5.2(bb)(i)
Seller...............................................   Preamble
Seller Fairness Opinion..............................   Section 5.1(e)
Seller Form 10-K.....................................   Section 5.1
Seller Group Persons.................................   Section 6.2(b)(i)
Start Date...........................................   Section 10.3(b)
Synthetic Lease Distribution.........................   Section 2.3(c)
Tangible Adjustment Amount...........................   Schedule 1.1(a)(vi)
Third Appraiser......................................   Section 10.3(c)
Third Party Claim....................................   Section 9.4(a)
Third Value..........................................   Section 10.3(c)
Unaffiliated Managers................................   Section 10.3(a)
Unresolved Changes...................................   Section 3.4(d)
U.S. Bank............................................   Section 5.2(cc)(i)
U.S. Company Benefit Plan............................   Section 5.2(t)(i)

            1.2 Rules of Construction. The Parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and acknowledge and confirm that the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and therefore, each Party hereby waives, with respect to this Agreement and each Exhibit and Schedule attached hereto, the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

            1.3 Definitional Provisions.

            (a) Interpretation. The headings and captions contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit and not otherwise defined therein shall have the meanings set forth in this Agreement.

            (b) Accounting Terms. Accounting terms (if any) which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of such accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

            (c) Certain Terms. The terms "hereof," "herein" and "hereunder" and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" as used in this Agreement is used to list items by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires. Article, Section, clause and Schedule references contained in this Agreement are references to Articles, Sections, clauses and Schedules in or to this Agreement, unless otherwise specified. The term "knowledge" (and similar terms, including "aware"), when used in the phrase "to the knowledge of the Company" (or when used in similar phrases to refer to the knowledge or awareness of any FinanceCo Company), shall mean, and shall be limited to, the actual knowledge of the individuals set forth on Schedule 1.3(c)(I) as of the date the representation is given. The term "knowledge" (and similar terms, including "aware"), when used in the phrase "to the knowledge of Investor" (or when used in similar phrases to refer to the knowledge or awareness of Investor), shall mean, and shall be limited to, the actual knowledge of the individuals set forth on Schedule 1.3(c)(II) as of the date the representation is given. The term "knowledge" (and similar terms, including "aware"), when used in the phrase "to the knowledge of Seller" (or when used in similar phrases to refer to the knowledge or awareness of Seller), shall mean, and shall be limited to, the actual knowledge of the individuals set forth on
Schedule 1.3(c)(III) as of the date the representation is given. The word "or" shall not be deemed to be exclusive. All references to "dollar" or "$" are references to United States dollars and, where the context requires, to the equivalent thereof in any foreign currency.

            (d) Laws. Any references to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to any particular Law will be interpreted to include any revision of or successor to such law or regulation regardless of how it is numbered or classified.

                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

            2.1 Purchase and Sale of Investor Equity Interests. On the terms and subject to the conditions of this Agreement, at the Closing Seller shall sell, transfer and deliver to Investor, and Investor shall purchase from Seller, 51,000 Class A Membership Interests (the "Investor Equity Interests") for the AutoCo Purchase Price (the "Equity Purchase"). In addition, the Company shall issue to Investor, and Investor shall purchase from the Company, 555,000 preferred limited liability company interests (the "Preferred Membership Interests") on the terms set forth on Exhibit Z attached hereto (the "Direct Preferred Investment").

            2.2 Purchase Price. For purposes of this Agreement, the aggregate purchase price to be paid by Investor to Seller for the Investor Equity Interests (the "AutoCo Purchase Price") shall be an amount in cash equal to $7,353,000,000. The aggregate purchase price to be paid at Closing for the Direct Preferred Investment shall be an amount in cash equal to $500,000,000 (the "Direct Preferred Investment Purchase Price").

            2.3 Pre-Closing Transactions. Prior to the Closing Date, Seller, Holdco and the Company, as appropriate, shall use their respective reasonable best efforts to consummate the following transactions (the "Pre-Closing Transactions"):

            (a) Substantially all (measured by book value) of the entities set forth on Schedule 2.3(a) (which Schedule shall indicate, with respect to each such entity, whether such entity will be treated as a partnership or disregarded entity) shall have been converted to limited liability company form (whether by statutory conversion or merger) and shall have elected to change its classification to be treated as a partnership or disregarded entity, as applicable, for Tax purposes on or prior to the Closing Date and to file any related forms with any Governmental Entity including, but not limited to, Form 8832 (the "Conversion"); provided, however, that any such conversion and election that could give rise to a material tax income liability if completed after the Closing Date shall have been completed prior to the Closing Date;

            (b) Seller and the Company shall have effected the transactions described in the Carve-Out Agreement, including a dividend by Seller of the assets designated for that purpose in the Carve-Out Agreement (such transactions, the "Asset Distribution");

            (c) Seller and the Company shall have effected a distribution by the Company of the synthetic lease assets described on Schedule 2.3(c) pursuant to the Synthetic Lease Assignment and Assumption Agreement (the "Synthetic Lease Distribution");

            (d) The bank restructuring contemplated by Exhibit H shall have been completed and, without regard to the preamble language in Exhibit H, such restructuring shall have been completed in accordance with the particular actions set forth in Sections I and II of Exhibit H and, to the extent the bank restructuring includes any other or different actions (or excludes any of the particular actions set forth in Sections I and II), and such other or different actions (or the absence of a particular action set forth in Sections I and II) will result in a material adverse consequence for the Company or ResCap or will result in GMAC Automotive Bank ceasing to be directly or indirectly wholly owned by Company, such other or different actions (or the absence of any of the particular actions set forth in Sections I and II) must be reasonably satisfactory to each FIM Investor and the Seller;

            (e) The Company shall have effected a distribution of $2.728 billion to Seller as the sole member of the Company (the "Cash Distribution" and, together with the Asset Distribution and Synthetic Lease Distribution, the "Recapitalization"); and

            (f) Seller shall have contributed to Holdco 49,000 Class B Membership Interests (the "Contribution");

provided, however, that no Person shall be required to consummate any of the Pre-Closing Transactions unless all conditions to Closing set forth in ARTICLE IV have been satisfied or waived in writing and each of the Parties is prepared to consummate the Closing immediately following the Pre-Closing Transactions.

                                  ARTICLE III
                                  THE CLOSING

            3.1 Closing. The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York at 10:00 a.m. Eastern Time, on the last Business Day of the month in which all conditions to Closing set forth in ARTICLE IV shall have been satisfied or waived or such other date as may be agreed upon by the Parties. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date," and, upon the Closing, the Closing shall be deemed effective as of 12:01 a.m. (Eastern Time) on the Closing Date.

            3.2 Deliveries at the Closing.

            (a) At the Closing, Seller shall deliver (or cause to be delivered) to Investor or, where indicated, to the Company:

                  (i) the various certificates, instruments and documents referred to in Section 4.1, including, to the extent not delivered prior to the Closing, executed counterparts to each of the Separation and Services Agreements (such counterparts to be delivered to the Company, with a copy to Investor), the Wholesale Payment Acceleration Agreement (as defined in the Master Services Agreement) and the Ancillary Agreements (such counterparts to be delivered to the Company and Investor) to which it or its Subsidiaries (other than the Company and its Subsidiaries) is a party;

                  (ii) instruments of sale, transfer and conveyance in form and substance reasonably satisfactory to Investor evidencing and effecting the sale of the Investor Equity Interests, upon payment of the AutoCo Purchase Price;

                  (iii) certificates of the Secretary of State of the respective states of incorporation as to the legal existence and good standing of Seller and the Company;

                  (iv) certificates of the Secretary or Assistant Secretary of Seller attesting to the incumbency of its officers or authorized representatives executing this Agreement, the Separation and Services Agreements, and the Ancillary Agreements and the authorization of the resolutions authorizing the transactions contemplated hereby and thereby; and

                  (v) a cross receipt executed by Seller.

            (b) At the Closing, Investor shall deliver to Seller or, where indicated, to the Company:

                  (i) the various certificates, instruments and documents referred to in Section 4.2, including, to the extent not delivered prior to the Closing, executed counterparts to each of the Ancillary Agreements (such counterparts to be delivered to the Company and to Seller);

                  (ii) a certificate of the Secretary of State of Delaware as to the legal existence and good standing of Investor;

                  (iii) a certificate of the Secretary or Assistant Secretary of Investor attesting to the incumbency of its officers or authorized representatives executing this Agreement and the Ancillary Agreements and the authenticity of the resolutions authorizing the transactions contemplated hereby and thereby;

                  (iv) to the account or accounts designated by Seller, the AutoCo Purchase Price by wire transfer of immediately available funds;

                  (v) to the account or accounts designated by the Company, the Direct Preferred Investment Purchase Price by wire transfer of immediately available funds; and

                  (vi) cross receipts executed by Investor with respect to the AutoCo Purchase from Seller and the Direct Preferred Investment from the Company.

            (c) At the Closing, the Company shall deliver:

                  (i) to Seller and Investor, a certificate of the Secretary or Assistant Secretary of the Company attesting to the incumbency of its officers or authorized representatives executing this Agreement, the Separation and Services Agreements and the Ancillary Agreements and the authenticity of the resolutions authorizing the transactions contemplated hereby and thereby;

                  (ii) to Investor, instruments of sale, transfer and conveyance in form and substance reasonably satisfactory to Investor evidencing and effecting the sale of the Preferred Membership Interests, upon payment of the Direct Preferred Investment Purchase Price;

                  (iii) to the extent not delivered prior to the Closing, executed counterparts to each of the Separation and Services Agreements (such counterparts to be delivered to Seller with copies to Investor), the Wholesale Payment Acceleration Agreement (as defined in the Master Services Agreement) and the Ancillary Agreements (such counterparts to be delivered to Seller and Investor) to which the Company or any of its Subsidiaries is a party;

                  (iv) an affidavit of the Company certifying that 50 percent or more of the value of the gross assets of the Company does not consist of U.S. real property interests, and otherwise complying with Treasury Regulation Section 1.1445-11T(d)(2);

                  (v) a certificate of the Company certifying that all conversions and elections described under Section 2.3(a) of this Agreement have been completed; and

                  (vi) to Investor, a cross receipt executed by the Company.

            3.3 Initial Purchase Price Adjustment. As soon as practicable, but in no event later than two (2) Business Days before the Closing Date, the Company shall prepare and deliver to Seller and Investor the Initial Closing Balance Sheet. The "Initial Purchase Price Adjustment Amount" shall be an amount obtained by subtracting $14,418,000,000 from the Initial Tangible Net Book Value. If the Initial Purchase Price Adjustment Amount is a positive amount, such excess will be paid by the Company to Seller one (1) Business Day prior to the Closing Date. If the Initial Purchase Price Adjustment Amount is a negative amount, such shortfall will be paid by Seller to the Company one (1) Business Day prior to the Closing Date. Any payments made pursuant to this Section 3.3 shall be paid by wire transfer of immediately available funds to a bank account specified by the Party to which such payment is owed.

            3.4 Final Purchase Price Adjustment.

            (a) As soon as practicable, but in no event later than ninety (90) days, following the Closing Date, the Company shall prepare the Final Closing Balance Sheet.

            (b) During the preparation of the Final Closing Balance Sheet and the period of any review or dispute within the contemplation of this Section 3.4, the Company shall cause each of the FinanceCo Companies to (A) provide Seller, Investor and their respective authorized representatives with reasonable access during normal business hours and upon reasonable notice to the relevant personnel, properties, accountants, contracts, books and records and offices and other facilities of the FinanceCo Companies, and (B) cooperate fully with Seller, Investor and their respective authorized representatives, including the provision on a timely basis of full access to employees and all information necessary or useful in connection with the preparation of the Final Closing Balance Sheet and cause such balance sheet to be audited by Deloitte & Touche, LLP (in reliance on the audit of ResCap by PricewaterhouseCoopers LLP).

            (c) The Company shall deliver a copy of the Final Closing Balance Sheet to Seller and Investor promptly after it has been prepared. After receipt of the Final Closing Balance Sheet Seller and Investor shall have thirty (30) days to review the Final Closing Balance Sheet, together with the final workpapers used in the preparation thereof. Unless Seller or Investor delivers written notice to the other party on or prior to the thirtieth (30th) day after its receipt of the Final Closing Balance Sheet, stating that it has objections to the Final Closing Balance Sheet and setting forth the details of its calculation of disputed items and the basis therefore, Seller and Investor shall be deemed to have accepted and agreed to the Final Closing Balance Sheet. If Seller or Investor so timely notifies the other party of its objections to the Final Closing Balance Sheet, then Seller and Investor shall, within thirty (30) days (or such longer period as Seller and Investor may agree) following such notice (the "Resolution Period"), attempt in good faith to resolve their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

            (d) Any amounts remaining in dispute at the conclusion of the Resolution Period that were properly included in Seller's or Investor's notification of objections ("Unresolved Changes") shall be submitted to an internationally recognized independent public accounting firm (the "Neutral Auditors") jointly selected by Seller and Investor or, if Seller and Investor are unable to agree within five (5) Business Days after the expiration of the Resolution Period, then selected by Seller's and Investor's independent accountants within 10 Business Days after the expiration of the Resolution Period. Investor and Seller agree to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to work, if any, to be performed by the Neutral Auditors shall be borne pro rata by Seller and Investor in proportion to the allocation of the dollar amount of the Unresolved Changes made by the Neutral Auditors such that the prevailing Party pays a lesser proportion of the fees and expenses. The Neutral Auditors shall act as an arbitrator to determine, based on the provisions of this Section 3.4, only the Unresolved Changes. Seller and Investor shall instruct the Neutral Auditors to use its reasonable best efforts to provide the determination of the Unresolved Changes within forty-five (45) days of the submission of the Unresolved Changes thereto, which determination shall be set forth in a written statement delivered to Seller and Investor and shall be final, binding and conclusive. The term "Adjusted Final Closing Balance Sheet," as used in this Agreement, shall mean the definitive Final Closing Balance Sheet, including the corresponding schedule of Adjusted Final Tangible Net Book Value, agreed to (or deemed agreed to) by Seller and Investor under Section 3.4(c) or, if Unresolved Changes are submitted to the Neutral Auditors, such definitive Final Closing Balance Sheet, as adjusted to reflect the determination of the Neutral Auditors under this Section 3.4(d).

            (e) If and to the extent Adjusted Final Tangible Net Book Value as shown on the schedule to the Adjusted Final Closing Balance Sheet exceeds the Initial Tangible Net Book Value, then the Company shall pay the amount of such excess to Holdco as a distribution (and Investor shall have no rights to receive a pro rata distribution). If and to the extent Adjusted Final Tangible Net Book Value as determined based on the Adjusted Final Closing Balance Sheet is less than the Initial Tangible Net Book Value, then Holdco shall pay the amount of such shortfall to the Company as a capital contribution (and the respective capital accounts of the members of the Company shall not be adjusted thereby).

            (f) If the amount of Final Tangible Net Book Value shown on the schedule to the Adjusted Final Closing Balance Sheet is agreed to (or deemed agreed to) by Seller and Investor before or during the Resolution Period, then payment of any adjustment shall be made within two Business Days after the date of such agreement (or deemed agreement). If there are Unresolved Changes at the end of the Resolution Period, then (A) the minimum amount which Seller and Investor agree is owed pursuant to this Section 3.4 shall be paid within two Business Days after the end of the Resolution Period and any additional amounts owing with respect to the Unresolved Changes shall be paid within two Business Days after the resolution thereof by the Neutral Auditors or (B) in all other cases, any and all payments shall be made within two Business Days after the resolution of the Unresolved Changes by the Neutral Auditors. Any payments made pursuant to this Section 3.4(f) shall be paid by wire transfer of immediately available funds to a bank account specified by the Party to which such payment is owed.

            (g) All payments made pursuant to this Section 3.4 shall be accompanied by interest on such amounts at LIBOR as of the Closing Date, as published in the Wall Street Journal (national edition), calculated based on the number of days elapsed from the Closing Date to the date of payment. For purposes of this Agreement, "LIBOR" shall mean the current LIBOR, adjusted for reserve requirements, if any, and subject to customary change of circumstance provisions, for interest periods of ninety days.

                                   ARTICLE IV
                               CLOSING CONDITIONS

            4.1 Conditions to Investor's Obligations. The obligation of Investor to purchase and pay for the Investor Equity Interests and Preferred Membership Interests is subject to the satisfaction (or waiver by each FIM Investor) as of the Closing of the following conditions:

            (a) At the Closing, the representations of Seller and the Company made in this Agreement (which for purposes of this Section 4.1 shall be deemed not to include any qualification or limitation with respect to materiality whether by reference to "in any material respect," "Material Adverse Effect" or otherwise) shall be true and correct as of the Closing Date, as though made on and as of the Closing Date and without giving effect to any supplement, modification or update to the Schedules pursuant to Section 11.1. hereof (except to the extent of changes or developments contemplated by the terms of this Agreement and except that representations that speak as of a specific date or time need only be true and correct as of such date or time), except for breaches of such representations that, individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the ability of Seller and the Company to consummate the transactions contemplated hereby, and Seller and the Company shall have performed or complied with all the obligations set forth in Sections 3.2(a) and 3.2(c), respectively, and in all material respects with all other obligations and covenants required by this Agreement to be performed or complied with by Seller or the Company, as the case may be, by the time of the Closing, and Seller and the Company shall have delivered to Investor a certificate dated as of the Closing Date signed by their respective duly authorized representatives certifying as to such matters;

            (b) Prior to or concurrently with the Closing, (i) Seller shall have paid, or caused a Subsidiary (other than any of the FinanceCo Companies) to have paid in full all indebtedness and liabilities (including principal, interest, charges, expenses, fees, attorney's fees and disbursements, indemnities and any other amounts under or in respect of each such financial arrangements) of Seller and/or its Subsidiaries (other than any of the FinanceCo Companies) owing to any of the FinanceCo Companies under or in respect of each of the financing facilities or other obligations set forth on Schedule 4.1(b), (ii) all such financing facilities shall have been terminated and (iii) the aggregate amount of Unsecured Obligations (as defined in the Master Services Agreement) outstanding as of the Closing Date shall not exceed $1.5 billion as provided in the Master Services Agreement. Seller shall deliver a certificate of the Chief Financial Officer attesting to each of the foregoing;

            (c) Each FIM Investor shall be reasonably satisfied that, pursuant to an agreement with, or release, waiver or other similar writing from, the PBGC, following the Closing, the FinanceCo Companies shall have no liability or other obligation with respect to the employee benefit plans of Seller subject to Title IV of ERISA;

            (d) Prior to or concurrently with the Closing, Seller, the Company and the other parties thereto, as applicable, shall have (i) executed and delivered to Investor a counterpart to each of the Ancillary Agreements to which it is a party, each of which shall be in the form attached hereto and (ii) entered into the Separation and Services Agreements, each of which is in full force and effect, each of which shall be in the form attached hereto;

      (e) (i) The bank restructuring contemplated by Exhibit H shall have been completed and, without regard to the preamble language in Exhibit H, such restructuring shall have been completed in accordance with the particular actions set forth in Sections I and II of Exhibit H, provided that to the extent the bank restructuring includes any other or different actions (or excludes any of the particular actions set forth in Sections I and II), and such other or different actions (or the absence of any of the particular actions set forth in Sections I and II) will result in a material adverse consequence for the Company or ResCap or will result in GMAC Automotive Bank ceasing to be directly or indirectly wholly owned by the Company, such other or different actions (or the absence of any of the particular actions set forth in Sections I and II) must be reasonably satisfactory to each FIM Investor and the Seller; and (ii) no Party that is not subject to nonbanking activities restrictions of the Bank Holding Company Act would become subject to such nonbanking activities restrictions if it were to acquire control of the Company as a result of the Closing;

      (f) Prior to or concurrently with the Closing (i) each of the Rating Agencies shall have delivered to the Company written evidence that immediately following the Closing the senior unsecured long-term indebtedness of the Company and ResCap shall be rated at least BB and BBB-, respectively, or their respective equivalents, and have at least a stable outlook and (ii) A.M. Best Company shall have delivered to the Company written evidence that immediately following the Closing the financial strength rating of each of the Company's Subsidiaries listed on Schedule 4.1(f) shall be rated at least B++; and

      (g) Prior to or concurrently with Closing, Seller shall have purchased from the Company for $1,400,000,000 in cash 1,555,000 preferred limited liability company interests of the Company on the terms set forth in Exhibit Z.

      4.2 Conditions to Seller's Obligations. The obligations of Seller to issue, sell and deliver or cause to be issued, sold and delivered the Investor Equity Interests and the Preferred Membership Interests to Investor are subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

      (a) At the Closing, the representations of Investor made in this Agreement (which for purposes of this Section 4.2 shall be deemed not to include any qualification or limitation with respect to materiality whether by reference to "in any material respect," "material adverse effect" or otherwise) shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except to the extent of changes or developments contemplated by the terms of this Agreement and except that representations that speak as of a specific date or time need only be true and correct as of such date or time), except for breaches of such representations that, in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the ability of Investor to consummate the transactions contemplated hereby and Investor shall have performed or complied with all the obligations set forth in Section 3.2(b), as applicable, and in all material respects with all other obligations and covenants required by this Agreement to be performed or complied with by Investor by the time of the Closing, and Investor shall have delivered to Seller and the Company a certificate dated as of the Closing Date signed by its duly authorized representative certifying as to such matters; and

      (b) Prior to or concurrently with the Closing, Investor shall have executed and delivered to Seller and the Company a counterpart to each of the Ancillary Agreements to which it is a party, each of which shall be in full force and effect.

      4.3 Mutual Conditions to Closing Obligations. The respective obligations of Investor to purchase and pay for the Investor Equity Interests and the Preferred Membership Interests and of Seller and the Company to issue, sell and deliver the Investor Equity Interests and the Preferred Membership Interests to Investor are subject to the satisfaction (or waiver by Seller and each FIM Investor) as of the Closing of the following conditions:

      (a) There shall be in effect no injunction, decree or order of any Governmental Entity in a country set forth in Schedule 4.3(a) as of the Closing which restrains, prohibits or renders unlawful, and no action or decision shall have been taken and remain in effect by any Governmental Entity which seeks to restrain, prohibit or render unlawful, the consummation of the transactions contemplated hereby, nor shall any proceeding brought by any such Governmental Entity seeking any of the foregoing be pending;

      (b) All mandatory waiting periods prescribed by Law applicable to the consummation of the transactions contemplated by the Transaction Agreements under any Antitrust Law of the countries set forth in Schedule 4.3(a), shall have expired or been terminated and (i) all notices, reports and any other filings required to be made prior to the Closing by Seller or the FIM Investors or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing by Seller or the FIM Investors or any of their respective Subsidiaries from, any Governmental Entity set forth in Schedule 4.3(b) in connection with the execution and delivery of this Agreement and the consummation of the Closing and other transactions contemplated hereby by Seller and the FIM Investors and
(ii) all such filings, consents, authorizations, permissions or approvals of any Governmental Entity of the countries set forth in Schedule 4.3(a) that are required by Insurance Laws other than any such consents, registrations, approvals, permits and authorizations that cannot be obtained solely by reason of direct ownership by any Governmental Entity of any of Investor, the FIM Investors or their respective Affiliates, shall have been made or obtained as the case may be (without any requirement or condition that individually or in the aggregate would have a material adverse effect on any Party) and shall be in full force and effect as of the Closing Date;

      (c) Concurrently with the Closing, Investor and AutoCo shall have received an opinion from each of Kirkland & Ellis LLP and Richards, Layton & Finger, P.A., in a form that is not materially different from the opinion covering the same matters, a copy of which (including all exhibits and financial schedules to such opinion, subject to any required confidentiality agreement) was delivered to Investor on or prior to the date hereof; and

      (d) The Conversion and Recapitalization shall have been consummated.

                                   ARTICLE V
                                 REPRESENTATIONS

      5.1 Representations of Seller. Seller hereby represents to Investor as follows, except as set forth in the Schedules or disclosed in the Form 10-K of Seller for the fiscal period ended December 31, 2004 ("Seller Form 10-K") and the Form 10-Qs and Form 8-Ks, including any exhibits to the Seller Form 10-K and such Form 10-Qs and Form 8-Ks, filed from the date of the filing of the Seller Form 10-K to the date of this Agreement to the extent that a person reading such reports would reasonably conclude that a disclosure in such reports is relevant to one or more representations in this Section 5.1 (it being understood that the representations of Seller set forth in this ARTICLE V shall not be qualified by any risk factor or other forward-looking statement disclosure in any such Seller Filed SEC Documents):

      (a) Authorization. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. It has all requisite corporate power and authority to enter into the Transaction Agreements to which it is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts required to be taken by it to authorize the execution, delivery and performance of the Transaction Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been or will have been at or prior to the Closing duly and properly taken. No vote of the holders of any class of outstanding equity securities of Seller to approve the execution, delivery and performance of the Transaction Agreements or approve any of the transactions contemplated hereunder or thereunder is required pursuant to the Delaware General Corporation Law or the rules and regulations of the New York Stock Exchange. This Agreement has been, and on the Closing Date the other Transaction Agreements to which it is a party will be, duly executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (b) Non-Contravention. The execution, delivery and performance by Seller of the Transaction Agreements to which it is a party does not and will not (i) conflict with or violate its organizational documents, (ii) conflict with or violate the organizational documents of any of Seller's Subsidiaries, (iii) assuming that all consents, approvals and authorizations contemplated by Section 5.1(c) have been obtained and all filings described therein have been made, conflict with or violate any Law or Governmental Order applicable to Seller or any of Seller's Subsidiaries or by which its or any of their respective properties are bound, or (iv) result in any breach or violation of or constitute a default (or an event which with the notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, recapture, amendment or acceleration of, or performance under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which Seller or any of Seller's Subsidiaries is a party or by which Seller or any of Seller's Subsidiaries are bound or its or any of their respective properties, except in the case of clauses (iii) and (iv) of this Section 5.1(b) for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect and would not have a material adverse effect on Seller's ability to consummate the transactions contemplated hereby, and other than any such consents, authorizations or approvals that may be required solely by reason of Investor's or any FIM Investor's participation in the transactions contemplated hereby and thereby.

      (c) Governmental Consents. The execution, delivery and performance by Seller of the Transaction Agreements to which it is a party and the consummation by it of the transactions contemplated thereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except as required under or pursuant to such consents, approvals, authorizations, permits, actions, filings or notifications listed on Schedule 5.1(c) and except for any consent, approval, authorization, permit, action, filing or notification which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Seller's ability to consummate the transactions contemplated hereby or on any Business Segment's ability to operate its current businesses following the Closing, and other than any such consents, authorizations or approvals that may be required solely by reason of Investor's or any FIM Investor's participation in the transactions contemplated hereby and thereby.

      (d) Ownership of the Equity Interests. As of the date of this Agreement, Seller is the record and beneficial owner of all of the outstanding shares of common stock of the Company. Immediately prior to the Closing, after giving effect to the Conversion, Seller and Holdco will be the record and beneficial owners of all of the outstanding limited liability company interests of the Company, and Seller will be the record and beneficial owner of all of the outstanding shares of common stock of Holdco. At the Closing, Seller and the Company, as applicable, shall sell and deliver to Investor good title to the Investor Equity Interests, free and clear of all Liens (other than restrictions under federal and state securities Laws, the LLC Operating Agreement, the Registration Rights Agreement and the Call Option Agreement). All such Investor Equity Interests, when sold to and purchased by Investor, shall have been validly issued and, assuming the accuracy of the representation in Section 5.3(f), such conveyance shall not require registration under the Securities Act of 1933, as amended, or any state or foreign securities Laws. Seller is not a party to, and the Investor Equity Interests are not the subject of, any voting trust, proxy or other agreement or understanding (including options or rights of first refusal) with respect to the voting, purchase, sale or other disposition of the Investor Equity Interests or any other shares of capital stock of the Company or any interest therein, except for this Agreement.

      (e) Fairness Opinion. Seller's Board of Directors has received an opinion from Morgan Stanley & Co. Incorporated dated as of April 2, 2006 to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the consideration to be received by Seller in connection with the transactions contemplated by this Agreement is fair to Seller from a financial point of view (the "Seller Fairness Opinion").

      (f) Affiliate Transactions.

            (i) Schedule 5.1(f)(i) sets forth a true, correct and complete list of all material contracts or agreements between (i) any FinanceCo Company and (ii) Seller or any of its Subsidiaries (other than any of the FinanceCo Companies) (the "Intercompany

      Agreements") indicating such contracts that are being terminated prior to the Closing, those which survive the Closing and those which will be amended, as necessary to be consistent with the Separation and Services Agreements. Copies of all Intercompany Agreements that will survive the Closing have been made available to Investor. Seller has in all material respects performed, or is now performing in all material respects, its obligations under, and is not in default under (and would not by the lapse of time or the giving of notice be in default), nor has it received notice of default or notice of termination in respect of, any Intercompany Agreement that is to survive the Closing, except to the extent that any such nonperformance, noncompliance, default or notice of default would not result in a Material Adverse Effect. To the knowledge of Seller, there is no material breach of any of the Intercompany Agreements by any of the other parties thereto. Each of the Intercompany Agreements that is to survive is a valid and binding obligation of Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (ii) Schedule 5.1(f)(ii)(A) sets forth a true and complete schedule of all indebtedness for borrowed money outstanding as of September 30, 2005, between (i) any FinanceCo Company and (ii) Seller or any of its Subsidiaries (other than any of the FinanceCo Companies) which will survive the Closing. A true and complete list of the Intercompany Agreements which constitute financing facilities and that will continue to be in effect immediately following the Closing is set forth on Schedule 5.1(f)(ii)(B), together with the maximum amount of credit available under each such financing facility and, to the knowledge of the Company, whether each such facility is secured or unsecured.

            (iii) Except as set forth in the License Agreement, neither Seller nor any of its Subsidiaries (other than the FinanceCo Companies) has any present intention to alter its existing business arrangements or relationships with the GMAC Insurance Group Business Segment in a manner that would have a material detrimental economic effect on the GMAC Insurance Group Business Segment.

            (g) True Sale. It is the intent of the Parties to this Agreement that the transfer of each of the Class A Membership Interests constitutes an absolute sale, transfer and conveyance from Seller to Investor of all right, title and interest, whether legal or beneficial, in the Class A Membership Interests, as applicable, conveying good title thereto, free and clear of any liens, claims, security or other interests (including any reversionary interest), encumbrances or rights of others, and that the Class A Membership Interests not be part of Seller's estate in the event of the insolvency or bankruptcy of Seller. Seller represents that on the date hereof and on the Closing Date and after giving effect to the transactions contemplated hereby (i) it is solvent, (ii) it has adequate capital for its contemplated business and purposes, and is able to pay its debts as they become due, (iii) the sale of the Class A Membership Interests hereunder will not cause Seller to become insolvent, have unreasonably small capital for its intended business or purposes or render Seller unable to pay its debts as they become due, (iv) the sale of the Class A Membership Interests is not undertaken with the intent to hinder, delay or defraud any entity to which Seller is or may become indebted following the date hereof, and (v) the consideration to be received by Seller in the transactions contemplated by this Agreement shall be fair to Seller from a financial point of view.

            5.2 Representations Relating to the Company. The Company hereby represents to Investor as follows, except as set forth in the Schedules or as disclosed in the Form 10-K of the Company for the fiscal period ended December 31, 2004 (the "Company Form 10-K") and the Form 10-Qs and Form 8-Ks, including any exhibits to the Company Form 10-K and such Form 10-Qs and Form 8-Ks, filed from the date of the filing of the Company Form 10-K to the date of this Agreement or as disclosed in the Form 10-Ks, the Form 10-Qs and Form 8-Ks, including any exhibits to such Form 10-Ks, Form 10-Qs and Form 8-Ks, of ResCap filed from September 13, 2005 to the date of this Agreement to the extent that a person reading such reports would reasonably conclude that a disclosure in such reports is relevant to one or more representations in this Section 5.2 (it being understood that the representations of the Company set forth in this ARTICLE V shall not be qualified by any risk factor or other forward-looking statement disclosure in any such Company Filed SEC Documents):

            (a) Organization and Corporate Power; Authorization. The Company is duly organized and validly existing under the laws of the jurisdiction of its organization. Each of the Company's Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its organization, except, in the case of such Subsidiaries which do not constitute Significant Subsidiaries, where the failure to be so duly organized and validly existing would not have a Material Adverse Effect. Each FinanceCo Company has all requisite corporate power and authority necessary to (i) enter into this Agreement and the other Transaction Agreements to which it is a party and (ii) enable it to carry on its business as presently conducted other than, in the case of this clause (ii), such power and authority the lack of which would not have a Material Adverse Effect. Each of the FinanceCo Companies is duly qualified to do business and in good standing (to the extent such concepts or equivalent concepts are recognized in such jurisdictions) in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. Seller represents that it has made available to Investor true and complete copies of the organizational documents of the Company and each of the Company's Significant Subsidiaries, as amended to the date hereof. This Agreement has been, and on the Closing Date the other Transaction Agreements to which it is a party will be, duly executed and delivered by it, and constitutes (or when executed and delivered will constitute, as applicable) a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

            (b) Capitalization.

                  (i) As of the date of this Agreement, the authorized capital stock of the Company consists of 10 shares of common stock, par value $.10 per share, all of which are issued and outstanding. As of the date of this Agreement, all the issued and outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and none of the issued and outstanding shares of common stock of the Company has been issued in violation of, and none of the issued and outstanding shares of the common stock of the Company is subject to any preemptive or subscription rights.

                  (ii) Except as set forth on Schedule 5.2(b)(ii) or as contemplated by any of the Transaction Agreements and other than in the ordinary course of business, the Company is not subject to any obligation or requirement to make any investment (in the form of a loan, capital contribution or otherwise) in excess of $50,000,000 to any Person, excluding any wholly owned Subsidiary. Except as set forth on Schedule 5.2(b)(ii), each of the outstanding shares of capital stock or other ownership interests of each Material Subsidiary of the Company have been duly authorized and validly issued and, as applicable, are fully paid and nonassessable, and is owned directly or indirectly by the Company free and clear of all Liens and no such shares or other ownership interests have been issued in violation of or are subject to, any preemptive or subscription rights. There are no outstanding warrants, rights, calls, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which the Company or any of its Material Subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or such Material Subsidiary, and no equity securities of the Company or any of its Material Subsidiaries are reserved for issuance for any purpose.

                  (iii) After giving effect to the Conversion, the authorized limited liability company interests of the Company at the Closing Date will be as set forth on Schedule 5.2(b)(iii). Immediately after giving effect to the Closing, Holdco and Investor will be the record and beneficial owners of all of the outstanding limited liability company interests of the Company. As of the Closing, (i) all the outstanding limited liability company interests of the Company will have been duly authorized and validly issued and (ii) none of the outstanding limited liability company interests of the Company will have been issued in violation of, and none of the outstanding limited liability company interests of the Company will be subject to, any preemptive or subscription rights.

            (c) Subsidiaries. Schedule 5.2(c)(i) sets forth a list of all Subsidiaries of the Company. Except for the Subsidiaries set forth on Schedule 5.2(c)(i) and except as set forth on Schedule 5.2(c)(ii), the Company does not own or control, directly or indirectly, any shares of capital stock of any other corporation or equity interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise which is material to the Business. Schedule 5.2(c)(iii) sets forth a list of all derivatives or other contractual rights with any corporations, partnerships, joint ventures, limited liability companies or other business enterprises, excluding special purpose entities used in Securitization Transactions ("Non-Owned Businesses") which are both (x) material to the Business and (y) result in all or a portion of the Non-Owned Businesses being included in the most recent consolidated balance sheet for FinanceCo Companies prepared by the Company in accordance with Applicable Accounting Principles.

            (d) Non-Contravention. The execution, delivery and performance by the Company of the Transaction Agreements to which it is a party does not and will not (i) conflict with or violate its organizational documents, (ii) assuming that all consents, approvals and authorizations contemplated by Section 5.2(e) have been obtained and all filings described therein have been made, conflict with or violate any Law or Governmental Order applicable to the Company or any of the Company's Subsidiaries or by which its or any of their respective properties are bound, except for any such conflict or violation which would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect and would not have a material adverse effect on the Company's ability to consummate the transactions contemplated hereby, or (iii) except as described on Schedule 5.2(d) result in any breach or violation of or constitute a default (or an event which with the notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, recapture, amendment or acceleration of, or performance under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which the Company or any of the Company's Subsidiaries is a party or by which Seller or any of Seller's Subsidiaries are bound, (x) except as would not be material to any Business Segment (taken separately) of the FinanceCo Companies and would not have a material adverse effect on the Company's ability to consummate the transactions contemplated hereby, and (y) other than any such consents, authorizations or approvals that may be required solely by reason of Investor's or any FIM Investor's participation in the transactions contemplated hereby and thereby.

            (e) Governmental Consents. The execution, delivery and performance of the Transaction Agreements by the Company and the consummation by it of the transactions contemplated thereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except as required under or pursuant to such consents, approvals, authorizations, permits, actions, filings or notifications listed on
Schedule 5.2(e) and except for any consent, approval, authorization, permit, action, filing or notification (i) which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company's ability to consummate the transactions contemplated hereby or on any Business Segment's (other than the GMAC Insurance Group's) ability to operate its current businesses following the Closing, (ii) that relates to the GMAC Insurance Group and would not be material thereto or (iii) that may be required solely by reason of Investor's or any FIM Investor's participation in the transactions contemplated hereby and thereby. The Company represents that the only countries in which the FinanceCo Companies had, on a consolidated basis, more than $5,000,000 in aggregate gross revenues for the most recently completed fiscal year are the countries listed on Schedule 4.3(a).

            (f) SEC Documents and Other Reports.

                  (i) The Company has timely filed with the SEC all documents required to be filed by the Company with the SEC since January 1, 2004. As of their respective filing dates, the Company Filed SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with the SEC none of the Company Filed SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case with materiality determined as if the Company had prepared the disclosure in the Company Filed SEC Documents for common equity securities registered under the Exchange Act). As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company Filed SEC Documents. The audited financial statements and the interim unaudited financial statements of the Company included in the Form 10-K filed by the Company for the fiscal year ended December 31, 2004 and in the Form 10-Q filed by the Company for the quarterly period ended September 30, 2005, respectively (the "Financial Statements"), complied as of their respective dates in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared from, and in accordance with, the books and records of the FinanceCo Companies and in accordance with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial condition of the FinanceCo Companies as at the dates thereof and the consolidated results of operations and cash flows of the FinanceCo Companies for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and to the absence of certain footnote disclosures).

                  (ii) ResCap has timely filed with the SEC all documents required to be filed by ResCap with the SEC since September 13, 2005. As of their respective filing dates, the ResCap Filed SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with the SEC none of the ResCap Filed SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case with materiality determined as if ResCap had prepared the disclosure in the ResCap Filed SEC Documents for common equity securities registered under the Exchange
      Act). As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the ResCap Filed SEC Documents. The interim unaudited financial statements of ResCap included in the Form 10-Q filed by ResCap for the quarterly period ended September 30, 2005 (the "ResCap Financial Statements"), complied as of such date in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared from, and in accordance with, the books and records of ResCap and in accordance with GAAP (except as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial condition of ResCap and its Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of ResCap and its Subsidiaries for the periods then ended (subject to normal year-end adjustments and to the absence of certain footnote disclosures).

            (g) Internal Controls. The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has (i) designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding disclosure, and (ii) disclosed and reported, based on its most recent evaluation of such internal controls and disclosure controls and procedures prior to the date hereof, to the Company's auditors and the audit committee of the Company's Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

            (h) Reports and Complaints. Since January 1, 2004, except as disclosed in Schedule 5.2(h), (i) to the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries who is charged with responsibility for such matters has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and
(ii) no attorney representing the Company or any Company Subsidiary has reported in writing evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company's Board of Directors or any committee thereof or to the General Counsel or Chief Executive Officer of the Company.

            (i) Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities or obligations of any kind whatsoever, whether known or unknown, asserted or unasserted, accrued, contingent, absolute, determined, determinable or otherwise, in each case, other than:

                  (i) liabilities or obligations disclosed or provided for in the most recent consolidated balance sheet of the Company included in the Company Filed SEC Documents or ResCap Filed SEC Documents or disclosed in the notes thereto;

                  (ii) liabilities or obligations incurred since September 30, 2005 in the ordinary course of business;

                  (iii) liabilities or obligations under the Transaction Agreements or incurred in connection with the transactions contemplated hereby and thereby;

                  (iv) as set forth on Schedule 5.2(i)(iv); and

                  (v) all other liabilities or obligations which, in the aggregate with those described in subsections (ii) and (iv) of this
      Section 5.2(i), have not had and would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the FinanceCo Companies to consummate the transactions contemplated by the Transaction Agreements.

            (j) Subsequent Filings.

                  (i) The Company has timely filed with the SEC each Subsequent Company Filing required to be filed by the Company. As of the date of filing, each of the Subsequent Company Filings will comply in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and, at the respective times of filings, none of such Subsequent Company Filings will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Subsequent Company Filings shall (i) be prepared from, and shall be in accordance with, the books and records of the Company and its consolidated Subsidiaries, (ii) shall comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) shall be prepared in accordance with GAAP (except as may be indicated in the notes thereto) and (iv) shall fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries in accordance with GAAP at the dates and for the periods covered thereby.

                  (ii) ResCap has timely filed with the SEC each Subsequent ResCap Filings required to be filed by ResCap. As of the date of filing, each of the Subsequent ResCap Filings will comply in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and, at the respective times of filings, none of such Subsequent ResCap Filings will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Subsequent ResCap Filings shall (i) be prepared from, and shall be in accordance with, the books and records of the ResCap and its consolidated Subsidiaries, (ii) shall comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) shall be prepared in accordance with GAAP (except as may be indicated in the notes thereto) and (iv) shall fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of ResCap and its consolidated Subsidiaries in accordance with GAAP at the dates and for the periods covered thereby.

            (k) Properties.

                  (i) The real property demised by the leases described in
      Schedule 5.2(k)(i) (the "Leases") constitutes all of the material real property leased by the FinanceCo Companies (the "Leased Real Property").

                  (ii) The Leases are in full force and effect, and are valid and enforceable in accordance with their terms, and the FinanceCo Company indicated opposite such Lease on such schedule is the current tenant thereunder and is in possession of the property subject to such Lease. Each FinanceCo Company's leasehold interest in each such Lease is free and clear of all Liens and encumbrances of any nature whatsoever, except for
      (A) statutory Liens securing payments not yet due, (B) such imperfections or irregularities of title that would be disclosed by an accurate survey of such properties, and Liens or encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties, and (C) land use, building codes and similar laws affecting the properties, in each case, which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect ("Permitted Encumbrances"). No FinanceCo Company and, to the Company's knowledge, no lessor is currently in default under any Lease, other than, in each case, which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (iii) The real property described in Schedule 5.2(k)(iii) constitutes all of the real property owned by the FinanceCo Companies, other than owned properties acquired through non-performing loans or as distressed real property or, in the case of ResCap, acquired in the ordinary course of business for investment purposes (the "Owned Real Property"). Schedules 5.2(k)(i) and 5.2(k)(iii) are sometimes hereinafter referred to collectively as the "Real Property Schedules," and the Owned Real Properties and the Leased Real Properties are sometimes hereinafter referred to collectively as the "Real Properties." Except as set forth on
      Schedule 5.2(k)(iii), the FinanceCo Company specified opposite each Owned Real Property on the Owned Real Property Schedule owns valid fee title to such Owned Real Property, free and clear of all Liens and other encumbrances other than Permitted Encumbrances.

                  (iv) The real estate of the FinanceCo Companies identified as the Major Properties on the Real Property Schedules (the "Major Properties") constitute all real property used by the FinanceCo Companies in connection with the Business which is integral to the conduct of the Business as now being conducted.

                  (v) There is not pending or, to the knowledge of the Company or any FinanceCo Company, threatened, any (i) zoning application or proceeding, (ii) condemnation, eminent domain or taking proceeding, (iii) tax certiorari proceeding or other tax contest or dispute, or (iv) other claim, action or proceeding or other matter relating to the interest of a FinanceCo Company in any Major Property, or portion thereof or interest therein, that would materially and adversely affect the ownership, use, occupancy or value thereof.

                  (vi) Each Major Property (i) has adequate rights of access to dedicated public ways and adequate utility service, (ii) is in material compliance with all Laws affecting such Major Property and (iii) is otherwise adequate for the conduct of the Business as currently carried out thereon, except which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (vii) Except as provided in Schedule 5.2(k)(vii), the FinanceCo Companies have in full force and effect all material consents, approvals, registrations, applications, qualifications, authorizations, licenses, and rights necessary for the current use and occupancy by the FinanceCo Companies of the Major Properties (the "Property Permits"), and there has occurred no material default under any Property Permit, except which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (viii) None of the FinanceCo Companies is a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the regulations thereunder.

            (l) Intellectual Property. Schedule 5.2(l)(i) sets forth all of the following that are owned by the Company or any Material Subsidiary or, to the knowledge of the Company, any other FinanceCo Company: (i) patents and patent applications, (ii) registered trademarks and service marks, applications to register trademarks and service marks, and Internet domain names, and (iii) registered copyrights and copyright applications (collectively, the "Registered Intellectual Property"). All Intellectual Property that is owned by a member of the Seller Group and that is used or held for use by a FinanceCo Company will be licensed to one or more of the FinanceCo Companies by the Seller Group as set forth in the License Agreement.

            Except as set forth on Schedule 5.2(l)(ii):

                  (i) a FinanceCo Company (x) owns all of the Registered Intellectual Property, free and clear of all liens and security interests and (y) owns or has the right to use all Intellectual Property and Data required to operate its respective business as presently conducted;

                  (ii) no FinanceCo Company has received any written claims within the thirty-six (36) month period prior to the date of this Agreement that such FinanceCo Company has infringed or misappropriated the Intellectual Property of any third party, except for any such claims that have been resolved, and to the knowledge of the Company, no valid basis for any such claim exists;

                  (iii) the Company has no knowledge of any infringement or misappropriation by any third party of the Registered Intellectual Property or any material unregistered Intellectual Property owned by a FinanceCo Company;

                  (iv) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Intellectual Property and Data (A) owned by a FinanceCo Company, (B) licensed by a FinanceCo Company from a third party, (C) to be provided under the License Agreement and (D) to be provided under the

      Transition Services Agreement constitutes all Intellectual Property and Data required to operate the Business;

                  (v) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there has not been any material malfunction with respect to any of the material IT Systems of a FinanceCo Company since January 1, 2003 that has not been remedied or replaced in all material respects; and

                  (vi) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the use of the Data by a FinanceCo Company does not infringe or violate the rights of any Person or otherwise violate any law or regulation, (B) each FinanceCo Company has taken reasonable and customary measures to protect the privacy of the Data of its respective customers who are individuals, and (C) to the knowledge of the Company, since January 1, 2004 there have been no security breaches with respect to the privacy of such Data.

            (m) Certain Contracts. Except as set forth on Schedule 5.2(m), no FinanceCo Company is a party to any contract or agreement in effect on the date hereof with any unaffiliated third party (other than in the case of clauses (ii) and (viii) below, which expressly contemplate agreements among Affiliates) described in the following subsections (i) through (xv):

                  (i) any contract required to be filed by the Company with the SEC as a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

                  (ii) any employment, severance, change in control, consulting or similar agreement requiring payment by any FinanceCo Company of base annual compensation in excess of $500,000 or any other agreement with any executive officer or director of the Company;

                  (iii) any written agreement or contract under which any FinanceCo Company has borrowed any money or issued any note, bond, indenture, mortgage, security interest or other evidence of indebtedness of any FinanceCo Company or has directly or indirectly guaranteed indebtedness, liabilities or obligations of others, in each case with an outstanding principal amount in excess of $100,000,000, except for Ordinary Course Finance Agreements;

                  (iv) any material Intellectual Property license or royalty agreement (other than shrink-wrap licenses and off-the-shelf software that is available commercially), whether as licensor or licensee;

                  (v) any contract, judgment, order, writ, injunction, decree or award containing (A) a covenant not to compete or (B) any other restriction, in each case that materially impairs the ability of the FinanceCo Companies to engage in any line of business or to compete with any Person other than joint venture agreements that prohibit direct competition by any FinanceCo Company with the joint venture and do not materially interfere with the ability of the FinanceCo Companies to conduct their businesses generally;

                  (vi) any collective bargaining agreement;

                  (vii) any joint venture agreement, strategic alliance agreement, partnership agreement, limited liability company agreement, stockholders agreement or voting agreement or other similar co-ownership or joint management agreement involving a sharing of profits, losses, costs or liabilities by any FinanceCo Company with any other Person or relating to any ownership or equity interest of any FinanceCo Company in any Person, in each case that is material to the Business or under which any FinanceCo Company reasonably expects to be required to make payments exceeding $50,000,000 after the date of this Agreement;

                  (viii) any contract or agreement (including any Benefit Plan) which, as a result of the execution of this Agreement or consummation of the transactions contemplated by this Agreement (whether alone or in connection with a termination of employment occurring within two years following the Closing Date), would result in (A) any payment or benefits (whether of severance pay or otherwise) or increase in any payment or benefit becoming due from the Company or any of its Subsidiaries to any current or former officer or employee of the Company or any Subsidiary thereof, (B) the acceleration or creation of any rights of any person under any Benefit Plan or (C) require the funding of any Company Benefit Plan;

                  (ix) any reinsurance agreement with an unaffiliated Person, whether ceded or assumed, representing an annual premium in excess of $50,000,000;

                  (x) any material agreement with any insurance agent, broker or producer;

                  (xi) any insurance or reinsurance pooling agreement, including any agreement relating to an assigned risk pool, representing an annual premium in excess of $50,000,000;

                  (xii) the top ten Ordinary Course Finance Agreement programs of the FinanceCo Companies by dollar amount;

                  (xiii) any material Ordinary Course Finance Agreements that are in default in any material respect or otherwise subject to special servicing;

                  (xiv) any other contract or agreement (except for any Ordinary Course Finance Agreement) under which any FinanceCo Company or Companies reasonably expects to receive, or to be required to make payments, from the date of this Agreement to the time the contract agreement terminates totaling more than $250,000,000; and

                  (xv) any outstanding written commitment to enter into any agreement of the type described in subsections (i) through (xiv) of this
      Section 5.2(m).

Seller represents that it has delivered to, or made available for inspection by, Investor true, correct and complete copies, or accurate summaries of all material terms, of each written contract or agreement set forth on Schedule 5.2(m) (all such contracts or agreements listed on Schedule 5.2(m), together with any such contracts or agreements entered into after the date of this Agreement that would have been listed on Schedule 5.2(m) had such contracts or agreements been entered into prior to the date of this Agreement, collectively, the "Company Contracts"). Each of the FinanceCo Companies has in all material respects performed, or is now performing in all material respects, its obligations under, and has not and to the knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists that would constitute a default under (and would not by the lapse of time or the giving of notice be in default), nor has it received notice of default or notice of termination in respect of, any Company Contract, except to the extent that any such violation, event, condition, nonperformance, noncompliance, default or notice of default would not result in a Material Adverse Effect. Each of the Company Contracts is a valid and binding obligation of one or more of the FinanceCo Companies, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (n) Litigation; Decrees. Schedule 5.2(n) sets forth a list of all pending and, to the knowledge of the Company, threatened, lawsuits, actions, proceedings (including arbitral and administrative proceedings, governmental investigations or audits) or claims against any FinanceCo Company and which (A) involve a claim against any FinanceCo Company of, or which involve an unspecified amount which the Company believes is reasonably likely to result in liability of, more than $5,000,000, (B) involve a claim against any FinanceCo Company in which the Company believes it is reasonably likely that liability will result in excess of $5,000,000 against any of its indemnitors, or (C) is reasonably likely to result in injunctive relief that would be reasonably expected to materially adversely affect the Business or the Company's ability to consummate the transactions contemplated by this Agreement. No FinanceCo Company is in default under any material judgment, order or decree of any Governmental Entity. There is no judgment, order, writ, injunction, decree or award (whether issued by a Governmental Entity or otherwise) to which any FinanceCo Company is a party or binding upon the property, assets or business of any FinanceCo Company, which is unsatisfied or which requires continuing compliance therewith by any FinanceCo Company and which involves an amount in excess of $10,000,000 or provides injunctive relief.

            (o) Absence of Changes or Events. Except as listed on Schedule 5.2(o)(i), since September 30, 2005, there has been no change in the FinanceCo Companies taken as a whole that has had a Material Adverse Effect, other than changes that are the result of actions taken by Investor prior to the Closing Date or as contemplated or permitted hereby that have such an effect on the FinanceCo Companies, taken as a whole. Since September 30, 2005, except as listed on Schedule 5.2(o)(ii), other than in connection with the transactions contemplated by the Transaction Agreements, including the Conversion, the Cash Distribution, the Asset Distribution, the Employee Matters Agreement, the GMAC Bank (FSB) Agreement and the GMACCH Sale Agreement, no FinanceCo Company has entered into any material transaction which is not in the ordinary course of business, nor has any FinanceCo Company:

                  (i) suffered any damage, destruction or losses of real or personal property owned by a FinanceCo Company, whether or not covered by insurance, in excess of $5,000,000 in the aggregate, or waived any right of material value;

                  (ii) made, or committed to make, any increases in the compensation payable to, or made any loan (other than vehicle financing or leasing or a mortgage loan transaction) to, any officer, director or employee of any FinanceCo Company, other than pursuant to normal performance reviews or in connection with a promotion or increase in responsibilities or adopted any new bonus or incentive plan providing materially greater compensation or benefits on an aggregate basis (measured at either the individual or Company level) than existed prior to the date of such adoption;

                  (iii) taken any other action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.1(b) hereof; or

                  (iv) entered into any agreement to do any of the foregoing.

            (p) Compliance with Applicable Laws. The FinanceCo Companies and the conduct and operations of their business and properties are, and have been since January 1, 2005, in compliance in all respects with all applicable Laws, except to the extent any such instances of non-compliance would not result in a Material Adverse Effect.

            (q) Compliance with Permits and Mortgage Programs. The FinanceCo Companies and/or their employees hold all Company Permits and each such Company Permit is in full force and effect, except where the failure to hold any such Company Permit has not resulted and would not reasonably be expected to result in a Material Adverse Effect. The Company has delivered or made available lists of all material Company Permits filed, registered or submitted since December 31, 2004 by any FinanceCo Company with any Governmental Entity and currently in force and any material reports issued by any Governmental Entity relating to any FinanceCo Company. All FinanceCo Companies have filed all reports, statements, documents, registrations, filings or submissions required to be filed by them with any Governmental Entity since December 31, 2004, and all such reports, statements, documents, registrations, filings or submissions were true, complete and accurate when filed, except to the extent any failure to file or any inaccuracies, in each case individually or in the aggregate, that would not have a Material Adverse Effect. The FinanceCo Companies and the conduct and operations of their business are in compliance with the terms of the Company Permits and all applicable requirements of any Mortgage Program Sponsor, except to the extent any such instances of noncompliance would not result in a Material Adverse Effect. Except as set forth on Schedule 5.2(q), no investigation by any Governmental Entity or Mortgage Program Sponsor with respect to any FinanceCo Company is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity or Mortgage Program Sponsor indicated to any FinanceCo Company an intention to conduct the same, other than examinations undertaken in the ordinary course of business.

            (r) Certain Business Practices.

                  (i) Since January 1, 2001, none of the Company or any of its Subsidiaries, or any officer of any FinanceCo Companies, or to the knowledge of such officers, none of their respective Affiliates (other than any member of the Seller Group) or any director, employee, consultant or agent of any FinanceCo Company or any such Affiliate, in each case, acting on their respective behalf has directly or indirectly, (A) made any contribution or gift which contribution or gift is in material violation of any applicable Law, (B) made any bribe, rebate, payoff, influence payment, kickback or other payment to any Governmental Entity (or representative or official thereof) or made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any Person other than a Governmental Entity, in each case, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of the Company or any of its Subsidiaries, or (iv) in violation of any Law, or (B) established or maintained, directly or indirectly, any fund or asset of the Company or any of its Subsidiaries for the purpose of making any payment described in the foregoing clauses
      (A) and (B). In addition to, and not in limitation of, the foregoing, since January 1, 2001, none of the Company or any of its Subsidiaries, or any officer of any FinanceCo Companies, or to the knowledge of such officers, none of their respective Affiliates or any director, employee, consultant or agent thereof acting on their respective behalf has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (x) any foreign official (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA")) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a foreign government, or any agency or subdivision thereof; or (y) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both (x) and (y) above in order to assist any of the Company or any of its Subsidiaries to obtain or retain business for or direct business to either the Company or any of its Subsidiaries and under circumstances which would subject the Company or any of its Subsidiaries to liability under the FCPA or any corresponding foreign Laws.

                  (ii) Since January 1, 2003, the Company has been and is in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002.

                  (iii) Schedule 5.2(r) lists the agreements to which any FinanceCo Company is a party and which were provided by the Company on or after May 1, 2005 and prior to the date hereof to any Governmental Entity pursuant to any subpoena or discovery request relating to loss mitigation insurance products such as finite risk insurance. None of the FinanceCo Insurance Entities is a party to any market services agreement, placement services agreement, or similar agreement that is material to the

      Company and its Subsidiaries, taken as a whole, providing for the payment of contingent commissions to any agent, broker, producer or other insurance or reinsurance intermediary.

            (s) Insurance. The FinanceCo Companies, directly or indirectly through Seller or the Company, maintain commercially reasonable policies of casualty and liability insurance or self-insurance arrangements with respect to their assets, which policies and arrangements provide reasonably adequate insurance coverage for the FinanceCo Companies taken as a whole and for the Business. Each insurance policy is valid and enforceable and is in full force and effect, all premiums with respect thereto are currently paid or reserved for and to the Company's knowledge, no basis exists for early termination thereof on the part of the insurer. None of the Company or its Subsidiaries have failed to give notice or present any claim under any insurance policy in due and timely fashion, except where the failure to give notice or present any claim would not have a Material Adverse Effect. Except as provided in Schedule 5.2(s), there are no outstanding unpaid claims by any FinanceCo Company under any insurance policy in excess of $50,000,000. To the knowledge of the Company, no facts or circumstances exist which would relieve the insurer under any insurance policy of its obligation to satisfy in full (net of deductibles) any valid claim of the Company or its Subsidiaries thereunder.

            (t) Employee Benefit Plans.

                  (i) Schedule 5.2(t)(i) lists all "employee benefit plans" (as defined in Section 3(3) of ERISA), and each deferred compensation, stock option, restricted stock, stock purchase, bonus, severance or termination pay, employment, change in control, retention, or incentive plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement sponsored, maintained or contributed to or required to be contributed to by Seller, the Company or any Subsidiary of the Company for the benefit of any current or former employee, leased employee, director, officer, shareholder or independent contractor of the Company or any Subsidiary of the Company. All such plans, programs, agreements and arrangements shall be collectively referred to herein as the "Benefit Plans." Each Benefit Plan that is sponsored by the Company or any Subsidiary of the Company shall be so designated on Schedule 5.2(t)(i) and shall be referred to herein as a "Company Benefit Plan." Each Company Benefit Plan that covers current or former employees of the Company or any Subsidiary of the Company who reside or work in the United States of America shall be referred to herein as the "U.S. Company Benefit Plan."

                  (ii) Each Benefit Plan has been maintained, funded and administered in material compliance with its terms and the applicable provisions of ERISA, the Code, and other applicable laws. Each U.S. Company Benefit Plan that is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any facts or circumstances that would adversely affect the qualified status of such U.S. Company Benefit Plan. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against any of the U.S. Company Benefit Plans. True and complete copies of each of the Benefit Plans and, as applicable, the current trust agreements or other current funding instruments, the most recent summary plan descriptions and most recent summaries of material modifications, the most recent determination letters, the most recent Form 5500 annual reports, and the most recent actuarial reports and most recent financial statements related thereto have been made available to Investor. In the case of any material unwritten Benefit Plan, a written description of such plan has been made available to Investor.

                  (iii) All contributions or premium payments that are due to each Company Benefit Plan have been made within the time periods prescribed by ERISA, the Code or other applicable law, and all material contributions for any period ending on or prior to the Closing Date which are not yet due have been made or accrued in accordance with past practice or custom and GAAP.

                  (iv) None of the U.S. Company Benefit Plans, any trust created thereunder, or any "party-in-interest" or "disqualified person" with respect thereto has engaged in any uncorrected or non-exempt "prohibited transaction" or "party-in-interest transaction" as such terms are defined in Section 4975 of the Code and Section 406 of ERISA.

                  (v) With respect to any U.S. Company Benefit Plan that is a "defined benefit plan," within the meaning of Section 3(35) of ERISA and subject to Title IV of ERISA, maintained or contributed to by Seller or any of its ERISA Affiliates: (A) no liability to the PBGC has been incurred (other than for premiums not yet due); (B) no "accumulated funding deficiency," within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, has been incurred; and (C) no lien has arisen under ERISA or the Code on the assets of the Company or any of its Subsidiaries.

                  (vi) None of the U.S. Company Benefit Plans is a Multiemployer Plan and neither the Company nor any of its Subsidiaries has incurred any liability (including liability resulting from an ERISA Affiliate) on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203 of ERISA, respectively) from a U.S. Company Benefit Plan that is a Multiemployer Plan.

                  (vii) Without limiting the generality of the foregoing, each Benefit Plan that covers any current or former employee of the Company or any Subsidiary of the Company residing or working outside the United States of America (the "Non-U.S. Plans") has been established, administered and funded in material compliance with its terms and the applicable laws of the relevant jurisdiction. Each Non-U.S. Plan and related funding arrangement that is intended to qualify for tax-favored and/or social security payment-favored status has been, as applicable, approved for such status by the appropriate governmental authority, and nothing has occurred and, to the knowledge of the Company, no condition exists that is likely to cause the loss of such tax-favored status and/or social security payment-favored status.

                  (viii) No U.S. Company Benefit Plan, employment agreement, consulting agreement, independent contractor agreement, severance agreement, or collective bargaining agreement provides any material health, life insurance or other welfare benefits to retired or other terminated employees of the Company or any Subsidiary of the Company, other than continuation coverage required by Law.

                  (ix) No event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, by reason of their affiliation with any ERISA Affiliate, to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations. No written communication has been received from the PBGC in respect of any U.S. Company Benefit Plan or other employee benefit plan maintained by Seller subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein, and with respect to any U.S. Company Benefit Plan or other employee benefit plan maintained by Seller subject to Title IV of ERISA, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, or to the knowledge of the Company, threatened (including any routine requests for information from the PBGC).

                  (x) Neither the Company, Seller nor any of their respective Subsidiaries has made any written or oral promise or entered into any agreement that would limit the FinanceCo Companies' ability to amend or terminate any Company Benefit Plan or any plan required to be established or maintained pursuant to the Employee Matters Agreement.

            (u) Labor and Employment Matters. Neither the Company nor any Subsidiary of the Company is a party to or bound by any collective bargaining agreement or any other agreement with a labor union. No labor organization or group of employees of the Company or any Subsidiary of the Company has made a pending demand in writing for recognition or certification to the Company or any Subsidiary of the Company and there are no representation or certification proceedings or petitions presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority relating to the Company or any Subsidiary of the Company. To the knowledge of the Company, there are no organizing activities involving the Company or any Subsidiary of the Company pending with any labor organization or group of employees of the Company or any Subsidiary of the Company. There is no pending or, to the knowledge of the Company, threatened, labor dispute, strike, slowdown, work stoppage or lockout at the Company or any Subsidiary of the Company. The Company and each Subsidiary of the Company have complied with all applicable agreements, laws, rules and regulations relating to employment, including those related to wages, hours, nondiscrimination, equal employment opportunity, benefits, collective bargaining, plant closing, immigration, workers' compensation, unemployment insurance, occupational safety and health, and the collection, payment and withholding of Taxes, except where such noncompliance would not be reasonably expected to have a Material Adverse Effect. No event giving rise to the requirement that notice be given to any employee of the Company or any Subsidiary of the Company under the Worker Adjustment and Retraining Notification Act or under any similar law has occurred or been announced during the 90-day period ending on the date of this Agreement or any longer period required by any local legislation. There are no complaints, charges, including unfair labor practice charges, or claims against the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened to be brought or filed with any governmental authority, court or arbitrator based on, arising out of, in connection with or otherwise relating to the employment or termination of employment of any individual by the Company or any Subsidiary of the Company, where such complaints, charges or claims would be reasonably expected to have a Material Adverse Effect.

            (v) Taxes.

                  (i) Each of the Company and its Subsidiaries has timely filed all material Tax Returns that it was required to file. All Taxes owed and payable by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid, other than any Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or the appropriate Subsidiary. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

                  (ii) There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries (excluding assets leased to consumers or that secure loans and receivables owned by a FinanceCo Company).

                  (iii) Each of the Company and its Subsidiaries has withheld or collected all material Taxes required to have been withheld or collected and, to the extent required, has paid such Taxes to the proper governmental authority.

                  (iv) Schedule 5.2(v)(iv) indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. The Company has delivered or made available to Investor correct and complete copies of all Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Significant Subsidiaries since January 1, 2002.

                  (v) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result in the payment of any "excess parachute payment" within the meaning of Code Section 280G.

                  (vi) As of the Closing, except as set forth on Schedule 5.2(v)(vi), neither the Company nor any of its Subsidiaries will be a party to any tax allocation or sharing agreement, other than between the Company and its Subsidiaries or among such Subsidiaries.

                  (vii) Neither the Company nor any of its Subsidiaries will be required to make any material adjustments in taxable income (other than methods of accounting used for loan originations) for any tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(a) or 263A of the Code or any similar provision of provincial, state or local law as a result of transactions or events occurring, or accounting methods employed, prior to the Closing Date, nor is any application pending with any Taxing

      Authority requesting permission for any changes in accounting methods that relate to the Company or any of its Subsidiaries.

            (w) Affiliate Transactions. Each of the FinanceCo Companies has in all respects performed, or is now performing in all respects, its obligations under, and is not in default under (and would not by the lapse of time or the giving of notice be in default), nor has it received notice of default or notice of termination in respect of, any Intercompany Agreement, except to the extent that any such default or notice of default would not result in a Material Adverse Effect. Each of the Intercompany Agreements is a valid and binding obligation of one or more of the FinanceCo Companies, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (x) Derivative Transactions. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all Derivative Transactions entered into by any FinanceCo Company were entered into in accordance with applicable rules, regulations and policies of any regulatory authority with jurisdiction over such FinanceCo Company, and (ii) except as modified in order to address a request of any Rating Agency, all Derivative Transactions and repurchase or reverse repurchase transactions entered into by any FinanceCo Company were entered into in accordance with the investments, securities, commodities, risk management and other policies, practices and procedures employed by such FinanceCo Company, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions and repurchase or reverse repurchase transactions. The FinanceCo Companies have duly performed all of their obligations under the Derivative Transactions and repurchase or reverse repurchase transactions to the extent that such obligations to perform have accrued, and, to the knowledge of the Company, there are no breaches, violations or defaults by any party thereunder except for such breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (y) Investment Securities.

                  (i) Except as would not reasonably be expected to have a Material Adverse Effect, each of the FinanceCo Companies has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the FinanceCo Companies. Such securities are valued on the books of the Company in accordance with GAAP in all material respects.

                  (ii) The FinanceCo Companies employ investment, securities, risk management and other policies, practices and procedures which the Company believes are prudent and reasonable in the context of such businesses.

            (z) Insurance Reports. Each of the Company's Subsidiaries through which the Company conducts its material insurance operations (collectively, the "FinanceCo Insurance Entities") has filed all statutory financial statements required to be filed by it under applicable Insurance Laws except for such failures to file that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Such statutory financial statements have been prepared in accordance with applicable statutory accounting principles, consistently applied throughout the periods involved, and present fairly on a statutory accounting basis the financial condition and results of operation of the applicable FinanceCo Insurance Entity at the respective dates and for the respective periods indicated, except to the extent that any failure to so prepare or present fairly would not reasonably be expected to have a Material Adverse Effect. The Company has delivered or made available to Investor, to the extent permitted by applicable laws, copies of all annual statutory financial statements for each FinanceCo Insurance Entity for the periods beginning January 1, 2004 and through the date hereof, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable state of domicile insurance regulatory authority.

            (aa) Insurance Business. All FinanceCo Insurance Contracts are, to the extent required under applicable Insurance Laws, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where issued or, to the extent required by applicable Insurance Laws, have been filed with and not objected to by such authority within the period provided for objection, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (bb) Securitizations.

                  (i) The Company and each of its Subsidiaries, in each case to the extent that it is a servicer of any Securitization Transaction (in such a capacity, a "Securitization Servicer"), is in compliance in all material respects with all contracts or agreements to which it is bound under such Securitization Transaction (collectively referred to as the "Securitization Instruments"). The Company and each of its Subsidiaries, in each case to the extent that it is a Securitization Issuing Entity, has performed in all material respects all of its respective obligations under the Securitization Instruments. The Company and each of its Subsidiaries, in each case to the extent that it is a Securitization Depositor, has performed in all material respects all of its respective obligations under the Securitization Instruments.

                  (ii) Since January 1, 2004, each Securitization Depositor has made or caused to be made all filings required to be made by it under the Exchange Act, or has otherwise corrected any errant filings or resolved any such filings with the SEC. There are no pending or, to the knowledge of the Company, threatened, lawsuits, actions, proceedings or claims in which it is alleged that any private placement memorandum or other offering document, or any amendments or supplements thereto contained, as of the date on which it was issued in any Securitization Transaction, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No securities were issued or sold by the Company or any of its Subsidiaries in violation of Section 5 of the Securities Act in any Securitization

      Transaction. No Securitization Issuing Entity is required to register as an investment company under the Investment Company Act of 1940, as amended.

                  (iii) Since July 1, 2005, no nationally recognized statistical rating agency has downgraded or withdrawn its rating of any securities that were rated at least BBB or its equivalent by any Ratings Agency at issuance of any Securitization Transaction or placed any such ratings on a credit watch for possible downgrade, except for any such event that has resulted from a downgrade, withdrawal or credit watch with respect to the credit rating of a third party credit enhancement provider and except for any such event not caused by the actions or inactions of any FinanceCo Company.

                  (iv) No Event of Default, Service Default or similar event has occurred under any Securitization Instrument and no cash trapping trigger event or other event requiring the increase of credit enhancement for any Securitization Transaction has occurred except (A) as described on
      Schedule 5.2(bb)(iv) or (B) any cash trapping trigger or other event requiring the increase of credit enhancement for any Securitization Transaction that occurred as a result of the performance of the related pool of assets.

                  (v) Except as provided in Schedule 5.2(bb)(v), neither the Company, nor any of its Subsidiaries, has acted in the capacity of guarantor or credit enhancer in any Securitization Transaction, nor has the Company or any of its Subsidiaries provided any type of guaranty in any Securitization Transaction with respect to any payments of principal and/or interest in connection with any issued securities; provided, however, that for the purposes of this representation, neither the Company nor any of its Subsidiaries shall be deemed a "guarantor" or "credit enhancer" solely by reason of owning or holding any credit residual, subordinate interest, credit reserve account or similar instrument or account related to any Securitization Transaction.

            (cc) Bank Subsidiaries.

                  (i) Except for its ownership of the banks set forth on
      Schedule 5.2(cc) (the "Banks"), each of which has been duly chartered and is validly existing and in good standing under the laws of the jurisdiction of its organization, and except for any investments held in a fiduciary capacity (including any investments held in a fiduciary capacity solely for the benefit of employees of the Company or any of its Subsidiaries), the Company does not own, either directly or through its Subsidiaries, more than five percent of the stock or other equity interest in any (a) depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) that is organized under the laws of the United States of America, any State thereof or the District of Columbia (a "U.S. Bank"); or
      (b) foreign bank (as defined in 12 U.S.C. Section 1813(s)(1)). The deposits of the Banks that are U.S. Banks are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund or the Savings Association Insurance Fund to the fullest extent permitted by applicable law.

                  (ii) Except for any required amendments to Company Permits in connection with the Conversion, the Banks hold, and at all times since December 31, 2004 have held, all Company Permits necessary in all material respects for the lawful conduct of their respective businesses and ownership of their respective properties and assets.

                  (iii) To the extent an examination has been completed and a report issued, the Banks which are U.S. Banks have received in their most recent examination under the Community Reinvestment Act of 1977 a rating of "satisfactory" or "outstanding."

                  (iv) The Banks which are U.S. Banks are "well capitalized" within the meaning of the applicable regulations promulgated by the appropriate federal banking agency.

            (dd) Environmental, Health and Safety Matters. Except as provided in
Schedule 5.2(dd), none of the Company or its Subsidiaries has, since January 1, 2003, received any claim, suit or notice of violation regarding any actual or alleged violation of Environmental, Health and Safety Requirements (whether accrued, absolute, contingent, unliquidated or otherwise), relating to any of them or its properties and facilities arising under Environmental, Health and Safety Requirements. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company, its Subsidiaries, or, to the knowledge of the Company, their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, manufactured, distributed, transported, handled, or released any Hazardous Material, or owned or operated any property or facility (and no such property or facility is contaminated by any Hazardous Material) in a manner that has given rise to liabilities or could reasonably be expected to give rise to liabilities pursuant to any Environmental, Health and Safety Requirements. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has assumed, undertaken, or otherwise become subject to, any liability of any other Person or entity relating to Environmental, Health and Safety Requirements. To the knowledge of the Company, except as would not reasonably be expected to have a Material Adverse Effect on the Company, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company, its Subsidiaries, or any of their respective predecessors could reasonably be expected to prevent, hinder or limit continued compliance with Environmental, Health and Safety Requirements, give rise to any investigatory, remedial or corrective action or obligations pursuant to Environmental, Health and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health and Safety Requirements.

            (ee) Sufficiency of Assets. Schedule 5.2(ee) identifies any asset, right, privilege, contract, permit or arrangement which materially benefits or is utilized for any material purpose in the Business and as to which none of the FinanceCo Companies would have a direct ownership or contract right to continue use or ownership thereof, upon the terms in effect on the date hereof, following consummation of the transactions contemplated by this Agreement, other than (i) the assets, rights, privileges, permits and contracts listed on Schedule 2.3(b),
(ii) the assets, rights and privileges owned, leased or licensed and used by Seller or its Affiliates (other than the FinanceCo Companies) in providing services that are listed on Schedule 5.2(ee) or described in the Separation and Services Agreements, (iii) the transactions that are the subject of the Ancillary Agreements, and (iv) the intellectual property assets that are the subject of the License Agreement.

            (ff) Separation and Services Agreements. Except for the services set forth on Schedule 5.2(ff) and except with respect to the subject matters covered by the Separation and Services Agreements other than the Transition Services Agreement, the Transition Services Agreement will provide the Company for the periods provided therein with access to all services historically provided by the Seller Group and required to operate the Business as currently conducted. The terms and conditions of the Transition Services Agreement are not materially less favorable for the continued services than those in effect historically and the financial terms are not materially less favorable to the FinanceCo Companies in the aggregate than as reflected in the Company's Financial Projections dated November 21, 2005, as amended on February 8, 2006, a copy of which has been made available to Investor. The financial terms contained in the Separation and Services Agreements (other than the Transition Services Agreement) are not materially less favorable to the FinanceCo Companies, in the aggregate, than the similar transactions between Seller and the Company reflected in the Company's Financial Projections dated November 21, 2005, as amended on February 8, 2006, except for trademark royalties as specified in the License Agreement.

            (gg) Legal Opinions. On or prior to the date hereof, Seller has received a written opinion from each of Kirkland & Ellis LLP and Richards, Layton & Finger, P.A. (with copies delivered to Investor and Schulte Roth & Zabel LLP, including all exhibits and financial schedules to such opinion, subject to any required confidentiality agreement) addressing the matters covered therein.

            5.3 Representations of Investor. Investor hereby represents to Seller as follows:

            (a) Authorization. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Investor has all requisite limited liability company power and authority to enter into this Agreement and any of the Ancillary Agreements to which it is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by Investor to authorize the execution, delivery and performance of this Agreement and any of the Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by Investor. On the Closing Date, the Ancillary Agreements to which Investor is or will be a party will be, duly executed and delivered by Investor. This Agreement constitutes, and the Ancillary Agreements to which Investor is or will be a party will constitute, a valid and binding obligation of Investor (as applicable, with respect to the Ancillary Agreements) enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (b) No Conflicts. The execution and delivery by Investor of this Agreement and the Ancillary Agreements to which it is or will be a party does not, and the consummation by Investor of the transactions contemplated hereby and thereby and compliance by Investor with the terms hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the assets of Investor under, or require any consent, authorization or approval under any provision of the organizational documents of Investor or any material contract by which any of them is bound or any judgment, order or decree or any statute, law, ordinance, rule or regulation applicable to Investor, other than any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not have a material adverse effect on the ability of Investor to consummate the transactions contemplated hereby, and other than any such consent, authorization or approval that may be required solely by reason of Seller's participation in the transactions contemplated hereby.

            (c) Governmental Consents. The execution, delivery and performance of the Transaction Agreements by Investor and the consummation by it of the transactions contemplated thereby do not and will not require, solely due to the nature, identity or business of Investor, any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except as required under or pursuant to such consents, approvals, authorizations, permits, actions, filings or notifications listed on Schedule 5.3(c) under the name of Investor and except for any consent, approval, authorization, permit, action, filing or notification which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Investor's ability to consummate the transactions contemplated hereby or, in the case of consents, approvals, authorizations, permits, actions, filings or notifications required by Insurance Laws that cannot be obtained by reason of direct ownership by any Governmental Entity of any of Investor, the FIM Investors or their respective Affiliates, a material adverse effect on the Company's ability to operate the Company's GMAC Insurance Group following the Closing.

            (d) Actions and Proceedings, etc. There are no outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against Investor, any of the FIM Investors or any of their respective Affiliates, which are reasonably likely to have a material adverse effect on the ability of Investor to consummate the transactions of Investor contemplated hereby or of the Company to meet its obligations as they become due following the Closing. There is no action, suit, claim or legal, administrative or arbitration proceeding or investigation pending or, to the knowledge of Investor, threatened against Investor, any of the FIM Investors or any of their respective Affiliates which is reasonably likely to have a material adverse effect on the ability of Investor to consummate the transactions contemplated hereby.

            (e) Availability of Funds. Each FIM Investor has committed, pursuant to the Equity Commitment Letters, financing in an amount sufficient to satisfy its portion of Investor's obligations hereunder.

            (f) Acquisition of Investor Equity Interests for Investment. The Investor Equity Interests purchased by Investor pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Investor will not offer to sell or otherwise dispose of the Investor Equity Interests so acquired by it in violation of any of the registration requirements of the Exchange Act or any comparable state, federal, provincial or foreign law.

                                   ARTICLE VI
                         COVENANTS AND OTHER AGREEMENTS

            6.1 Covenants of Seller and the Company. Seller and the Company covenant and agree as follows:

            (a) Access. Prior to the Closing, Seller and the Company shall grant or furnish to Investor or cause to be granted or furnished to Investor and its Affiliates and their respective representatives (including counsel, accountants and financing sources) (i) reasonable access (including making an office available at the Company's headquarters for a designated representative of Investor), during normal business hours and upon reasonable notice, to the relevant personnel, properties, accountants, contracts, books and records and offices and other facilities of the FinanceCo Companies, and excluding access to information that is privileged, or that is subject to legal or contractual restriction on access (provided that Seller shall have used commercially reasonable efforts to remove such restriction on access) so long as such access does not unreasonably interfere with the normal operations of the FinanceCo Companies and (ii) such information concerning the business of the Company and the Company's Subsidiaries (including financial and operating information and regular reports thereon as reasonably requested by Investor) as may be reasonably requested, from time to time, by or on behalf of Investor. All requests for access shall be directed to Kevin Nowlan. Investor shall indemnify and hold Seller, the FinanceCo Companies and their respective Affiliates, officers, members, shareowners, directors and employees harmless against any and all actual claims, damages or expenses relating to the personnel, properties, books and records of any FinanceCo Company arising out of or with respect to Investor's or its representatives', agents' or employees' exercise of Investor's rights under this Section 6.1(a). Notwithstanding any provision in this Agreement to the contrary, Investor's obligations under this Section 6.1(a) shall survive the termination of this Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.1(a) or otherwise shall affect or be deemed to modify any representation contained in this Agreement or the conditions to the obligations of the parties hereto to consummate the Closing and the transactions contemplated by this Agreement.

            (b) Ordinary Conduct. Except as contemplated by the terms of this Agreement, any Ancillary Agreement, the GMACCH Sale Agreement or as set forth on
Schedule 6.1(b)-1, from the date hereof to the Closing, Seller, in its capacity as the Company's sole shareholder, and the Company will cause the FinanceCo Companies to conduct their business in the ordinary course. Schedule 6.1(b)-2 sets forth a list of all material, ordinary course activities currently being considered by any Business Segment to be conducted prior to the Closing to the extent not consistent with past practice. Without limiting the foregoing, except as contemplated by the terms of the Transaction Agreements and the disclosures on Schedule 6.1(b)-1, or the GMACCH Sale Agreement and other than whole loan sales and Securitization Transactions, from the date hereof until the Closing, no FinanceCo Company will do any of the following without the prior written consent of Investor (not to be unreasonably withheld (except with respect to any matter limited by dollar amount) or delayed):

                  (i) amend the charter or Bylaws (or any equivalent organizational documents following the Conversion) of the Company;

                  (ii) declare or pay any dividend or make any other distributions to its equity holders in respect of its equity interests (however characterized and whether payable in cash or additional equity interests); provided, however, that (A) the Company may, in addition to the Cash Distribution and the Asset Distribution pursuant to the Recapitalization and distributions or payments by the Company and its Subsidiaries under any Ancillary Agreement or the Tax Allocation Agreements, pay dividends or other distributions in respect of its equity interests to Seller in an aggregate amount not to exceed the aggregate amount of GAAP Earnings of the Company and its Subsidiaries earned since September 30, 2005, as estimated by the Company in good faith as of the date of any such declaration, and (B) dividends or distributions may be made by any Subsidiary of the Company to the Company or any of its Subsidiaries;

                  (iii) effect a split or reclassification or other adjustment of the Company's outstanding capital stock or a recapitalization thereof;

                  (iv) make any material change in financial or Tax accounting principles or in the manner of applying such principles, in all cases other than as may be required by the SEC, Tax law, GAAP or, with respect to any Subsidiary, changes in generally accepted accounting principles applicable to such Subsidiary;

                  (v) excluding transactions among the FinanceCo Companies, acquire (by merger, share exchange, consolidation, combination or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (other than acquisitions of portfolio assets and acquisitions pursuant to Ordinary Course Finance Agreements or otherwise in the ordinary course of business) exceeding $50,000,000 in fair market value of equity;

                  (vi) make or revoke any election relating to any material amount of Taxes of the Company or any Subsidiary of the Company or settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to any material amount of Taxes of the Company or any Subsidiary of the Company, other than actions applicable to all members of the Seller Consolidated Group, if such election, settlement or compromise would have the effect of increasing the liability for Taxes of the Company or its Subsidiaries for any Post-Closing Taxable Period; provided, however, that the Company and each of its Subsidiaries shall have the right to elect to be treated as a partnership for Tax purposes, including for U.S. federal income Tax purposes, or to elect to change its classification to be treated as a partnership or disregarded entity for Tax purposes and to file any related forms with any Governmental Entity including, but not limited to, Form 8832;

                  (vii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, except to the Company or any of its Subsidiaries, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest) in the Company or any of its Subsidiaries or joint ventures;

                  (viii) except as otherwise provided on Schedule 6.1(b)(viii), sell, pledge, dispose of or encumber any assets of the Company or any of its Subsidiaries (except for (1) sales of loans, receivables and other assets in securitization transactions or otherwise in the ordinary course of business or pursuant to contracts in effect on the date hereof, (2) dispositions of obsolete, nonperforming or worthless assets, (3) sales of assets not in excess of $100,000,000 in the aggregate and (4) Permitted Encumbrances);

                  (ix) except as required by Law, increase in any manner the compensation payable to any director, officer or employee of any FinanceCo Company (other than increases pursuant to existing plans or agreements in effect as of the date hereof or to regularly scheduled performance reviews or in connection with a promotion or an increase in responsibilities in the ordinary course of business consistent with past practice), or adopt any new bonus or incentive plan providing materially greater level of compensation or benefits on an aggregate basis (measured at either the individual or Company level) than existed prior to the date of such adoption; enter into any new severance or termination pay arrangement with respect to any present or former director, officer or employee of the Company or any of its Subsidiaries; grant any equity or equity-based awards to any employees of the Company or its Subsidiaries; or increase the funding obligation or contribution rate of any U.S. Company Benefit Plan subject to Title IV, in each case other than in the ordinary course;

                  (x) (1) during such time as the Company has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated BBB+ or less (or its equivalent) by the Rating Agencies, permit the ratio of Consolidated Borrowed Funds at the last day of any fiscal quarter of the Company to Consolidated Net Worth at such date to be greater than 11.0 to 1.0, (2) issue any debt securities, other than pursuant to the Company's Ordinary Course Finance Agreements, or assume, guarantee (other than guarantees of the Company's Subsidiaries entered into in the ordinary course of business and except as required by any agreement in effect as of the date hereof) or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice, (3) make or authorize any capital expenditures or purchases of fixed assets (other than assets acquired to be leased) which are, in the aggregate, in excess of $400,000,000 over any rolling 12-month period after the date hereof, or (4) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 6.1(b);

                  (xi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $25,000,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the financial statements contained in the Company Filed SEC Documents or incurred in the ordinary course of business;

                  (xii) except in accordance with any FinanceCo Company's existing risk policies and limits as of the date hereof, materially restructure or materially change in any adverse respect its gap position, through purchases, sales, hedges, swaps, caps or collars or otherwise or the manner in which any current hedges are classified or reported;

                  (xiii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Material Subsidiaries; provided, however, that each of the Converting Entities shall be permitted to engage in any transactions necessary to accomplish the Conversion as described in Section 2.3(a);

                  (xiv) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Material Subsidiary or material joint venture, except that any U.S. FinanceCo Company may convert from a corporation to a limited liability company;

                  (xv) revalue in any material respect any of its assets, including writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by GAAP;

                  (xvi) amend in any material adverse respect any Company Contract to the detriment of the Company;

                  (xvii) enter into any agreement or arrangement that limits or otherwise restricts or that would reasonably be expected to, after the Closing, restrict or limit (A) the Company, any of its Subsidiaries or any successor thereto, in any material respect or (B) Investor and their Affiliates or any successor thereto (other than the Company or any of its Subsidiaries), from engaging or competing in any line of business or in any geographic area;

                  (xviii) make any material changes in policies or practices relating to reserving, claims handling, reinsurance or underwriting with respect to its insurance operations, if applicable;

                  (xix) sell, lease, transfer, distribute, or otherwise dispose of (or abandon) any of the Major Property owned or leased by any FinanceCo Company;

                  (xx) pay, discharge or satisfy any term unsecured indebtedness in excess of $750,000,000 per fiscal quarter to the extent such payment, discharge or satisfaction would be reasonably likely to materially impact the Company's overall liquidity profile or future income in an adverse manner;

                  (xxi) cause the credit quality of asset originations for the North American Operations and International Operations Business Segments to be inconsistent with the standards to be established in the Separation and Services Agreements; or

                  (xxii) create a binding commitment or agreement to do any of the foregoing.

Notwithstanding the first sentence of this Section 6.1(b), Investor shall have the right to object to any action, other than any permitted by clauses (i) through (xxii) above, which would otherwise be permissible if taken in the ordinary course of business if it reasonably believes that any such action would not be consistent with past practice and provides written notice of such objection to Seller and the Company within five (5) Business Days after becoming aware of such proposed action (it being understood that absent such objection, Investor shall have no remedy for an alleged breach of this Section 6.1(b) by reason of the occurrence of such action). In the event that Investor provides such timely written objection and the Company thereafter continues such action, Investor shall retain a right to seek indemnification for Losses resulting from such action pursuant to ARTICLE IX.

            (c) Non-Solicitation of Takeover Proposal. Seller shall not, nor shall it authorize or knowingly permit any of its Subsidiaries or any of their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives (collectively, "Representatives") to, directly or indirectly through another Person, (A) solicit, initiate or knowingly facilitate or encourage, or take any other action designed to, or which could reasonably be expected to, facilitate, any Takeover Proposal or (B) enter into, continue or otherwise participate in any discussions, negotiations or agreements regarding, or furnish or disclose to any Person any information, or otherwise cooperate in any way with, any Takeover Proposal or related inquiries. Seller shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Seller shall promptly advise Investor orally and in writing of the existence of any Takeover Proposal (other than any Takeover Proposal as to which all discussions and negotiations ceased prior to, and are not renewed following, the execution of this Agreement), the material terms and conditions of any such Takeover Proposal (including any changes thereto) and the identity of the Person making any such Takeover Proposal. Seller shall (A) keep Investor fully informed in all material respects of the status (including any material change to the terms thereof) of any such Takeover Proposal and (B) provide to Investor as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to Seller or any of its Subsidiaries from any Person that describes any of the terms or conditions of any such Takeover Proposal.

            (d) Modifications. Seller and the Company shall not make any material modifications to the Intercompany Agreements which have been or will be entered into prior to the Closing without the prior written consent of Investor, except as contemplated by the Transaction Agreements.

            (e) Non-Competition. Without the express prior written consent of Investor, no member of the Seller Group shall, at any time, (i) in the United States of America, during the five-year period immediately following the Closing Date, or (ii) in a country outside of the United States of America in which the FinanceCo Companies actively operate as of the date hereof, during the three-year period immediately following the Closing Date, directly or indirectly, manage or control any Person engaged in any material respect in any Competing Business; provided, however, that the ownership of securities representing no more than five percent (5%) of the outstanding voting power of any Person, which securities are listed on any securities exchange or traded actively in an over-the-counter market, shall not be deemed to violate the provisions of this sentence; provided, further, that Seller or any other member of the Seller Group may hereafter purchase the equity or assets of any enterprise engaged in a Competing Business if less than 10% of the aggregate gross revenues of such enterprise for its most recently completed fiscal year were derived from the Competing Business (and Seller or any other member of the Seller Group may hereafter acquire a controlling interest in any enterprise that is engaged in a Competing Business, even if more than 10% of the aggregate gross revenues of such enterprise for its most recently completed fiscal year were derived from a Competing Business, so long as Seller or such Subsidiary, as applicable, shall divest, as soon as reasonably practicable (and in any event within one year of the date of acquisition), its interest in such enterprise relating to the Competing Business, provided that Seller shall provide the Company with a right of first offer with respect to the divestiture of such interest (the mechanics of which shall be similar to those applicable to the right of first offer contained in the LLC Operating Agreement as of the Closing Date, except as may be otherwise agreed to by the Parties).

            (f) Insurance. The Company shall use its reasonable best efforts to procure reasonably adequate property, casualty and other appropriate insurance coverage consistent with industry standards for the Company and its Subsidiaries, taken as a whole, prior to or concurrently with the Closing.

            (g) Pre-Closing Action. Seller and the Company shall, and shall cause their respective Subsidiaries to, take all of the actions described on
Schedule 6.1(g)-1 prior to May 15, 2006, and take all of the actions described on Schedule 6.1(g)-2 prior to the Closing Date, in each case in a manner reasonably satisfactory to each FIM Investor.

            (h) Operating Agreement. Seller and the Company shall amend the Operating Agreement, dated as of October 22, 2001, by and between Seller and the Company to provide for notice of termination at any time after October 21, 2006, with effect four years thereafter. Seller shall send notice to the Company to terminate such Operating Agreement on the Closing Date.

            6.2 Covenants of Investor. Investor covenants to Seller as follows:

            (a) Confidentiality. Investor acknowledges that all information provided to any of it and its Affiliates and Representatives by any of Seller, any FinanceCo Company and their respective Affiliates and Representatives is subject to the terms of the Confidentiality Agreement, dated November 29, 2005, between Cerberus Capital Management, L.P. and Seller, the terms of the Confidentiality Agreement, dated November 30, 2005, between Aozora Bank Limited and Seller, the terms of the Confidentiality Agreement, dated January 13, 2006, between

Citigroup Global Markets Inc. and Seller and the terms of the Confidentiality Agreement, dated December 5, 2005, between Cerberus Capital Management, L.P. and Citigroup Global Markets Inc., as applicable (together, the "Confidentiality Agreements"), the terms of which are hereby incorporated herein by reference. Any and all information provided or made available to Investor and its Affiliates and Representatives by or on behalf of Seller shall remain subject to the terms and conditions of the applicable Confidentiality Agreement after the Closing Date.

            (b) No Additional Representations; Disclaimer Regarding Estimates and Projections.

                  (i) Investor acknowledges that none of Seller or any of its Affiliates (including the FinanceCo Companies and Seller's other Subsidiaries) or Representatives or other Person acting on behalf of Seller or such Affiliate (collectively, the "Seller Group Persons"), has made any representation or warranty, express or implied, as to the (A) condition, merchantability, suitability or fitness for a particular purpose of any of the assets used or held by the FinanceCo Companies or their Affiliates or (B) accuracy or completeness of any information regarding any FinanceCo Company or their Affiliates, in each case except that Seller and the Company have made the representations expressly set forth in this Agreement. Investor represents that it has not relied, and will not rely, on any representation or warranty of any Seller Group Person, except for the express representations of Seller and the Company contained in this Agreement, as it may hereafter be amended. Investor further agrees that no Seller Group Person will have or be subject to any liability to such Persons or any other Person resulting from the distribution to such Persons, or such Persons' use of, any such information, including the Confidential Information Package regarding the Company dated November 2005, the Financial Projections Package and Supplemental Information Package dated November 2005 and any information, document, or material made available to such Persons in certain "data rooms," management presentations or any other form, at any time prior to the date hereof, in expectation of the transactions contemplated by this Agreement.

                  (ii) In connection with Investor's investigation of the FinanceCo Companies, Investor has received from or on behalf of Seller certain projections, including projected balance sheets and statements of operating revenues and income from operations of the FinanceCo Companies for the year ending in December 2008 and certain business plan information for such year. Investor acknowledges on behalf of itself that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Investor is familiar with such uncertainties, that Investor is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying estimates, projections and forecasts furnished to
      it), and that Investor shall have no claim against any Seller Group Person with respect thereto and shall have no entitlement to any estimates, projections or forecasts of any Seller Group Person after the date hereof. Accordingly, Seller and the other Seller Group Persons make no representation or warranty with respect to any such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

            6.3 Mutual Covenants. Seller, the Company and Investor covenant and agree as follows:


            (a) Consents. Seller and the Company shall use their commercially reasonable efforts to obtain the consents set forth on Schedule 5.2(d) required as a result of the transactions contemplated by this Agreement. Seller and the Company shall use their commercially reasonable efforts to obtain the consents for those Company Contracts not set forth on Schedule 5.2(d) required as a result of the transactions contemplated by this Agreement; provided, however, that such reasonable efforts shall not include any requirement of Seller or the Company to expend money or offer or grant any accommodation (financial or otherwise) to any third party.

            (b) Cooperation. Investor, on the one hand, and Seller, on the other hand, shall reasonably cooperate with each other and shall cause their respective officers, employees, agents and representatives to reasonably cooperate with each other for a period of sixty (60) days after the Closing to minimize the disruption to the respective businesses of the Parties hereto resulting from the transactions contemplated hereby. No Party shall be required by this Section 6.3(b) to take any action that would unreasonably interfere with the conduct of its business.

            (c) Publicity. Seller and the Company, on the one hand, and Investor, on the other hand, agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by any Party without the prior consent of the other Party (which consent shall not be unreasonably withheld or delayed), except (i) as such release or announcement may be required by law or the rules or regulations of any United States securities exchange or other United States federal or state or foreign regulatory authority, in which case the Party required to make the release or announcement shall allow the other Party reasonable time to comment on such release or announcement in advance of such issuance, and (ii) that Seller may make such an announcement to its employees (other than employees of the FinanceCo Companies, as to whom Seller, the Company and Investor shall prepare a joint announcement to such employees). Investor, Seller and the Company shall, upon the request of either Investor or Seller, reasonably cooperate to prepare joint press releases to be issued at the time of the signing of this Agreement and on the Closing Date. Each of the Parties agrees to keep the terms of this Agreement confidential, except to the extent otherwise required by applicable law, the rules or regulations of any United States securities exchange or other United States federal or state or foreign regulatory authority or for financial reporting purposes and except that the Parties may disclose such terms to their respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to keep the terms of this Agreement confidential); provided, however, that the Parties understand and agree that Seller and the Company may, among other things, file a Current Report on Form 8-K with respect to, and may file as an exhibit, this Agreement with the SEC.

            (d) Reasonable Best Efforts. Subject to the terms of this Agreement, each Party will use its reasonable best efforts to cause the Closing to occur, including by using reasonable best efforts to cause each of the conditions to Closing set forth in Sections 4.1, 4.2 and 4.3 and to obtain the regulatory consents set forth on Schedules 5.1(c), 5.2(e) and 5.3(c) to be satisfied, in each case subject to the terms and conditions of this Agreement. Without limiting the generality of the foregoing or the provisions of
Section 6.3(e), (i) for purposes of this Section 6.3(d) and Section 6.3(e), the "reasonable best efforts" of the Parties shall include such Persons' agreement to reasonably cooperate in good faith with the other Parties in obtaining, and taking such action as may be reasonably necessary to obtain, the agreement of any Governmental Entity to approve, or not to seek an injunction against or otherwise oppose, the transactions contemplated hereby, and (ii) each Party shall use its reasonable best efforts to file or cause to be filed with appropriate Governmental Entities any notifications or other filings the Parties mutually and reasonably believe to be required to be filed under applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity with respect to the transactions contemplated hereby; provided, however, that nothing contained herein or elsewhere in this Agreement will require Investor or any of its Affiliates to (x) agree to sell, divest, dispose of or hold separate any assets or businesses, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, one or more of its businesses, product lines or assets or (y) litigate, pursue or defend against any administrative or judicial action or proceeding (including any temporary restraining order or preliminary injunction) challenging any of the transactions contemplated hereby as violative of any Antitrust Law. Each of Seller and the Company, on the one hand, and Investor, on the other hand, agrees not to participate, or to permit their respective Subsidiaries to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with effecting any such filing required by Antitrust Laws or obtaining any such clearance, approval or authorization required by Antitrust Laws to consummate the transactions contemplated by this Agreement, unless it consults with the other Parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other Parties the opportunity to attend and participate.

            (e) Certain Regulatory Filings. Without limiting the generality of the provisions of Section 6.3(d):

                  (i) Investor, the Company and Seller shall each file or cause to be filed with the United States Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby and Investor, on the one hand, and Seller, on the other hand, shall bear the costs and expenses of their respective filings; provided, however, that Investor shall pay all filing fees in connection therewith. The Parties shall use their respective reasonable best efforts (subject to the proviso contained in Section 6.3(d)) to make, or cause to be made, such filings promptly following the date hereof, to respond to any requests for additional information made by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated hereby. The Parties shall consult with each of the other Parties prior to any meetings, by telephone or in person, with the staff of the Federal Trade Commission or the United States Department of Justice, and each of the Parties shall have the right (to the extent permitted) to have a representative present at any such meeting.

                  (ii) Investor, the Company and Seller shall each file or cause to be filed with the European Commission any notification required to be filed under the MCR with respect to the transactions contemplated hereby, and Investor, on the one hand, and Seller, on the other hand, shall bear the costs and expenses of their respective filings; provided, however, that Investor and Seller shall bear equally any filing fees in connection therewith. The Parties shall use their respective reasonable best efforts (subject to the proviso contained in Section 6.3(d)) to make, or cause to be made, such filings promptly following the date hereof, to respond to any requests for additional information made by the European Commission and to cause the waiting periods under the MCR to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby violate the MCR or any other European Antitrust Laws, all to the end of expediting consummation of the transactions contemplated hereby. The Parties shall consult with each of the other Parties prior to any meetings, by telephone or in person, with the staff of the European Commission, and each of the Parties shall have the right (to the extent permitted) to have a representative present at any such meeting.

                  (iii) Investor, the Company and Seller shall each file or cause to be filed with the applicable Governmental Entities in Canada any notification required to be filed under the Antitrust Laws of Canada with respect to the transactions contemplated hereby, and Investor, on the one hand, and Seller, on the other hand, shall bear the costs and expenses of their respective filings; provided, however, that Investor and Seller shall bear equally any filing fees in connection therewith. The Parties shall use their respective reasonable best efforts (subject to the proviso contained in Section 6.3(d)) to make, or cause to be made, such filings promptly following the date hereof, to respond to any requests for additional information made by such Governmental Entities and to cause the waiting periods under such Antitrust Laws to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby violate such Antitrust Laws, all to the end of expediting consummation of the transactions contemplated hereby. The Parties shall consult with each of the other Parties prior to any meetings, by telephone or in person, with the staff of such Governmental Entities, and each of the Parties shall have the right (to the extent permitted) to have a representative present at any such meeting.

                  (iv) Investor, the Company and Seller shall each file or cause to be filed with the applicable Governmental Entities in Brazil and Mexico (and any other country identified by the Parties) any notification required to be filed under the Antitrust Laws of such nations with respect to the transactions contemplated hereby, and Investor, on the one hand, and Seller, on the other hand, shall bear the costs and expenses of their respective filings; provided, however, that Investor and Seller shall bear equally any filing fees in connection therewith. The Parties shall use their respective reasonable best efforts (subject to the proviso contained in Section 6.3(d)) to make, or cause to be made, such filings promptly following the Closing and to respond to any requests for additional information made by such Governmental Entities. The Parties shall consult with each of the other Parties prior to any meetings, by telephone or in person, with the staff of such

      Governmental Entities, and each of the Parties shall have the right (to the extent permitted) to have a representative present at any such meeting.

                  (v) In connection with effecting any filing or obtaining any clearance, approval or authorization that are set forth on Schedules 5.1(c), 5.2(e) and 5.3(c) required by any Governmental Entity to consummate and give full effect to the transactions contemplated by this Agreement, each of Seller and the Company, on the one hand, and Investor, on the other hand, shall, subject to applicable law, (i) upon request, permit counsel for the other party to review in advance, and consider in good faith the views of the other Parties in connection with, any applicable proposed written communication to any Governmental Entity, (ii) upon request, provide counsel for the other Parties with copies of all applicable filings made by such party, and all correspondence between such party (and its advisors) with any Governmental Entity and any other applicable information supplied by such Parties and such Parties' Subsidiaries to a Governmental Entity or received from such a Governmental Entity; provided, however, that Seller shall have no such obligation to either the Company or Investor with respect to correspondence with the Pension Benefit Guaranty Corporation. Such materials may be redacted or withheld to the extent such materials contain non-public information regarding third parties or to the extent necessary to comply with contractual arrangements that restrict disclosure of their terms or existence or with applicable law, and (iii) continue to make reasonable best efforts (subject to the proviso contained in Section 6.3(d)), each at its own expense, to effect the successful completion of any such filing still open at Closing.

            (f) Employee Matters. As of the date hereof, Seller, the Company and Investor shall enter into a separate agreement (the "Employee Matters Agreement") substantially in the form of Exhibit F attached hereto describing, in detail, the treatment of employees and employee benefit plans in connection with the transactions contemplated by this Agreement.

            (g) Notice of Change of Control. Following the Closing, upon the request of either Seller or Investor, the Company shall provide written notices in substance and form reasonably satisfactory to Seller or Investor, as applicable, to such Persons as Seller or Investor, as applicable, may reasonably request that communicate that the Company has experienced a change of control.

            (h) Notice of Breach. From the date hereof to the Closing, each Party hereto shall, promptly upon becoming aware thereof, give detailed written notice to the other Parties hereof of any fact or the occurrence of any event which would have caused or constituted a material breach, had such fact or event occurred or been known to such Party prior to the date of this Agreement, of any of such Party's or other Party's material covenants, agreements or representations contained herein; provided, however, that such notice shall not be deemed to modify, amend or supplement the representations of Investor or Seller or the Schedules hereto for purposes of Sections 4.1(a) or 4.2(a) of this Agreement.

            (i) LLC Operating Agreement Amendments. At the written request of Aozora Bank Limited in the case of (i) below, or Investor in the case of (ii) below, Seller agrees to assist Investor, in good faith, to modify to the reasonable satisfaction of Aozora Bank Limited or Investor, as applicable, this Agreement and the LLC Operating Agreement, as applicable, to permit:

                  (i) Aozora Bank Limited to directly, concurrently with the Closing, purchase and thereafter hold Class C Membership Interests of the Company and which interests are sold to Aozora Bank Limited pursuant to this Agreement in lieu of the sale of an equivalent amount of interests that would have otherwise been sold by Seller to Investor hereunder; and

                  (ii) the establishment of a management incentive plan consisting of nonvoting interests in the Company issued as profits interest.

            (j) Section 754 Election.

                  (i) Each Party agrees that the Company shall make a timely election under Section 754 of the Code in respect of the partnership that will be deemed terminated as of the Closing Date.

                  (ii) Within 90 days after the Closing Date, Investor shall deliver to Seller a proposed allocation of the AutoCo Purchase Price and other relevant items among the assets of the Company and its Subsidiaries (the "Proposed Allocation"). If Seller does not deliver a written notice to Investor within 30 days of receipt of the Proposed Allocation specifying in reasonable detail the nature of any objection it may have to the Proposed Allocation (an "Objection Notice"), the Proposed Allocation shall be the final allocation of the Purchase Price and other relevant items among the assets of the Company and its Subsidiaries (the "Final Allocation"). If Seller does deliver an Objection Notice, Seller and Investor shall attempt to resolve any differences identified in the Objection Notice within the succeeding 20 days and, if they are able to resolve all such differences, the allocation agreed to shall be the Final Allocation. If they are unable to resolve all such differences, any remaining disagreed items shall be submitted to the Neutral Auditors for resolution in the next succeeding 20-day period. The Neutral Auditors shall be instructed to determine whether the position maintained by Investor or by Seller is the more reasonable allocation of the Purchase Price in respect of any item in dispute and shall select one of the two positions. The allocation resulting from the Neutral Auditors' decision shall be the Final Allocation. Any allocation that becomes the Final Allocation pursuant to the preceding provisions of this Section 6.3(j)(ii) shall be final and binding as among the Company, Seller and Investor and their respective Affiliates and none of the Company, Seller, Investor or any Affiliate thereof shall take any position on any Tax Return that is inconsistent with the Final Allocation.

            (k) Preferred Interests. The Company shall issue to Investor and Seller at the Closing a series of preferred interests in the amounts and on the terms attached hereto as Exhibit Z.

            (l) Government Ownership Laws. In the event that any Governmental Entity provides notice to a FinanceCo Insurance Entity that, as a result of the application of a statute restricting government ownership or control of an authorized insurer, it intends to revoke or nonrenew the certificate of authority of such FinanceCo Insurance Entity following the Closing, then the Parties will cooperate to consider any changes in the structure of the ownership of Investor or the structure of the equity interests in the Company to be acquired by Investor that would eliminate the risk of such revocation or nonrenewal.

                                  ARTICLE VII
                                   TAX MATTERS

            7.1 Income Tax Indemnification by Seller.

            (a) From and after the Closing Date, Seller shall indemnify the Company and hold it harmless from and against the following (without duplication):

                  (i) any and all Income Taxes of the Company and its Subsidiaries for all Pre-Closing Taxable Periods,

                  (ii) any and all Income Taxes of the Company and its Subsidiaries for the portion of a Straddle Period ending on the Closing Date (as determined pursuant to Section 7.2(c)),

                  (iii) any and all Income Taxes of any member (other than the Company or any of its Subsidiaries) of an affiliated, consolidated, combined, or unitary group of which the Company or any of its Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation
      Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and including any liability for Taxes of any Person (other than the Company and its Subsidiaries) imposed on the Company or any of its Subsidiaries as a transferee or successor or pursuant to any contractual obligation for any taxable period that ends (or is deemed to end pursuant to Section 7.2(c) hereof) on or before the Closing Date; and

                  (iv) any contractual obligations with respect to Income Taxes under the GMACCH Sale Agreement, under the Memorandum of Understanding Regarding United States Tax Allocation by and between Saab Cars Holding Corp. and General Motors Corporation and under similar Tax indemnification obligations with third parties;

provided, however that in the case of clauses (i), (ii), (iii) and (iv) above, Seller shall be liable only to the extent that such Taxes are in excess of the amount, if any, of such Taxes accrued or reserved as a liability or otherwise reflected (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Adjusted Final Closing Balance Sheet; provided, further, that Income Taxes relating to the transactions contemplated by this Agreement including the Conversion shall be treated as Taxes attributable to a Pre-Closing Taxable Period for which Seller shall be solely responsible and for which Seller shall indemnify the Company under Section 7.1(a)(i).

            (b) Notwithstanding anything in this Agreement to the contrary, the indemnification obligation of Seller under Section 7.1(a) shall survive the Closing, shall continue in full force and effect until the expiration of the applicable statutes of limitations (including any extensions thereto), and shall not be subject to any limitations on indemnification obligations under ARTICLE IX.

            (c) Seller shall reimburse the Company or any of its Subsidiaries, as applicable, for any Taxes pursuant to this Section 7.1 within twenty (20) Business Days after notification to Seller of payment of such Taxes by Investor, the Company or any of the Company's Subsidiaries.

            7.2 Allocation of Certain Taxes and Tax Items.

            (a) The Company, Investor and Seller agree that if the Company or any Subsidiary of the Company is permitted but not required under applicable United States federal, state or local or provincial, territorial or foreign Tax laws to treat the Closing Date as the last day of a taxable period, then Investor and Seller shall treat such day as the last day of a taxable period under such applicable Tax Law.

            (b) Transactions occurring or actions taken on the Closing Date but after the Closing outside the ordinary course of business and not contemplated by this Agreement by, or with respect to, the Company or any of its Subsidiaries shall be treated as occurring on the next day and as such shall for purposes of this Agreement be treated (and consistently reported by the parties) as occurring in the taxable period (or portion thereof) beginning the day after the Closing Date. For the avoidance of doubt, the transactions contemplated by
Section 2.3, including the Conversion, shall be treated as occurring in the Pre-Closing Tax Period or the portion of a Straddle Period ending on the Closing Date, as applicable.

            (c) For purposes of Section 7.1(a)(ii), any Income Taxes of the Company and its Subsidiaries for a Straddle Period shall be allocated between the portion of the period ending on the Closing Date and the portion of the period beginning on the first day after the Closing Date. Any allocation of income or deductions required to determine any Income Taxes for a Straddle Period shall be made by means of a closing of the books and records of the Company and its Subsidiaries as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity including the Company and any entity in which the Company or any of its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time), provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions).

            (d) Seller and Investor, collectively, will each bear one-half of all state, county, or local sales, excise, value added, use, registration, stamp, or other transfer (including real estate transfer) taxes and similar taxes, levies, charges or fees (together with any applicable interest and penalties thereon) of Seller and the Company incurred in connection with the Equity Purchase. For the avoidance of doubt, this Section 7.2(d) shall not apply to Income Taxes.

            7.3 Filing and Payment Responsibilities.

            (a) Certain Consolidated, Combined or Similar Income Tax Returns. Notwithstanding anything in this Agreement to the contrary, Seller shall prepare or cause to be prepared and file or cause to be filed all Income Tax Returns for a Pre-Closing Taxable Period or for a Straddle Period for which (i) the Company and any of its Subsidiaries are required to be included in the U.S. consolidated federal Income Tax Returns of the Seller Consolidated Group or (ii) the Company and any of its Subsidiaries are required to be included in a combined, consolidated or unitary Income Tax Return filed by Seller or any of its Subsidiaries (other than the FinanceCo Companies). The Company shall reimburse Seller for the costs of preparing such Tax Returns consistent with the past customs and practices of the Company. Seller shall pay or cause to be paid any and all Taxes shown as due and owing on such Tax Returns. For the avoidance of doubt, nothing in this Section 7.3(a) shall be construed to limit the obligation or recovery of the Company and its Subsidiaries to pay to, or receive from, Seller the amounts accrued under the Tax Allocation Agreements reflected on the face of the Adjusted Final Closing Balance Sheet.

            (b) Tax Returns for Pre-Closing Taxable Periods. Except as set forth in Section 7.3(a), Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Pre-Closing Taxable Periods. The Company shall reimburse Seller for the costs of preparing such Tax Returns consistent with the past customs and practices of the Company. Seller shall pay or cause to be paid any and all Taxes shown as due and owing on such Tax Returns. For the avoidance of doubt, nothing in this Section 7.3(b) shall be construed to limit the obligation or recovery of the Company and its Subsidiaries to pay to, or receive from, Seller the amounts accrued under the Tax Allocation Agreements reflected on the face of the Adjusted Final Closing Balance Sheet.

            (c) Tax Returns for Post-Closing Taxable Periods. The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns required to be filed by the Company and its Subsidiaries for any Post-Closing Taxable Period. The Company shall pay or cause to be paid any and all Taxes shown as due and owing on such Tax Returns.

            (d) Tax Returns for Straddle Periods.

                  (i) With respect to Tax Returns described in Section 7.3(a) hereof, Seller shall provide the Company with the portion of each such Tax Return to the extent it reflects the inclusion of the Company or any of its Subsidiaries in such return and such provision shall be made in a timely manner such that the Company has sufficient time to review such return. Such Tax Returns shall be prepared in a manner consistent with the past practice of the Company and its Subsidiaries except, (A) as required to allow Seller to continue to use its existing practices for reporting the operations at the Company and its Subsidiaries (provided that the continued use of such practices will not adversely affect the FinanceCo Companies' ability to use a different practice that would otherwise be available in preparing their Tax Returns for any Tax period after the Closing), (B) as required by applicable law, (C) to the extent necessary as a result of the conversion of the Converting Entities from an entity treated as a corporation for Tax purposes to an entity treated as a disregarded entity or partnership for Tax purposes, or (D) as otherwise agreed to in writing by Seller and the Company. The Company shall have the right to review and approve (which approval shall not be unreasonably withheld) each such Tax Return within 30 days following the receipt of such return. The failure of the Company to propose any changes to any such Tax Return within such 30-day period shall be deemed to constitute the Company's approval of such return. Seller, the Company and Investor shall attempt in good faith mutually to resolve any disagreements regarding such Tax

      Returns prior to the due date for filing thereof; provided, however, that the failure to resolve all disagreements prior to such date shall not relieve Seller of its obligation to file (or cause to be filed) any such Tax Return in accordance with this Section 7.3(d)(i) and Section 7.3(a).

                  (ii) The Company shall prepare or cause to be prepared and file or cause to be filed all other Tax Returns for Straddle Periods. The Company shall pay or cause to be paid any and all Taxes shown as due and owing on such Tax Returns, subject to the Company's right to indemnification pursuant to Section 7.1(a). The Company shall provide Seller with each such Tax Return in a timely manner such that Seller has sufficient time to review such return. Such Tax Returns shall be prepared in a manner consistent with the past practice of the Company and its Subsidiaries except (A) as required by applicable law, (B) to the extent necessary as a result of the conversion of the Converting Entities from an entity treated as a corporation for Tax purposes to an entity treated as a disregarded entity or partnership for Tax purposes, or (C) as otherwise agreed to in writing by Seller and the Company. Seller shall have the right to review and approve (which approval shall not be unreasonably withheld) each such Tax Return within 30 days following the receipt of such return. The failure of Seller to propose any changes to any such Tax Return within such 30-day period shall be deemed to constitute Seller's approval of such return. Seller, the Company and Investor shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof; provided, however, that the failure to resolve all disagreements prior to such date shall not relieve the Company of its obligation to file (or cause to be filed) any such Tax Return in accordance with this Section 7.3(d)(ii).

            7.4 Refunds, Carrybacks and Tax Benefits.

            (a) Seller shall be entitled to any refunds or credits of Taxes of the Company or any of its Subsidiaries attributable to or arising in Pre-Closing Taxable Periods or to a portion of a Straddle Period ending on the Closing Date to the extent such refunds or credits exceed the amounts of such refunds and credits for Taxes accrued on the face of the Adjusted Final Closing Balance Sheet. Seller shall not be entitled to refunds or credits that are the result of losses or events occurring after the Closing Date.

            (b) The Company, or any Subsidiary of the Company, as the case may be, shall be entitled to any refunds or credits of Taxes attributable to or arising in Post-Closing Taxable Periods.

            (c) If any final adjustment shall be made to any Tax Return for any FinanceCo Company that is classified as a corporation for Income Tax purposes or that is a wholly owned direct or indirect Subsidiary of another FinanceCo Company that is so classified relating, in whole or in part, to a Pre-Closing Tax Period or to a portion of a Straddle Period ending on the Closing Date, and if such adjustment results in a Tax Benefit to such FinanceCo Company for any Post-Closing Taxable Period or to a portion of a Straddle period beginning on the first day after the Closing Date, then the Company shall pay to Seller an amount equal to the Tax Benefits obtained by such FinanceCo Company.

            (d) The Company shall forward (or cause its Subsidiaries to forward) to Seller or reimburse Seller for any refunds or credits due Seller or its Affiliates (pursuant to the terms of this ARTICLE VII) promptly (and in any event within 15 days) after receipt thereof, and Seller shall forward to the Company or reimburse the Company for any refunds or credits due the Company (pursuant to the terms of this ARTICLE VII) promptly (and in any event within 15 days) after receipt thereof. In the case of a Tax Benefit payable to Seller pursuant to Section 7.4(c), the Company shall pay the amount of such Tax Benefit to Seller promptly (and in any event within 15 days) after the date on which the applicable FinanceCo Company becomes entitled to claim the item of income, loss, deduction or credit giving rise to such Tax Benefit.

            7.5 Cooperation and Exchange of Information.

            (a) Investor, Seller, the Company and their respective Subsidiaries shall reasonably cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any reasonably relevant information. Such cooperation and information shall include provision of powers of attorney for the purpose of signing Tax Returns and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to any of the Company or its Subsidiaries, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which the party receiving the request may possess. Investor, Seller, the Company and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Nothing herein shall affect the responsibilities for Tax Return preparation and Tax contests as contained in Sections 7.3 and 7.6, respectively.

            (b) For a period of 15 years after the Closing Date (or such longer period as Seller may reasonably request no later than 14 years after the Closing
Date), the Company and its Subsidiaries shall retain all Tax Returns, books and records (including computer files) of, or with respect to the activities of, the Company and its Subsidiaries for all taxable periods ending after the Closing Date.

            (c) For a period of 15 years after the Closing Date or such longer period as may be required by law, Seller or its Affiliates shall retain (and not destroy or dispose of) all Tax Returns (including supporting materials), books and records (including computer files) of, or with respect to the Taxes of, the Company and its Subsidiaries for all taxable periods ending (or deemed, pursuant to Section 7.2, to end) on or prior to the Closing Date to the extent Seller or its Affiliates held such items on the Closing Date and did not deliver such records to Investor, the Company or any Subsidiary of the Company. After such retention period, Seller and its Affiliates shall not dispose of any such Tax Returns or books or records unless they first offer in writing such Tax Returns or books and records to the Company and the Company fails to accept such offer within 30 days of its being made.

            (d) Investor, Seller, the Company and their respective Affiliates shall cooperate in the preparation of all Tax Returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing such information within such Party's possession requested by the party filing such Tax Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax Returns, such cooperation shall also relate to any other taxable periods in which one Party could reasonably require the assistance of the other Party in obtaining any necessary information.

            7.6 Tax Contests.

            (a) Notification. Investor or the Company shall, promptly upon receipt of notice thereof by the Company or its Subsidiaries, notify Seller in writing of any communication with respect to any pending or threatened legal proceeding in connection with a Tax liability (or an issue related thereto) for which Seller may be responsible pursuant to this ARTICLE VII. Investor or the Company shall include with such notification a true, correct and complete copy of any written communications, and an accurate and complete written summary of any oral communications, so received by the Company or its Subsidiaries. The failure of Investor or the Company timely to forward such notification and communications in accordance with the immediately preceding sentence shall not relieve Seller of its obligation to pay such Tax liability or any indemnity therefor, except and to the extent that the failure timely to forward such notification and communications prejudices the ability of Seller to contest such Tax liability or increases the amount of such Tax liability.

            (b) Pre-Closing Taxable Periods. Seller (or such member of the Seller Group as Seller shall designate) shall have the sole right to represent the interests of the Company or its Subsidiaries in any legal proceeding relating solely to Pre-Closing Taxable Periods (or to any Straddle Period for which Investor has no Tax liability) and to employ counsel of its choice at its own expense.

            (c) Straddle Periods. Seller and the Company jointly shall represent the interests of the Company and its Subsidiaries in any legal proceeding relating to any Straddle Period for which each party may have Tax liability. Neither party shall settle any dispute relating to a Tax liability attributable to any of the Company and its Subsidiaries for a Straddle Period without the consent of the other party (which consent shall not be unreasonably withheld); provided, however, that if either Seller or Company proposes to accept a settlement of such a Tax liability offered in writing by the applicable Taxing Authority (the "Proposing Party"), and the other does not consent thereto, the liability of the proposing party under this ARTICLE VII in respect of such Tax liability shall be limited (i) in the case of Seller, to the portion of the proposed settlement amount attributable to the portion of the Straddle Period for which Seller has an indemnity obligation pursuant to Section 7.1(a)(ii) and
(ii) in the case of the Company, to the portion of the proposed settlement amount attributable to the portion of the Straddle Period for which the Company is not indemnified pursuant to Sections 7.1(a)(ii) and 7.2(c) and, upon final determination of the Tax liability, notwithstanding any limitation under Sections 7.1(a)(ii) and 7.2(c), Seller shall promptly (and in any event within 15 days) pay the Company its share of such Tax liability determined under this subsection (c) upon receipt of written request therefor from the Company. All costs, fees and expenses paid to third parties in the course of such legal proceeding shall be borne by Seller and the Company in the same ratio as the ratio in which, pursuant to the terms of this ARTICLE VII, Seller and the Company would share the responsibility for payment of the Taxes asserted by the Taxing Authority in its claim or assessment if such claim or assessment were sustained in its entirety; provided, however, that in the event that any party hereto retains its own advisors or experts in connection with any such legal proceeding, the costs and expenses thereof shall be borne solely by such party.

            (d) Post-Closing Taxable Periods. The Company shall have the sole right to represent the interests of the Company and its Subsidiaries in any legal proceedings relating to a Post-Closing Taxable Period (or to any Straddle Period for which Seller has no Tax liability) and to employ counsel of its choice at its own expense.

            7.7 Tax Allocation Agreements. The Tax Allocation Agreements shall continue in effect through the close of business on the Closing Date as if the Converting Entities were still treated as corporations for Tax purposes. All amounts reflected as owing under the Tax Allocation Agreements on the face of the Adjusted Final Closing Balance Sheet shall generally be paid when otherwise due by the Company, any Subsidiary of the Company, Seller, or any member of the Seller Group, as the case may be, as provided for in such Tax Allocation Agreements. For the avoidance of doubt, the Company shall have the obligation to pay any amounts accrued on the face of the Adjusted Final Closing Balance Sheet under the Tax Allocation Agreements and such obligation shall continue in full force and effect after the Closing Date until such obligation has been fully satisfied. After the Closing Date, no further amounts shall accrue under the Tax Allocation Agreements.

            7.8 Conflicts. In the event of a conflict between this ARTICLE VII and any other provision of this Agreement, this ARTICLE VII shall govern and control.

                                  ARTICLE VIII
                                   TERMINATION

            8.1 Ability to Terminate. The Parties may terminate this Agreement as provided below:

            (a) Seller and Investor may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (b) Investor may terminate this Agreement by giving written notice to Seller if any of the conditions set forth in Section 4.1 or Section 4.3 shall have become incapable of fulfillment or if a failure of any such condition, if curable, is not cured within 60 days after receipt of written notice thereof, and shall not have been waived by Investor (unless the failure of any such condition to have been fulfilled results primarily from Investor breaching any representation or covenant contained in this Agreement or unless Investor has breached the covenant set forth in Section 6.3(h) with respect to the failure of such condition); provided, that if Investor so terminates this Agreement due to the failure of the condition set forth in Section 4.3(c) to be satisfied, then Seller shall grant to Investor a right of first offer (the mechanics of which shall be similar to those applicable to the right of first offer contained in the LLC Operating Agreement in the form attached as Exhibit M, except as may be otherwise agreed to by the Parties) with respect to any proposal to sell, transfer or otherwise dispose of between the date of such termination and the six-month anniversary of such date, more than 50% of the equity securities or assets of the Company or of any of the ResCap, GMAC Insurance Group and GMAC Commercial Finance Business Segments (and to any sale of the entire residual interest in the GMAC Commercial Mortgage Business Segment following the consummation of the transactions contemplated by the GMACCH Sale Agreement), in each case other than pursuant to a public offering of equity securities;

            (c) Seller may terminate this Agreement by giving written notice to Investor if any of the conditions set forth in Section 4.2 or Section 4.3 shall have become incapable of fulfillment or if a failure of any such condition, if curable, is not cured within 60 days after receipt of written notice thereof, and shall not have been waived by Seller (unless the failure of any such condition to have been fulfilled results primarily from Seller breaching any representation or covenant contained in this Agreement or unless Seller has breached the covenant set forth in Section 6.3(h) with respect to the failure of such condition); provided, that if Seller so terminates this Agreement due to the failure of the condition set forth in Section 4.3(c) to be satisfied, then Seller shall grant to Investor a right of first offer (the mechanics of which shall be similar to those applicable to the right of first offer contained in the LLC Operating Agreement in the form attached as Exhibit M, except as may be otherwise agreed to by the Parties) with respect to any proposal to sell, transfer or otherwise dispose of between the date of such termination and the six-month anniversary of such date, more than 50% of the equity securities or assets of the Company or of any of the ResCap, GMAC Insurance Group and GMAC Commercial Finance Business Segments (and to any sale of the entire residual interest in the GMAC Commercial Mortgage Business Segment following the consummation of the transactions contemplated by the GMACCH Sale Agreement), in each case other than pursuant to a public offering of equity securities; and

            (d) Seller, on the one hand, or Investor, on the other hand, may terminate this Agreement if the Closing does not occur on or prior to March 31, 2007 (the "End Date").

            8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1, all rights and obligations of the Parties hereunder shall terminate, and each Party hereto shall be liable to the other Parties hereto for any breach of the terms of this Agreement (excluding any breach arising as a result of the bring-down of the representation contained in Section 5.2(o)); provided, however, that the provisions contained in Section 6.2(a) (Confidentiality), Investor's indemnification obligations under Section 6.1(a) (Access), Section 6.3(c) (Publicity), Section 11.5 (Expenses), Section 11.10 (Brokerage) and this ARTICLE VIII shall survive termination; and provided further that any termination of this Agreement pursuant to Sections 8.1(b) or 8.1(c) by reason of any willful breach of this Agreement shall not relieve the breaching or defaulting Party from any liability for such willful breach.

            8.3 Procedure upon Termination. In the event of termination pursuant to Section 8.1, written notice thereof will be immediately given to the other Party and the transactions contemplated by this Agreement will be terminated, without any further action by any Party, subject to Section 8.2. If the transactions contemplated by this Agreement are terminated as provided herein, each Party will return all documents, work papers and other materials of the other Parties obtained in connection with this Agreement, to the Party furnishing the same.

                                   ARTICLE IX
                                 INDEMNIFICATION

            9.1 Survival of Representations. The representations in this Agreement and the certificates contemplated hereby shall survive the Closing as follows:

                  (i) the representations in Sections 5.2(t) (Employee Benefit Plans), 5.2(u) (Labor and Employment Matters), and 5.2(dd) (Environmental, Health and Safety Matters) shall survive the Closing until the expiration of the applicable statute of limitations (excluding extensions);

                  (ii) the representations in Section 5.2(v) (Taxes) shall survive until three years from the Closing Date and any claim for breach of representation with respect to Taxes shall be based on the representations made in Section 5.2(v) and shall not be based on the representations set forth in any other provision of this Agreement;

                  (iii) the representations contained in Sections 5.1(a) (Authorization), 5.1(d) (Ownership of the Equity Interests), 5.2(a) (Organization and Corporate Power; Authorization), 5.2(b) (Capitalization), 5.3(a) (Authorization) and 11.10 (Brokerage) shall survive indefinitely (unless a different period is expressly set forth herein); and

                  (iv) all other representations shall survive the Closing until the longer of (A) the period ended 30 days after the date that the final audited consolidated statements of income and cash flows of the Company and each of its Subsidiaries for the fiscal year ending December 31, 2006, and the final audited consolidated balance sheet of the Company and each of its Subsidiaries as of the end of such fiscal year ended December 31, 2006, are delivered to Investor pursuant to the LLC Operating Agreement and (B) the one year anniversary of the Closing Date; provided, that any representation as to which a claim for indemnification shall have been asserted with reasonable specificity during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled.

No claim for indemnification hereunder for breach of any such representations may be made after the expiration of the survival period applicable to such claims; provided that any representation in respect of which indemnity may be sought hereunder, and the indemnity with respect thereto, shall survive (with respect to any claim that has been made) the time at which it would otherwise terminate pursuant to this Section 9.1 if written notice specifying in reasonable detail the breach thereof giving rise to such right or potential right of indemnity shall have been given to the Person against whom such indemnity may be sought prior to such time.

            9.2 Indemnification of Investor by Seller. Seller agrees, from and after the Closing Date, to indemnify and hold harmless either (at Investor's election) (x) Investor, its Affiliates and their respective officers, directors, employees, partners and members from and against, and shall reimburse such indemnified parties with respect to, or (y) without duplication, the Company from and against, and shall reimburse the Company with respect to, any and all claims, demands, causes of action, proceedings, losses, damages, expenses, liabilities (including strict liability), fines, penalties, deficiencies, judgments or costs, including reasonable accountants' and attorneys' fees, court costs, amounts paid in settlement and costs and expenses of investigations (collectively, "Losses") asserted against or incurred by any such indemnified party (it being understood that the amount of any Losses of the Company owing to Investor, its Affiliates and their respective officers, directors, employees, partners and members by reason of Losses of the Company shall be deemed to be 51% of the total amount of such Losses of the Company and the amounts owing to the Company shall be deemed to be 100% of such Loss) insofar as such Losses result from:

                  (i) any breach of a representation of Seller or the Company in this Agreement or the certificates issued by it pursuant hereto that by the terms of Section 9.1 survives the Closing;

                  (ii) material non-fulfillment of any covenant in this Agreement to be complied with prior to or after the Closing Date by Seller; and

                  (iii) any liability arising out of the Asset Distribution, Synthetic Lease Distribution and Cash Distribution.

            9.3 Indemnification of Seller by Investor. Investor, agrees from and after the Closing Date, to indemnify and hold harmless Seller, its Affiliates and their respective officers, directors, employees, partners, members, agents and advisors, from and against, and shall reimburse such indemnified parties with respect to, any and all Losses asserted against or incurred by any such indemnified party insofar as such Losses result from (i) any breach of a representation of Investor in this Agreement or the certificates issued by it pursuant hereto that by the terms of Section 9.1 survives the Closing or (ii) any material non-fulfillment of any covenant on the part of Investor under the terms of this Agreement.

            9.4 Procedures Relating to Indemnification.

            (a) A Person entitled to seek indemnification pursuant to Sections 9.2(i) and 9.3(i) (an "Indemnified Party") shall give prompt written notice (an "Indemnification Notice") to the party or parties from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, or the commencement of any action, suit, audit, inspection or proceeding, by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") or the Indemnified Party's belief that it is entitled to indemnification pursuant to this ARTICLE IX and shall give the Indemnifying Party a description of the claim, the amount thereof (if known and quantifiable) and the basis thereof and such other information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent such failure shall have caused the damages for which the Indemnifying Party is obligated to be greater than such damages would have been had the Indemnified Party given the Indemnifying Party prompt notice hereunder).

            (b) Upon receipt of an Indemnification Notice, the Indemnifying Party shall be entitled, at its option and at its cost and expense, to assume the defense of such suit, action, claim, proceeding or investigation with respect to which it is called upon to indemnify an Indemnified Party pursuant to this ARTICLE IX; provided that any Indemnifying Party shall continue to be entitled to assert any limitation on any Losses contained herein; provided further, however, that notice of the Indemnifying Party's intention to assume such defense is delivered by the Indemnifying Party to the Indemnified Party within twenty-one (21) days after the Indemnified Party gives the Indemnifying Party an Indemnification Notice.
In the event that the Indemnifying Party elects to assume the defense of such suit, action, claim, proceeding or investigation, as the case may be, the Indemnifying Party shall promptly retain counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ its own counsel in any such suit, action, claim, proceeding or investigation, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party shall have been advised by counsel in writing that under applicable standards of professional conduct a single counsel would be subject to conflicts of interest in representing both the Indemnified Party and the Indemnifying Party, in which event, such reasonable fees and expenses (including any reasonable fees paid to witnesses) shall be borne by the Indemnifying Party (but in no event shall the Indemnifying Party be required to pay the reasonable fees and expenses of more than one counsel retained by the Indemnified Party with respect to any one or more suits, actions, claims, proceedings or investigations arising out of the same set of facts) and the Indemnifying Party shall not have the right to direct the defense of any such suit, action, claim, proceeding or investigation on behalf of the Indemnified Party. In addition, if the Indemnifying Party fails to give the Indemnified Party notice complying with the provisions stated above within the twenty-one day period, the Indemnified Party shall have the right to assume control of the defense of the Third Party Claim and all Losses in connection therewith shall be reimbursed by the Indemnifying Party upon demand of the Indemnified Party. In the event that the aggregate amount of damages sought in a Third Party Claim (or if no specific amount is sought, such amount of damages that is reasonably likely to result) from an Indemnified Party exceeds $2,500,000,000 or such lesser amount equal to $2,500,000,000 minus the amount of Losses for which such Indemnified Party has previously been indemnified for pursuant to this ARTICLE IX, the Indemnified Party shall have the right to assume joint control of the defense of the Third Party Claim.

            (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall in any event have the right to participate, at is own expense, in the defense of any Third Party Claim that the other is defending.

            9.5 Compromise and Settlement. If an Indemnifying Party elects to assume the defense of any suit, action, claim, proceeding or investigation for which it is called upon to indemnify an Indemnified Party pursuant to this
ARTICLE IX: (A) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed), unless the Indemnified Party shall be fully and unconditionally released (except for payments that would be required to be paid representing the Deductible) or if, pursuant to or as a result of such compromise or settlement, injunctive or other equitable relief will be imposed against the Indemnified Party and (B) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its consent. Notwithstanding the foregoing, if any Indemnified Party determines in good faith that there is a reasonable probability that an action may materially adversely affect one or more of its ongoing businesses other than solely as a result of monetary damages, such Indemnified Party may, by written notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such action provided that no compromise or settlement thereof may be effected by the Indemnified Party without the Indemnifying Party's prior written consent (it being understood that in the event there is a reasonable probability that any such action may materially adversely effect one or more of the ongoing businesses of both the Indemnifying Party and any Indemnified Party, both parties shall join in the defense of such action).

            9.6 Cooperation. If requested by the Indemnifying Party, the Indemnified Party shall cooperate to the extent reasonably requested in the defense or prosecution of any suit, action, claim, proceeding or investigation for which such Indemnifying Party is being called upon to indemnify the Indemnified Party pursuant to this ARTICLE IX; provided, however, that such cooperation shall not interfere with the normal operation of the Indemnified Party's business. In furtherance of the foregoing, the Indemnified Party shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith and, if appropriate, the Indemnified Party shall make any counterclaim against the Person asserting such suit, action, claim, proceeding or investigation or any cross-complaint against any Person in connection therewith and the Indemnified Party further agrees to take such other actions as reasonably may be requested by an Indemnifying Party to reduce or eliminate any Losses for which the Indemnifying Party would have responsibility. The Indemnifying Party will reimburse the Indemnified Party for any reasonable fees or expenses incurred by it in so cooperating or acting at the request of the Indemnifying Party.

            9.7 Limitation on Indemnification. Notwithstanding any of the foregoing provisions, (i) any Indemnifying Party shall be obligated to indemnify, defend or hold harmless any Indemnified Party with respect to the matters covered by Sections 9.2(i) or 9.3(i), only to the extent the aggregate amount of Losses incurred by such Indemnified Party exceeds $100,000,000 (the "Deductible"); provided further that no individual Loss or series of related Losses shall be so asserted unless and until the aggregate amount that would be payable pursuant to each such Loss or series of related Losses exceeds an amount equal to $1,000,000, except for breach of Section 5.2(i), for which no individual Loss or series of related Losses shall be so asserted unless and until the aggregate amount that would be payable pursuant to each such Loss or series of related Losses exceeds an amount equal to $10,000,000 (the "Mini-Basket") (it being understood that any such individual Losses or series of related Losses for amounts less than the Mini-Basket shall be ignored in determining whether the Deductible has been exceeded and thereafter), (ii) the maximum amount with respect to Investor for which Seller will be obligated to indemnify Indemnified Parties in the aggregate with respect to Section 9.2(i) will be $2,500,000,000 and (iii) the maximum amount with respect to Seller for which Investor will be obligated to indemnify Indemnified Parties in the aggregate with respect to Section 9.3(i) will be $2,500,000,000. Indemnification pursuant to this ARTICLE IX shall be the sole and exclusive remedy of the Indemnified Parties at law or equity for the matters described in Sections 9.2(i) and 9.3(i). This Section 9.7 shall not apply to claims based on common law fraud. The foregoing sentence is merely a recognition of the law of State of New York and shall not be deemed to expand in any way the rights the parties have under New York law. For purposes of any indemnification hereunder, Losses shall be determined without regard to any materiality or Material Adverse Effect qualification set forth herein. Notwithstanding anything herein to the contrary, Losses shall be net of (i) any insurance, indemnity, contribution or other similar payment actually received by the Indemnified Parties in connection with the facts giving rise to the right of indemnification and (ii) any Tax Benefit arising from the incurrence of any such Losses, even if after the year in which payment pursuant to this ARTICLE IX is made (and to the extent of any Tax Benefit arising after the payment of any Losses pursuant to this ARTICLE IX, the Indemnified Party shall pay to the Indemnifying Party the amount of any such Tax Benefit). The Indemnified Party shall seek full recovery under all insurance policies and indemnification provisions covering any Loss to the same extent as it would if such Loss were not subject to indemnification hereunder. In the event that an insurance or other recovery is made by any Indemnified Party with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery less the out-of-pocket costs to obtain such recovery shall be made promptly to the Indemnifying Party. In no event shall any Party or any of the Indemnified Parties be entitled to recover, or make a claim for, any amounts in respect of consequential, incidental or indirect damages, lost profits or punitive damages, whether due to breach of representation, covenant or otherwise; provided that in the event of a breach by Investor of its representations, covenants or other obligations hereunder prior to the Closing, Seller, its Affiliates and their respective officers, directors, employees, partners, members, agents and advisors shall be entitled to recover and make a claim against (A) Investor or
(B) the FIM Investors for amounts in respect of direct, consequential, incidental or indirect damages or lost profits (but not punitive damages; provided further, that in no event shall the amount of Losses for which Investor and the FIM Investors, collectively, are liable to Seller, its Affiliates or any other Person exceed a maximum amount of $1,000,000,000 in the aggregate and neither Seller, its Affiliates nor any other Person shall have the right to bring claims against Investor or the FIM Investors seeking damages in excess of such amount; and provided further, that in no event shall any FIM Investor have liability to Seller, its Affiliates or any other Person in excess of the limits set forth in the Equity Commitment Letter executed by such FIM Investor (which limits are hereby acknowledged by Seller).

                                    ARTICLE X
                                   CALL OPTION

            10.1 Call Option. Subject to the conditions set forth in Section
10.2 and the other provisions of this ARTICLE X, Holdco shall have the option to purchase, free and clear of all Liens, all of the NAO Units and the IO Stock from the holders thereof (the "Call Option") for a price equal to each such holder's Pro Rata Share of the Call Option Price. The terms and conditions of the closing of the purchase of the NAO Units and the IO Stock are set forth on
Schedule 10.1. Holdco may assign the Call Option and all of its rights and obligations under this ARTICLE X to Seller or any of Seller's Subsidiaries and to any other subsequent purchaser of Seller or all or substantially all of its assets (whether such transaction is structured as a sale of stock, a sale of assets, a merger or otherwise), provided that Holdco nonetheless shall remain liable for all of its obligations under this ARTICLE X.

            10.2 Conditions to Exercise of the Call Option. Holdco may exercise the Call Option by giving not less than six (6) months and not more than twelve
(12) months written notice thereof to the Company (the "Call Option Notice") if and only if all of the following conditions have been satisfied as of the date of such notice and, with respect to Section 10.2(a) and Section 10.2(d) only, would be satisfied as of such date after giving pro forma effect to the consummation of the purchase pursuant to the Call Option:

            (a) Seller (or its permitted successor or assign pursuant to Section
10.1 above) shall have either (i) an investment grade credit rating on its senior unsecured indebtedness as determined by at least two of the Rating Agencies (or in the event that two or more of the Rating Agencies do not provide such rating services at such time, by at least the remaining Rating Agency and another nationally recognized rating agency, or by at least two nationally recognized rating agencies if none of the Rating Agencies provide such services) or (ii) a credit rating, as determined by at least two of the Rating Agencies (or in the event that two or more of the Rating Agencies do not provide such rating services at such time, by at least the remaining Rating Agency and another nationally recognized rating agency, or by at least two nationally recognized rating agencies if none of the Rating Agencies provide such services), that is higher than the credit rating of the Company.

            (b) During the twenty-four-month (24) period immediately before the date of the Call Option Notice, neither Seller nor any Subsidiary to which any rights under this ARTICLE X have been assigned (or any of their respective successors and assigns) shall have been the subject of any case under the Bankruptcy Code.

            (c) The date of the Call Option Notice shall not be after the Call Option Termination Date.

            (d) In the event that the cash portion of the Call Option Price is less than stated book value, the Company shall not suffer a Credit Downgrade (as defined in the LLC Operating Agreement).

            10.3 Determination of Fair Market Value.

            (a) During the thirty (30)-day period beginning on the date of the Call Option Notice (the "Negotiation Period"), each of Holdco and the Company shall negotiate in good faith to determine the Auto Business Fair Market Value. In connection therewith, the Company shall appoint a committee consisting of members of its Board of Managers who have not been appointed to such Board by Seller or Holdco (the "Unaffiliated Managers").

            (b) In the event that Holdco and the Unaffiliated Managers are unable to reach agreement on the Auto Business Fair Market Value, then, within ten (10) Business Days after the end of the Negotiation Period, the Unaffiliated Managers will select and identify to Holdco an internationally recognized investment banker or appraiser (the "First Appraiser") and Holdco will select and identify to the Company a different internationally recognized investment banker or appraiser (the "Second Appraiser"). The date on which both the First Appraiser and the Second Appraiser have been selected and identified will be considered to be the "Start Date." Holdco and the Company will cooperate with the First Appraiser and the Second Appraiser and will share with each of such appraisers all information relevant to a valuation of the Auto Business. Within thirty (30) Business Days after the Start Date, the First Appraiser and the Second Appraiser will each determine its independently-developed preliminary view of the Auto Business Fair Market Value and will consult with each other with respect to their respective preliminary values. On or prior to the forty-fifth (45th) Business Day after the Start Date, the First Appraiser and the Second Appraiser will each render to the Company and Holdco their respective written reports on the Auto Business Fair Market Value; provided that if either the First Appraiser, the Second Appraiser or the Third Appraiser (as defined below), if any, delivers a range of values rather than a specific value, then that appraiser's Auto Business Fair Market Value shall be deemed to be the midpoint of the range specified by such appraiser.

            (c) If the higher of the two Auto Business Fair Market Values determined (or deemed to be determined pursuant to the proviso at the end of Section 10.3(b)) by the First Appraiser and Second Appraiser (the "High Value") is not more than 110% of the lower of the two Auto Business Fair Market Values determined (or deemed to be determined pursuant to the proviso at the end of Section 10.3(b)) by the First Appraiser and the Second Appraiser (the "Low Value"), then the Auto Business Fair Market Value determined by such appraisers will be the average of the High Value and the Low Value. If the High Value is more than 110% of the Low Value, then, not more than sixty (60) Business Days after the Start Date, the First Appraiser and the Second Appraiser will together designate another internationally recognized investment banker or appraiser not affiliated with either the Company, FIM, the Investor, the FIM Investors, Holdco or Seller (or their respective Affiliates) (the "Third Appraiser"), who will not be informed of the value determined (or deemed to be determined pursuant to the proviso in the immediately preceding section) by the First Appraiser and Second Appraiser. The Third Appraiser will make a determination of the Auto Business Fair Market Value and deliver its written report to Holdco and FIM (the "Third Value") not more than thirty (30) Business Days after the Third Appraiser is designated. If the Third Value is within the middle one third of the range of values between the High Value and the Low Value (the "Mid-Range"), the Auto Business Fair Market Value will be the Third Value. If the Third Value does not fall within the Mid-Range, the Auto Business Fair Market Value will be the average of (A) the Third Value and (B) either (x) the High Value or (y) the Low Value, whichever is closer to the Third Value; provided that the Auto Business Fair Market Value shall not be less than the Low Value nor greater than the High Value.

            (d) For purposes of this ARTICLE X, Auto Business Fair Market Value shall be the price that would be paid for the Auto Business by a willing buyer to a willing seller, in an arm's length transaction, as if the Auto Business was all owned by NAO Subsidiary and NAO Subsidiary did not have a shareholder owning 10% or more of the outstanding common equity and the buyer was acquiring all of the membership interests of NAO Subsidiary; provided that the Auto Business Fair Market Value will include a control premium and there will be no minority illiquidity discount or any discount for the purchase, if applicable, of any Blocker Corp. by reason of a lack of step-up in basis or otherwise.

            10.4 Creation of NAO Subsidiary and Contribution of NAO Assets.

            (a) Promptly after the Closing Date, the Company shall create NAO Subsidiary pursuant to a certificate of formation and limited liability company agreement reasonably satisfactory to Holdco and the Company. Subject to the provisions of Sections 10.4(b) and 10.4(c) hereof, as soon as is reasonably practicable, but in any event no later than the later of (x) December 31, 2007 and (y) the date that is the 12-month anniversary of the Closing Date, the FinanceCo Companies shall contribute the NAO Assets to NAO Subsidiary pursuant to agreements, documents and instruments reasonably acceptable to each of Holdco, FIM and the Company. In connection therewith:

                  (i) the Company shall cause NAO Subsidiary to obtain all of the approvals, licenses, permits and consents of Governmental Entities and other Persons and shall take such other actions as may be necessary to enable NAO Subsidiary to conduct the NAO Business;

                  (ii) the Company shall execute and deliver such instruments of conveyance and transfer and take such additional action as may be necessary to transfer the NAO Assets to NAO Subsidiary and to enable NAO Subsidiary to conduct the NAO Business in all material respects; and

                  (iii) each of the Company and NAO Subsidiary shall enter into a services agreement (in form and content reasonably acceptable to Seller, FIM and the Company) pursuant to which NAO Subsidiary (or one if its Subsidiaries) shall provide origination, servicing and treasury services to the Company.

            (b) As soon as reasonably practicable after the Closing Date, the Company may propose to Holdco an alternative to the transactions described in
Section 10.4(a) above (the "Current Structure") which facilitates the creation of a NAO entity capable of conducting the NAO Business, which alternative shall not adversely affect in any material respect Holdco's right to acquire the Auto Business (subject to the Company retaining the GMAC Auto Assets) pursuant to the terms of this ARTICLE X (an "Alternate Structure"). The Company shall present any Alternate Structure to the Company Board of Managers no later than the later of (i) June 30, 2007 and (ii) the date that is the 6 month anniversary of the Closing Date. If the Joint Majority Holders (as such term is defined in the LLC Operating Agreement) agree, acting reasonably, that the Alternate Structure is superior to the Current Structure, then the Company shall promptly cease the implementation of the Current Structure and shall begin implementing the Alternate Structure. If the Alternate Structure is approved by the Joint Majority Holders, then the transactions necessary for the creation of the Alternate Structure shall be consummated on or before the later of (i) December 31, 2008 and (ii) the date that is the 24-month anniversary of the Closing Date. If the Joint Majority Holders do not approve the Alternate Structure, then, subject to Section 10.4(c), the Current Structure shall be implemented no later than the later of (i) December 31, 2007 and (ii) the date that is the 12-month anniversary of the Closing Date.

            (c) If the Joint Majority Holders determine prior to the later of
(i) December 31, 2007 and (ii) the date that is the 12-month anniversary of the Closing Date that the implementation of the Current Structure is likely to cause a Credit Downgrade (as such term is defined in the LLC Operating Agreement) of the Company, and an Alternate Structure has not been approved pursuant to
Section 10.4(b), then the Joint Majority Holders shall approve a time extension for the Company to identify another alternate structure ("New Alternate Structure"). In no event shall the time limit for presenting a New Alternate Structure to the Company's Board of Managers be extended beyond the later of (i) June 30, 2008 and (ii) the date that is the 18-month anniversary of the Closing Date. If a time extension is approved, the New Alternate Structure, if approved, or the Current Structure, if a New Alternate Structure is not approved, shall be implemented by the later of (i) December 31, 2008 and (ii) the date that is the 24-month anniversary of the Closing Date.

            (d) Nothing in this ARTICLE X shall prohibit the Parties from agreeing to amend this ARTICLE X, as required, to facilitate the implementation of the Alternate Structure or the New Alternate Structure.

            (e) Notwithstanding anything in this Agreement to the contrary, in the event that any portion of the obligations under this Section 10.4 are not satisfied after the Company's and/or NAO Subsidiary's use of their respective reasonable best efforts (including implementing the consent process) to comply in all material respects therewith, neither the Company nor NAO Subsidiary shall be liable to any Person for such breach or failure to the extent such breach or failure is due to illegality, governmental restraint or prohibition, non-expiry or termination of any waiting period prescribed by Law that is applicable to the transactions contemplated by this Section 10.4 or failure to obtain any consents, registrations, approvals, permits or authorizations of any Governmental Entity or any other Person otherwise required to comply with the provisions of this Section 10.4; provided that the parties will continue to use reasonable best efforts to obtain all such consents, registrations, approvals, permits and authorizations and to otherwise cause the transactions contemplated by the Call Option to occur except to the extent any such consents, registrations, approvals, permits and authorizations are incapable of being obtained by the parties. To the extent that any contract is not capable of being transferred to NAO Subsidiary without consent of a third Person after the use of the Company's and/or NAO Subsidiary's reasonable best efforts to obtain such consent, the Company will, during the term of such contract until consent has been obtained, to the extent legally permitted to do so, hold such contract in trust for the benefit of NAO Subsidiary and provide NAO Subsidiary with the benefits under such contract and enforce all rights thereunder on behalf of NAO Subsidiary, in each case at NAO Subsidiary's expense. For the avoidance of doubt, nothing in this Section 10.4(e) shall operate to abridge the obligations of the Company or NAO Subsidiary under this Section 10.4 in the event that such obligation could be satisfied in the manner and time frame required by use of such Person's reasonable best efforts.

            10.5 Covenants Prior to Exercise of Call Option. The Parties agree that the following covenants shall apply from the Closing Date until the earlier to occur of the Call Option Termination Date and the Call Option Closing Date:

            (a) The Company shall, and shall cause each of its Subsidiaries (to the extent reasonably necessary) to, use commercially reasonable efforts to preserve and maintain (i) the good standing and existence of NAO Subsidiary, the IO Subsidiaries and the Securitization SPVs and (ii) all of the material privileges, licenses, permits and franchises of the Auto Business.

            (b) The Company shall not permit any Person to become a member of or otherwise acquire any membership interest in the Company without first obtaining the agreement of such Person (which agreement shall be in form and content reasonably satisfactory to Holdco) to be bound by the terms and conditions of this ARTICLE X.

            (c) The Company shall not permit NAO Subsidiary, the IO Subsidiaries, the Securitization SPVs or any of their respective Subsidiaries to issue any shares, capital stock, membership interests, partnership interests or other equity interests, or warrants, rights, calls, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which NAO Subsidiary, the IO Subsidiaries, the Securitization SPVs or any of their respective Subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares, capital stock, membership interests, partnership interests or other equity interests (provided, however, that the Securitization SPVs may issue securities in connection with Securitization Transactions entered into in the ordinary course of business).

            (d) The Company shall not, and shall cause each of its Subsidiaries (to the extent reasonably necessary) not to, create, incur or suffer to exist any Lien other than (with respect to assets within the Auto Business) Permitted Liens upon, or directly or indirectly (whether voluntary, involuntary, by operation of Law or otherwise) sell, exchange, assign, pledge, hypothecate, transfer or otherwise dispose of or encumber any material portion of the Auto Business, except, (i) in the case of the Securitization SPVs and the Receivables, in connection with Securitization Transactions entered into in the ordinary course of business, (ii) in the case of Receivables, whole-loan sales entered into in the ordinary course of business (with it being understood that any such sale, pledge, assignment, exchange, hypothecation, transfer or other encumbrance will be void and of no force or effect and will not bind or be recognized by Seller for any purpose) or (iii) in the case of such Lien or encumbrance that is eliminated or released prior to the consummation of the purchase by Seller pursuant to the Call Option.

            (e) The Company shall not, and shall cause each of its Subsidiaries (to the extent reasonably necessary) not to, enter into any contract, arrangement or agreement that would conflict with in any material respect or prohibit, or result in a default or the imposition of a Lien on any of the assets of the Auto Business upon, the exercise of the Call Option, except such conflict that would not, or would not reasonably be expected to, have a material adverse effect on the Auto Business.

            (f) The Company shall use its reasonable best efforts to appropriately capitalize (as determined by the Joint Majority Holders) NAO Subsidiary prior to the later of (i) December 31, 2009 and (ii) the date that is the 36-month anniversary of the Closing Date.

            (g) The Company shall not, and shall cause each of its Subsidiaries (to the extent reasonably necessary) not to, directly or indirectly, establish, own, invest in, manage, operate, or control any business competitive with the NAO Business other than through the Company, GMAC Canada, NAO Subsidiary or the Securitization SPVs, it being understood that the Company may, in the exercise of its business judgment, cause the Receivables and the Securitization SPVs to be held by either (i) the Company or (ii) NAO Subsidiary or one of its Subsidiaries (provided, however, that the Company shall use commercially reasonable efforts to cause all of the assets necessary for the operation of the NAO Business that are similar to the NAO Assets to be owned by NAO Subsidiary or one of its Subsidiaries).

            (h) The Company shall not, and shall cause each of its Subsidiaries (to the extent reasonably necessary) not to, establish, own, invest in, manage, operate, or control any business competitive with the IO Business other than through the IO Subsidiaries.

            (i) The Company shall not permit NAO Subsidiary or any IO Subsidiary to engage in any business or operations other than the Auto Business.

            10.6 Covenants After Call Option Notice and Before the Call Option Closing Date. The Parties agree that the following covenants shall apply from the date of the Call Option Notice (if any) and the Call Option Closing Date:

            (a) Each of the Company and Holdco agrees to use its commercially reasonable efforts to promptly obtain, or to assist Holdco and the Company, NAO Subsidiary, the IO Subsidiaries and the Securitization SPVs in promptly obtaining all of the approvals and consents of Governmental Entities and other Persons with respect to the transactions to be consummated on the Call Option Closing Date and to take such other actions as may be reasonably requested by Holdco or the Company in connection with such transactions (including completing the transactions contemplated by Section 10.4 hereof as soon as reasonably practicable).

            (b) If (i) the consummation of the transactions associated with the exercise of the Call Option would constitute a sale of all or substantially all of the assets of the Company under the Company's indentures which represent a material portion of the Company's indebtedness (an "All or Substantially All Effect") or (ii) the existence of the Call Option would result in the formation of (x) a controlled group of corporations under Section 414(b) of the Code or
(y) a group of trades or businesses under common control under Section 414(c) of the Code that, in the case of (x) or (y), includes Seller and the Company or any other FinanceCo Company (an "ERISA Effect"), then the parties will structure the exercise of the Call Option (including causing Receivables and, as necessary, other assets relating to the Auto Business, to be retained by or transferred to the Company on or prior to the Call Option Closing) so that an All or Substantially All Effect or an ERISA Effect, as applicable, shall not occur. It is understood that if the exercise of the Call Option is consummated and it subsequently is determined to have an All or Substantially All Effect or ERISA Effect, any Losses to the Company resulting therefrom shall be indemnified by Seller in accordance with the procedures set forth in Sections 9.4, 9.5 and 9.6. In no event shall the Company be entitled to recover, or make a claim for, any amount in respect of consequential, incidental or indirect damages, lost profits or punitive damages.

            (c) The Company shall cause the NAO Subsidiary to transfer, or shall retain, an amount of Receivables or Other Assets in any amount equal to the GMAC Unsecured Auto Debt.

            (d) The Company shall, and shall cause each of its Subsidiaries (to the extent reasonably necessary) to, cooperate with Holdco and take such actions as Holdco may reasonably request in connection with (i) establishing an independent unsecured financing source for NAO Subsidiary and the IO Subsidiaries, (ii) Holdco obtaining financing required to fund the Call Option Price, including assisting with drafting placement and offering memoranda and making management personnel of the Auto Business available for road shows and
(iii) establishing an independent credit rating for each IO Subsidiary (as may be reasonably requested by Holdco) and for NAO Subsidiary.

            (e) The Company shall, and shall cause each of its Subsidiaries (to the extent reasonably necessary) to, comply in all material respect to the covenants and agreements of Seller set forth in Section 6.1(b) hereof with respect to the Auto Business (provided, however, that (i) the proviso set forth in Section 6.1(b)(ii) shall not apply, (ii)
Section 6.1(b)(xiii) shall not apply to the extent such action is necessary under Section 10.6(b), (iii) none of such provisions in Section 6.1(b) shall apply to the extent the same restriction is otherwise contained in this ARTICLE X and (iv) no action in furtherance of activities contemplated by the most recent 3-year budget shall be deemed a breach of any of such covenants or agreements).

            (f) The Company shall not, directly or indirectly, and shall cause its Affiliates not to: (i) induce or attempt to induce any employee of NAO Subsidiary, IO Subsidiary or any of their respective Subsidiaries to leave the employ of such Person (with it being understood that the termination of employees in the ordinary course, consistent with past practice, shall not be prohibited by this clause); or (ii) subject to the restrictions of any Law, knowingly induce or attempt to induce any supplier, vendor, licensee, distributor, contractor or other business relation of NAO Subsidiary, IO Subsidiary or any of their respective Subsidiaries to cease doing business with, or materially alter its business relationship with, NAO Subsidiary, IO Subsidiary or any of their respective Subsidiaries (with it being understood that the termination of such relationships in the ordinary course, consistent with past practice, shall not be prohibited by this clause).

            10.7 Covenants after the Call Option Closing Date. From and after the Call Option Closing Date, the Parties agree as follows:

            (a) Investor and the FinanceCo Companies (collectively, the "GMAC/FIM Parties") shall keep, and shall cause their respective Affiliates, officers, directors, advisors, agents, representatives or other intermediaries to keep, all confidential information relating to the NAO Business, the IO Business, NAO Subsidiary, the IO Subsidiaries, the Securitization SPVs and their respective assets (the "Acquired Business") confidential, and shall not, and shall cause its Affiliates, officers, directors, advisors, agents, representatives or other intermediaries not to, use any of such confidential information to the detriment of the Acquired Business and Seller, except to the extent that (i) it is necessary or appropriate to disclose such information to a Governmental Entity having jurisdiction over the Acquired Business, Seller or any of their respective Affiliates, officers, directors, advisors, agents, representatives or other intermediaries from whom disclosure is sought, (ii) any requirement of Law requires otherwise, (iii) such duty as to confidentiality is waived in writing by Seller (iv) such use is solely in connection with any claim brought or dispute or disagreement arising hereunder and, in each case, only to the extent such confidential information is required or in good faith believed to be necessary to be disclosed in connection therewith, or (v) such information becomes public knowledge through no fault or omission of any GMAC/FIM Party in violation of this Section 10.7; provided that, with respect to subclauses (i) and (ii), if such Person is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any confidential information, then such Person shall notify Seller promptly of the request or requirement so that Seller or one of its Affiliates may seek an appropriate protective order (at its sole expense) or waive compliance with the provisions of this Section 10.7(a). If, in the absence of a protective order or the receipt of a waiver hereunder, such Person is, on the advice of its outside counsel, compelled to disclose any confidential information to any tribunal or else stand liable for contempt, such Person may disclose the confidential information to the tribunal; provided that such Person shall use its commercially reasonable efforts to obtain, at the request and expense of Seller, an order or other assurance that confidential treatment will be accorded to such portion of the confidential information required to be disclosed as Seller or one of its Affiliates shall designate. In any event, such Person shall use commercially reasonable efforts to mark, or cause to be marked, any confidential information that is disclosed in accordance with this Section 10.7(a) as confidential and to accord such information confidential treatment.

            (b) The Company, Investor and the holders of the NAO Units and IO Stock shall, and shall cause each of their respective Subsidiaries and Affiliates to, execute and deliver such instruments of conveyance and transfer and take such additional actions as Holdco may at any time reasonably request in order to effect, consummate, confirm or evidence the sale, transfer and assignment to Holdco the NAO Units and the IO Stock.

            (c) No later than forty-five (45) days after the last day of each Fiscal Quarter of the Company, the Company shall deliver to Holdco a report, certified by the Company's Chief Financial Officer as having been prepared in accordance with the principles and methodologies set forth on Schedule 1.1(a)(iii), setting forth the Aggregate Losses and Aggregate Gains for the such Fiscal Quarter. If the Aggregate Losses for such Fiscal Quarter exceed the Aggregate Gains for such Fiscal Quarter by more than $1,000,000, then, within thirty (30) days of the date of such report, Holdco shall pay (by wire transfer of immediately available funds) the Company an amount equal to such excess. If the Aggregate Gains for such Fiscal Quarter exceed the Aggregate Losses for such Fiscal Quarter by more than $1,000,000, then, within thirty (30) days of the date of such report, the Company shall pay (by wire transfer of immediately available funds) Holdco an amount equal to such excess.

            (d) During the one-year period commencing on the Call Option Closing Date, the Company shall not, directly or indirectly, and shall cause its Affiliates not to: (i) induce or attempt to induce any employee of NAO Subsidiary, IO Subsidiary or any of their respective Subsidiaries to leave the employ of such Person; provided, however, that (A) the term "induce" shall not include generalized, non-targeted searches for employees through publication of an advertisement or other public announcement; and (B) the foregoing provision will not prevent the Company from soliciting any such employee six months after such employee's employment is terminated by NAO Subsidiary, IO Subsidiary or any of their respective Subsidiaries; or (ii) subject to the restrictions of any Law, knowingly induce or attempt to induce any supplier, vendor, licensee, distributor, contractor or other business relation of NAO Subsidiary, IO Subsidiary or any of their respective Subsidiaries to cease doing business with, or materially alter its business relationship with, NAO Subsidiary, IO Subsidiary or any of their respective Subsidiaries.

                                   ARTICLE XI
                                  MISCELLANEOUS

            11.1 Directors and Officers Indemnification.

            (a) To the fullest extent permitted by applicable Law, for a period of not less than six years from the Closing Date (or, in the case of matters occurring at or prior to the Closing Date that have not been resolved prior to the sixth anniversary of the Closing Date, until such matters are finally resolved), the Company shall honor and indemnify under all rights to indemnification or exculpation (including rights relating to advancement of expenses and indemnification rights to which such persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of the Company or any of its Subsidiaries), existing in favor of any director, officer, employee or agent (an "Indemnified Person") of the Company or any of its Subsidiaries as provided in the Certificate of Incorporation of the Company, the Bylaws of the Company, the LLC Operating Agreement or any indemnification agreement, in each case, as in effect on the date of this Agreement, and relating to actions or events through the Closing Date; provided, however, that the Company shall not be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) to the extent involving any claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Company or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 11.1; provided further that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, the LLC Operating Agreement or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to the Company; provided further that nothing in this
Section 11.1(a) shall reduce Seller's responsibility pursuant to the Agreement on Separation to provide coverage under its self insurance programs or self insured retentions or to make claims under its third party insurance coverage; and provided further that nothing in this Section 11.1 shall impair any rights of any Indemnified Person.

            (b) The provisions of this Section 11.1 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of the Company.

            11.2 Further Assurances. From time to time, as and when reasonably requested by any Party hereto, any other Party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall use commercially reasonable efforts to take, or cause to be taken, all such further or other actions (subject to any limitations set forth in this Agreement), as such other Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, all at the sole cost and expense of the requesting Party.

            11.3 Assignment. Except as set forth below, this Agreement and any rights and obligations hereunder shall not be assignable or transferable by Investor or Seller without the prior written consent of the other Party and any purported assignment without such consent shall be void and without effect; provided, however, that, without the prior written consent of the other Party,
(i) Investor or Seller may assign its rights and obligations hereunder to any Affiliate or Subsidiary upon written notice of such assignment to each other Party (it being understood, however, that no such assignment shall limit or otherwise affect Seller's or Investor's obligations hereunder), (ii) Seller or, after the Closing, Investor may assign its rights and obligations in connection with any reorganization, recapitalization, merger, consolidation, business combination or sale of all or substantially all of the business, stock or assets of Seller or Investor (it being understood that no such assignment shall limit or otherwise affect Seller's, Investor's or their respective successor's obligations hereunder) and (iii) Investor may assign its rights and obligations hereunder to purchase the Preferred Membership Interests to be sold in the Direct

Preferred Investment to any FIM Investor upon written notice of such assignment to Seller (it being understood, however, that no such assignment shall limit or otherwise affect Investor's obligations hereunder).

            11.4 No Third-Party Beneficiaries. This Agreement shall be binding on and inure to the benefit of the Parties and their permitted assigns. Except as provided in Section 11.1(b) nothing in this Agreement, express or implied, shall give or be construed to give to any Person, other than the Parties hereto and such permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

            11.5 Expenses. Whether or not the transactions contemplated hereby are consummated and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.

            11.6 Amendment and Waiver. This Agreement may be amended by mutual agreement of the Parties and any provision of this Agreement may be waived by a Party entitled to the benefits thereof; provided, however, that any such amendment or waiver shall be binding upon a Party only if set forth in a writing executed by such Party and referring specifically to the provision alleged to have been amended or waived. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

            11.7 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by electronic mail, prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, e-mailed, telexed, cabled or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

            If to Investor:

                  FIM Holdings, LLC
                  c/o Cerberus Capital Management, L.P.
                  299 Park Avenue
                  New York, New York  10171
                  Attention:  Frank Bruno
                              Mark Neporent
                              Seth Plattus
                              Lenard Tessler
                  Telecopy:  (212) 891-1540
            with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Marc Weingarten
                  Telecopy:  (212) 593-5955

            If to Seller:

                  General Motors Corporation
                  300 Renaissance Center
                  Detroit, Michigan  48265-3000
                  Attention: General Counsel
                  Telecopy:  (313) 665-4978

            with a copy to:

                  Kirkland & Ellis LLP
                  200 E. Randolph Drive
                  Chicago, Illinois  60601
                  Attention:  R. Scott Falk, P.C.
                              Stephen Fraidin
                              Frederick Tanne
                  Telecopy:  (312) 861-2200

            If to the Company:

                  General Motors Acceptance Corporation
                  200 Renaissance Center
                  P.O. Box 200
                  Detroit, Michigan 48265-2000
                  Attention: General Counsel
                  Telecopy: (313) 665-6124

            11.8 Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

            11.9 Entire Agreement. This Agreement, the Confidentiality Agreements and the other Ancillary Agreements contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

            11.10 Brokerage. No Investor has retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated by this Agreement, except pursuant to arrangements for which Investor is solely responsible. Seller has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby, except pursuant to arrangements for which Seller is solely responsible. The Company has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby, except pursuant to arrangements for which the Company is solely responsible. Investor shall indemnify and hold Seller and the Company harmless for any breach of its representation in this Section 11.10; the Company shall indemnify and hold Seller and Investor harmless for any breach of its representation in this
Section 11.10; and Seller shall indemnify and hold Investor and the Company harmless for any breach of its representation in this Section 11.10.

            11.11 Disclosure on Schedules. The inclusion of information in any of such Schedules hereto shall not be construed as an admission that such information is material to the FinanceCo Companies. In addition, matters reflected in such Schedules are not necessarily limited to matters required by this Agreement to be reflected in such Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Prior to the Closing, Seller shall have the right to supplement, modify or update the Schedules hereto; provided, however, that any such supplements or updates shall be subject to Investor's rights not to consummate the Closing pursuant to Section 4.1(a). The Section numbers in the Schedules shall be deemed to make specific reference to the corresponding Section numbers in this Agreement. An item disclosed in any Schedule which is relevant to another section, subpart or subdivision of such Schedule or to another Schedule or to any Section of this Agreement, as applicable, shall be deemed disclosed in such other section, subpart or subdivision of such Schedule and to such other Schedule and with respect to all relevant Sections of this Agreement, as applicable, to the extent that (i) a person reading such item would reasonably conclude that such item is relevant to the other section, subpart or subdivision of such Schedule or to such other Schedule or to such Section of this Agreement, as applicable, or (ii) such item is cross-referenced in such other Schedule or in such section, subpart or subdivision.

            11.12 Severability. If any provision of this Agreement or any other agreement contemplated hereby or the application of any such provision to any Person or circumstance is held to be prohibited by, illegal, invalid or unenforceable in any respect under any present or future law for any reason, (a) such provision will be fully severable, (b) this Agreement or such other agreement contemplated hereby will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement or such other agreement contemplated hereby will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement, or such other agreement contemplated hereby a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law rules or principles of such State or any other jurisdiction that would cause the applications of the laws of any other jurisdiction other than the State of New York.

            11.14 Jurisdiction; Waiver of Jury Trial. Each Party agrees that any suit, action or proceeding against any Party hereto arising out of or relating to this Agreement or any transaction contemplated hereby shall only be brought in any federal or state court located in the city, county and State of New York, and each Party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth in Section 11.7 shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this
Section 11.14. EACH OF INVESTOR, THE COMPANY AND SELLER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO (A) THIS AGREEMENT, THE SCHEDULES, AND ANY CERTIFICATE OR OTHER DOCUMENT REQUIRED TO BE DELIVERED HEREBY OR (B) THE TRANSACTIONS CONTEMPLATED HEREBY. Each Party (a) certifies that no representative, agent or attorney of any Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the other agreement contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.14.

            11.15 Incorporation of Schedules. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

            11.16 No Recourse. No past, present or future director, officer, employee, shareholder, incorporator, member, partner, Affiliate, agent, attorney or representative, as such, of any Party (other than Seller as the sole shareholder of the Company) hereto shall have any liability with respect to this Agreement or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement.

            11.17 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 11.13 above), in addition to any other remedy to which they may be entitled, at law or in equity.

            11.18 Integration. The Parties agree that for all purposes, including any transfer, assignment, rescission, assumption or rejection of this Agreement under 11 U.S.C. Section 365 or any amendment or successor section thereof, or otherwise, this Agreement and Exhibit F (Employee Matters Agreement), Exhibit S (Synthetic Lease Assignment and Assumption Agreement), and the agreements memorializing the terms set forth in Exhibit Q (Residual

Liability Payout Agreement), Exhibit R (Supplier Early Payment Program Termination Agreement), Exhibit T (Termination and Release Agreement) and
Exhibit X (Vehicle Service Contract Premium and Claim Payment Agreement) hereto, constitute one indivisible and non-severable agreement dealing with and covering one legal and economic unit which must be transferred, assigned, rescinded, assumed or rejected (as applicable) as a whole with respect to all (and not less than all) of the obligations covered under this Agreement and the agreements referred to in such Exhibits.

                                    * * * * *

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

                                                GENERAL MOTORS CORPORATION

                                                By: /s/ Walter G. Borst

                                                Its: Treasurer

                                                GENERAL MOTORS ACCEPTANCE
                                                CORPORATION

                                                By: /s/ Sanjiv Khattri

                                                Its:Executive Vice President

                                                GM FINANCE CO. HOLDINGS INC.

                                                By: /s/ Kevin Nowlan

                                                Its: Vice President

                                                FIM HOLDINGS LLC

                                                By: /s/ Seth P. Plattus

                                                Its: Managing Director